                                                                    Exhibit 99.1

                                                               December 21, 1998





                                     ALL*AMERUS SAVINGS & RETIREMENT PLAN





                                             Amended and Restated

                                      Generally Effective January 1, 1998

                               TABLE OF CONTENTS



INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1


ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

          (1)         ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (2)         ACQUISITION LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (3)         ALLOCATED DIVIDENDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (4)         AMVESTORS ESOP PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (5)         AMVESTORS PENSION PARTICIPANT   . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (6)         ANNUAL ADDITION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (7)         ANNUITY STARTING DATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (8)         BASIC BEFORE-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (9)         BEFORE-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (10)        BENEFICIARY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (11)        BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (12)        BREAK IN SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (13)        CODE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (14)        COMMITTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (15)        COMPANY STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (16)        COMPANY STOCK FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (17)        COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (18)        COMPUTATION PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (19)        CORE NONELECTIVE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (20)        CORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (21)        DEFINED CONTRIBUTION PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (22)        DEFINED CONTRIBUTION PLAN FRACTION  . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (23)        DEFINED BENEFIT PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (24)        DEFINED BENEFIT PLAN FRACTION   . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (25)        DIRECT ROLLOVER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (26)        DISABLED or DISABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (27)        DISCRETIONARY ALLOCATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (28)        DISCRETIONARY CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (29)        DISTRIBUTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (30)        DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (31)        DIVERSIFICATION ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (32)        DIVERSIFICATION PORTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (33)        EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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
          (34)        ELECTIVE DEFERRAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          (35)        ELECTIVE TRANSFER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          (36)        ELIGIBLE EMPLOYEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          (37)        ELIGIBLE NONELECTIVE CONTRIBUTION
                      EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          (38)        ELIGIBLE RETIREMENT PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          (39)        ELIGIBLE ROLLOVER DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          (40)        EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          (41)        EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          (42)        EMPLOYING COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          (43)        EMPLOYING COMPANY ACQUISITION LOAN
                      CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (44)        EMPLOYING COMPANY MATCHING
                      CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (45)        EMPLOYMENT COMMENCEMENT DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (46)        ENTRY DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (47)        ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (48)        ESOP CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (49)        ESOP FEATURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (50)        ESOP FUND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (51)        ESOP STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          (52)        EXCESS AGGREGATE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          (53)        EXCESS CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          (54)        EXCESS CORE NONELECTIVE CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . .  15
          (55)        EXCESS DEFERRAL AMOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          (56)        FLEXIBLE BENEFIT CREDIT BEFORE-TAX CONTRIBUTION   . . . . . . . . . . . . . . . . . .  15
          (57)        GRANDFATHERED AMVESTORS EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          (58)        GRANDFATHERED AMVESTORS PERCENTAGE  . . . . . . . . . . . . . . . . . . . . . . . . .  16
          (59)        GRANDFATHERED AMVESTORS SUPPLEMENTAL
                      CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          (60)        HIGHLY COMPENSATED EMPLOYEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          (61)        HOUR OF SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          (62)        INTERIM BENEFIT SUPPLEMENT EMPLOYEE   . . . . . . . . . . . . . . . . . . . . . . . .  18
          (63)        NTERIM SUPPLEMENTAL CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . .  18
          (64)        INVESTMENT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          (65)        INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          (66)        INVESTMENT MANAGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          (67)        JOINT AND SURVIVOR ANNUITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          (68)        LEVERAGED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          (69)        LIMITATION YEAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          (70)        LOAN SUSPENSE ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          (71)        MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          (72)        MATERNITY OR PATERNITY ABSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





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
          (73)        MONEY PURCHASE PENSION COMPONENT  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (74)        MONEY PURCHASE PENSION PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (75)        NAMED FIDUCIARY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (76)        1998 AMENDMENT AND RESTATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (77)        NONELECTIVE CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (78)        NORMAL RETIREMENT AGE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (79)        PARTICIPANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (80)        PERIOD OF SEVERANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          (81)        PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          (82)        PLAN SPONSOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          (83)        PLAN YEAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          (84)        PREDECESSOR PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          (85)        PRE-RETIREMENT SURVIVOR ANNUITY   . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          (86)        PRIOR PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          (87)        PRIOR PLAN PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (88)        PROFIT-SHARING COMPONENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (89)        QNEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (90)        QUALIFIED ELECTION PERIOD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (91)        QUALIFIED MILITARY SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (92)        QUALIFIED PARTICIPANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (93)        QUALIFIED RETIREMENT PLAN LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          (94)        REEMPLOYMENT COMMENCEMENT DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          (95)        REGULAR EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          (96)        RETIRE or RETIREMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          (97)        ROLLOVER ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          (98)        ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          (99)        SECTION 415 COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          (100)       SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          (101)       SEVERANCE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          (102)       SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          (103)       SPOUSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          (104)       STOCK BONUS COMPONENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          (105)       SUPPLEMENTAL BEFORE-TAX CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . .  26
          (106)       SUPPLEMENTAL PERCENTAGE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          (107)       SUSPENSION PERIOD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          (108)       TERMINATION OF EMPLOYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          (109)       TRANSFERRED AMOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          (110)       TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          (111)       TRUST AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          (112)       TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          (113)       TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          (114)       UNALLOCATED DIVIDENDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          (115)       UNIT or UNIT VALUE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          (116)       VALUATION DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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
          (117)       YEAR OF ELIGIBILITY SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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
ARTICLE II
EFFECTIVE DATE, ELIGIBILITY, AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

          (1)         EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          (2)         ELIGIBILITY AND PARTICIPATION    . . . . . . . . . . . . . . . . . . . . . . . . . .   30


ARTICLE III
CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

          (1)         CONTRIBUTION ELECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          (2)         BEFORE-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          (3)         ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          (4)         MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          (5)         CORE NONELECTIVE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          (6)         INTERIM SUPPLEMENTAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  37
          (7)         GRANDFATHERED AMVESTORS SUPPLEMENTAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . .  37
          (8)         DISCRETIONARY CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          (9)         CONTRIBUTIONS BY EMPLOYING COMPANIES  . . . . . . . . . . . . . . . . . . . . . . . .  38
          (10)        LIMIT ON TOTAL EMPLOYING COMPANY CONTRIBUTIONS   . . . . . . . . . . . . . . . . . .   39
          (11)        PLAN TO PLAN TRANSFER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          (12)        NONDISCRIMINATION RULES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          (13)        LIMIT ON ELECTIVE DEFERRALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          (14)        MAXIMUM ADDITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          (15)        COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          (16)        HIGHLY COMPENSATED EMPLOYEE STATUS  . . . . . . . . . . . . . . . . . . . . . . . . .  46


ARTICLE IV
WITHDRAWALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

          (1)         HARDSHIP WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          (2)         WITHDRAWALS AFTER AGE 59  1/2   . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          (3)         PROCEDURE FOR WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          (4)         VALUATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          (5)         SPECIAL RULES FOR AMOUNTS ATTRIBUTABLE TO PREDECESSOR PLANS   . . . . . . . . . . . .  50





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
ARTICLE V
TRUST FUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

          (1)         CONTRIBUTIONS AND ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          (2)         TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53


ARTICLE VI
ESOP PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

          (1)         INVESTMENT OF ESOP CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          (2)         ACQUISITION LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          (3)         RELEASE OF COMPANY STOCK FROM LOAN
                      SUSPENSE ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          (4)         PUT OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
          (5)         DIVERSIFICATION RIGHTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          (6)         DIVIDENDS ON SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
          (7)         VALUATION OF COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          (8)         TENDER/VOTING OF COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          (9)         QUALIFICATION OF ESOP FEATURE   . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
          (10)        TERMINATION OF ESOP FEATURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67


ARTICLE VII
VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

          (1)         BEFORE-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS   . . . . . . . . . . . . . . . .  68
          (2)         MATCHING CONTRIBUTIONS AND NONELECTIVE CONTRIBUTIONS  . . . . . . . . . . . . . . . .  68
          (3)         FORFEITURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          (4)         RESTORATION OF FORFEITED AMOUNTS UPON REPAYMENT   . . . . . . . . . . . . . . . . . .  71
          (5)         EFFECTIVE DATE OF VESTING PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . .  72


ARTICLE VIII
PARTICIPANT ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

          (1)         RECORDS, ALLOCATIONS, AND INVESTMENTS    . . . . . . . . . . . . . . . . . . . . . .   73
          (2)         INVESTMENT ELECTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
          (3)         RESTRICTIONS ON TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          (4)         CONFIDENTIALITY REGARDING COMPANY STOCK   . . . . . . . . . . . . . . . . . . . . . .  78
          (5)         VALUATION OF ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

          (6)         BENEFICIARIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79


ARTICLE IX
ACCOUNT DISTRIBUTION:
TERMINATION; DEATH; TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

          (1)         ELIGIBILITY FOR DISTRIBUTION OF
                      ACCOUNT:  TERMINATION AND DEATH   . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          (2)         ELIGIBILITY FOR DISTRIBUTION OF ACCOUNT:
                      TRANSFERS OF EMPLOYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          (3)         PAYMENT OF PARTICIPANT ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          (4)         MEDIUM OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
          (5)         OTHER DISTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
          (6)         QUALIFIED DOMESTIC RELATIONS ORDERS   . . . . . . . . . . . . . . . . . . . . . . . .  84
          (7)         ADDITIONAL DISTRIBUTION RULES   . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          (8)         SPECIAL RULES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
          (9)         RECOVERY OF PAYMENTS MADE BY MISTAKE  . . . . . . . . . . . . . . . . . . . . . . . .  92
          (10)        SPECIAL RULES FOR CERTAIN DISTRIBUTION
                      APPLICATIONS SUBMITTED PRIOR TO THE
                      APPLICABLE EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
          (11)        COORDINATION BETWEEN PLANS AND WITH THE APPENDICES  . . . . . . . . . . . . . . . . .  93


ARTICLE X
LOANS TO PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

          (1)         AVAILABILITY OF LOANS TO PARTICIPANTS   . . . . . . . . . . . . . . . . . . . . . . .  95
          (2)         TERMS AND CONDITIONS OF LOANS TO PARTICIPANTS     . . . . . . . . . . . . . . . . . .  95
          (3)         SPECIAL RULES FOR PREDECESSOR PLAN PARTICIPANTS   . . . . . . . . . . . . . . . . . .  99
          (4)         PREEMPTION OF STATE USURY LAWS   . . . . . . . . . . . . . . . . . . . . . . . . . .  100
          (5)         SPECIAL RULE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100


ARTICLE XI
ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101

          (1)         COMMITTEE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
          (2)         PROCEDURES AND ADMINISTRATION    . . . . . . . . . . . . . . . . . . . . . . . . . .  101
          (3)         ALLOCATION OF RESPONSIBILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . .  101
          (4)         ADMINISTRATIVE POWERS AND DUTIES   . . . . . . . . . . . . . . . . . . . . . . . . .  102
          (5)         DELEGATION OF RESPONSIBILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . .  104
          (6)         COMPENSATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104

          (7)         PROVISION OF INFORMATION BY EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . .  104
          (8)         DOCUMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
          (9)         SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
          (10)        SCOPE OF AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
          (11)        INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105


ARTICLE XII
AMENDMENT, TERMINATION, MERGER,
AND CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106

          (1)         AMENDMENT OF PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
          (2)         TERMINATION OF PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
          (3)         MERGER, CONSOLIDATION, OR TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . .  107
          (4)         REPRESENTATIONS CONTRARY TO PLAN  . . . . . . . . . . . . . . . . . . . . . . . . .  108


ARTICLE XIII
CLAIMS PROCEDURE AND DISPUTED CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   109

          (1)         CLAIMS FOR BENEFITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
          (2)         REVIEW OF CLAIM DENIALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
          (3)         MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
          (4)         EXHAUSTION OF ADMINISTRATIVE REMEDIES   . . . . . . . . . . . . . . . . . . . . . .  111
          (5)         LIMITATION ON ACTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
          (6)         FEDERAL PREEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
          (7)         NO RIGHT TO JURY TRIAL; EVIDENCE:   . . . . . . . . . . . . . . . . . . . . . . . .  111
          (8)         SCOPE OF REVIEW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
          (9)         LIMITATION ON DAMAGES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
          (10)        PARTICIPANT PLAN DATA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
          (11)        ADVISORS NOT FIDUCIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112


ARTICLE XIV
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113

          (1)         TOP-HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
          (2)         PROHIBITION AGAINST ALIENATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  115
          (3)         RELATIONSHIP BETWEEN EMPLOYING
                      COMPANIES AND EMPLOYEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115
          (4)         PARTICIPANTS' BENEFITS LIMITED TO ASSETS  . . . . . . . . . . . . . . . . . . . . .  115
          (5)         TITLES AND HEADINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
          (6)         GENDER AND NUMBER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
          (7)         APPLICABLE LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116

          (8)         INABILITY TO LOCATE PAYEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
          (9)         INCOMPETENCE OF PAYEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
          (10)        DEALING WITH THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
          (11)        RETURN OF CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
          (12)        EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
          (13)        SEPARABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
          (14)        PARTICIPANTS' PROTECTED RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  118
          (15)        CODE SECTION 414(u)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
          (16)        OFFSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
          (17)        COMMITTEE AUTHORITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
          (18)        ACTIONS BY CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
          (19)        TREATMENT OF THE PLAN AND THE MONEY
                      PURCHASE PENSION PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
          (20)        APPENDICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
          (21)        MULTIPLE EMPLOYER PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120


ARTICLE XV
ADOPTION AND WITHDRAWAL FROM PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121

          (1)         PROCEDURE FOR ADOPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
          (2)         PROCEDURE FOR WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
          (3)         ADOPTION OF PLAN BY UNRELATED EMPLOYER  . . . . . . . . . . . . . . . . . . . . . .  121

ARTICLE XVI
SPECIAL EFFECTIVE DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123

          (1)         HIGHLY COMPENSATED EMPLOYEE STATUS AND
                      DEFINITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
          (2)         NONDISCRIMINATION TESTING   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
          (3)         COMPENSATION UNDER CODE SECTION 415   . . . . . . . . . . . . . . . . . . . . . . .  123
          (4)         CONTRIBUTIONS ON BEHALF OF DISABLED EMPLOYEES   . . . . . . . . . . . . . . . . . .  123
          (5)         LEASED EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
          (6)         CODE SECTION 414(u)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
          (7)         OFFSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
          (8)         DISTRIBUTIONS OF SMALL AMOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  124
          (9)         WITHDRAWAL RESTRICTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
          (10)        MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
          (11)        COMMITTEE AUTHORITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125
          (12)        EXPLANATION OF ELECTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125
          (13)        MERGER, CONSOLIDATION, OR TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . .  125
          (14)        ESOP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125

APPENDIX A
EMPLOYING COMPANIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127

APPENDIX B
CALCULATION OF SUPPLEMENTAL PERCENTAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128

APPENDIX C
CENTRAL LIFE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130

APPENDIX D
AMERICAN MUTUAL PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  131

APPENDIX E
IOWA REALTY PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133

APPENDIX F
FIRST REALTY PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  136

APPENDIX G
EMPLOYEES OF FIRST EDINA MORTGAGE, L.L.C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  139

APPENDIX H
EMPLOYEES OF AMERUS PROPERTIES AND
IOWA REALTY COMMERCIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  140

APPENDIX I
EMPLOYEES OF EDINA REALTY HOME SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  141

APPENDIX J
HOME REAL ESTATE OF OMAHA PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  142

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN


                                  INTRODUCTION


ALL*AMERUS SAVINGS & RETIREMENT PLAN AND ALL*AMERUS SAVINGS & RETIREMENT MONEY PURCHASE PENSION PLAN DURING 1998.

          With respect to the period from January 1, 1998 to December 31, 1998, this document contains two plans: the All*AmerUs Savings & Retirement Plan (the "Plan") and the All*AmerUs Savings & Retirement Money Purchase Pension Plan (the "Money Purchase Pension Plan"). The Money Purchase Pension Plan shall consist of the Money Purchase Pension Component (which is described in a subsequent section of this Introduction). The Plan shall consist of all components contained in this document that are not part of the Money Purchase Pension Component.

          With respect to the period from January 1, 1998 to December 31, 1998, the term "Plan" is used to refer both to the All*AmerUs Savings & Retirement Plan and to the All*AmerUs Savings & Retirement Money Purchase Pension Plan except to the extent that the context indicates otherwise (such as where the document is distinguishing between the two plans; see, for example, the first paragraph of this Introduction). For example, references in Article II to the "Plan" in the context of determining eligibility to participate apply to both plans.

MERGER OF PLANS

          Effective January 1, 1999, the following plans (referred to herein as the "Prior Plans") are hereby merged into the Plan: the Money Purchase Pension Plan, the AmVestors Financial Corporation Money Purchase Pension Plan, and the AmVestors Financial Corporation Employees' Stock Ownership Plan. Accordingly, as of January 1, 1999, the terms of this Plan document shall apply with respect to all assets and liabilities in existence with respect to the Prior Plans immediately before such date. Under such terms, the Money Purchase Pension Plan shall become a component of the Plan (i.e., the Money Purchase Pension Component), but such component shall cease to be a separate plan and Article XIV(19) shall cease to apply. Correspondingly, except as otherwise provided in this Plan document, as of January 1, 1999, the terms of the Prior Plans, as in effect immediately before such date, shall cease to apply with respect to such assets and liabilities.

          The terms of this Plan document shall be construed in accordance with the merger of the Prior Plans into this Plan document. This means that this Plan document shall be construed to comply with all legal requirements applicable to such a merger, such as Code Section 414(l), as reflected in Article XII(3). This Plan document shall also be construed to comply with all legal requirements applicable to a merged plan.

          In addition to satisfying applicable legal requirements, it is also intended more broadly that this Plan document shall be treated as a continuation of the Prior Plans. See, for example, Article I(10) regarding Beneficiary designations. On the other hand, this continuation concept does not apply to preserve the terms of the Prior Plans except to the extent specifically provided for in this Plan document.

SUMMARY OF THE PLAN

          The Plan is amended and restated herein, effective as of January 1, 1998 except as otherwise provided herein. As noted, the merger of the Prior Plans into the Plan is effective as of January 1, 1999. Correspondingly, the ESOP Feature, which is based on the AmVestors Financial Corporation Employees' Stock Ownership Plan, is effective as of January 1, 1999.

          This Plan document also contains certain amendments to the Plan (and predecessors of the Plan) with respect to periods of time prior to January 1, 1998. In addition, the Plan document contains similar amendments to the Prior Plans (and predecessors of the Prior Plans) with respect to periods of time prior to the January 1, 1999 merger. See Article XVI.

          Set forth below is a very brief summary of the Plan as in effect as of January 1, 1999. This summary should not be relied on since it is quite general (and thus imprecise) and omits numerous important details and refinements. The summary is intended solely to provide an overview and orientation with respect to the provisions of the Plan.

          STRUCTURE OF THE PLAN

          CONTRIBUTIONS. Very generally, the Plan is structured in the following manner. Eligible Employees are entitled to elect to have Before-Tax Contributions made on their behalf up to limits specified in Article III. The Employing Companies provide a Matching Contribution that is equal to 125% of an Eligible Employee's Basic Before-Tax Contributions.

          In addition, the Employing Companies provide a Core Nonelective Contribution on behalf of each Eligible Nonelective Contribution Employee that is generally equal to 4% of the Eligible Nonelective Contribution Employee's Compensation (but may, under certain circumstances set forth in this document, be a greater amount). Pursuant to Article III(5) and Article VI(3), this Core Nonelective Contribution is provided in two ways. First, the Employing Companies make contributions that are used to repay an Acquisition Loan. These repayments cause Company Stock to be released from the Loan Suspense Account. This released Company

Stock is used to provide at least part of the Core Nonelective Contribution.
To the extent that the Company Stock released from the Loan Suspense Account is insufficient to provide the full Core Nonelective Contribution, the Employing Companies make additional contributions.

         The Employing Companies also provide two types of supplemental Nonelective Contributions: Interim Supplemental Contributions and Grandfathered AmVestors Supplemental Contributions. Interim Supplemental Contributions are provided on behalf of Eligible Nonelective Contribution Employees who were, as of December 31, 1995, active participants in a defined benefit plan described in Appendix B. Grandfathered AmVestors Supplemental Contributions are provided on behalf of Eligible Nonelective Contribution Employees who were Employees of AmVestors Financial Corporation on January 1, 1999.

         Each Employing Company may, in its sole and absolute discretion, also make a Discretionary Contribution on behalf of its Eligible Nonelective Contribution Employees. Any such Discretionary Contribution would be allocated among the Employing Company's Eligible Nonelective Contribution Employees in proportion to their Compensation.

          INVESTMENT. Under Article VIII, Eligible Employees are entitled to elect how all contributions (other than contributions that are attributable to repayments of an Acquisition Loan) are invested by choosing among a menu of Investment Funds, including a Company Stock Fund that is generally invested in Company Stock. An Eligible Employee's right to direct investments is, however, subject to a rule generally limiting investment in Company Stock to 50% of the value of the Eligible Employee's Account.

         Generally, all contributions that are attributable to repayments of an Acquisition Loan are required to be invested in the ESOP Fund (which is generally invested in Company Stock), subject to one exception. The exception is the "diversification" provision in Article VI(5).

         As noted, the Company Stock Fund and the ESOP Fund are both generally invested in Company Stock. One reason for the existence of two separate funds is to reflect the fact that there are two sets of investment rules governing amounts held in Company Stock. Amounts invested in Company Stock attributable to repayments of an Acquisition Loan (i.e., the ESOP Fund) are generally required to remain invested in Company Stock. On the other hand, all other amounts invested in Company Stock (i.e., the Company Stock Fund) may be invested in other Investment Funds pursuant to the Participant's directions.

          COMPONENTS OF THE PLAN

          The Plan includes three components: (1) the Profit- Sharing Component, which is a profit-sharing plan under Code Section 401(a) that includes a qualified cash or deferred arrangement as defined in Code Section 401(k); (2) the Stock Bonus Component, which is both a stock bonus plan and an employee stock ownership plan intended to qualify under Code Sections 401(a) and 4975(e)(7) and is designed to invest primarily in Company Stock; and (3) the Money Purchase Pension Component, which is a money purchase pension plan intended to qualify under Code Section 401(a).

         MONEY PURCHASE PENSION COMPONENT. Except for amounts attributable to repayments of an Acquisition Loan, all amounts attributable to Core Nonelective Contributions, Interim Supplemental Contributions, and Grandfathered AmVestors Supplemental Contributions are part of the Money Purchase Pension Component.

         STOCK BONUS COMPONENT AND THE ESOP FEATURE. The Stock Bonus Component and the ESOP Feature each consist of all amounts that are invested in the ESOP Fund.

         PROFIT-SHARING COMPONENT. The Profit-Sharing Component consists of all amounts that are not part of the Money Purchase Pension Component or the Stock Bonus Component.

          The AmVestors Financial Corporation Employees' Stock Ownership Plan is merged into the Stock Bonus Component and the ESOP Feature and shall be treated as part of the ESOP Fund, subject to the provisions of the Plan applicable to the ESOP Fund. The other Prior Plans are merged into the Money Purchase Pension Component.

         Whether a contribution is in the Profit-Sharing Component, the Stock Bonus Component, or the Money Purchase Pension Component, and whether a contribution is part of the ESOP Feature, have certain significances set forth in this document.

MERGER CONTINGENCY

         Notwithstanding anything herein to the contrary, if, pursuant to
Article XVI(10), the Money Purchase Pension Plan is not merged into the Plan as of January 1, 1999, this Introduction and this document shall be deemed to be revised accordingly. For example, in that case, this document shall continue to contain two plans as of January 1, 1999 (the Plan and the Money Purchase Pension Plan) and Article XIV(19) shall continue to apply.

QUALIFICATION

          The Plan is intended to qualify under Code Section 401(a) and to comply with the provisions of ERISA, the Code, and all other applicable federal laws and regulations; in addition, the cash or deferred arrangements referred to above are intended to qualify under Code Section 401(k). For purposes of qualification under the Code, the Profit-Sharing Component is intended to be a profit-sharing plan, as that term is used under the Code. However, no contribution under this Plan shall be conditioned on the existence of profits of the Corporation, any Employing Company, the Employer, or any other entity or group of entities. The provisions of the Plan shall be construed to effectuate the foregoing intentions.

                                   ARTICLE I
                                  DEFINITIONS


          The following words and phrases, when used in this document with an initial capital letter, shall have the following meanings, unless the context clearly indicates otherwise.


(1)       ACCOUNT:

          The individual interest of a Participant in the Trust Fund as determined as of each Valuation Date.

(2)       ACQUISITION LOAN:

          A loan or other extension of credit, described in Code Section 4975(d)(3), used to finance the purchase of Company Stock by the Trustee.

(3)       ALLOCATED DIVIDENDS:

          Cash dividends on Company Stock that is held in the ESOP Fund and that is allocated to Participants' Accounts.

(4)       AMVESTORS ESOP PARTICIPANT:

          An individual who would be a Prior Plan Participant if Section (87) were revised so that "the AmVestors Financial Corporation Employees' Stock Ownership Plan" were substituted for "a Prior Plan" each place it appears.

(5)       AMVESTORS PENSION PARTICIPANT:

          An individual who would be a Prior Plan Participant if Section (87) were revised so that "the AmVestors Financial Corporation Money Purchase Pension Plan" were substituted for "a Prior Plan" each place it appears.

(6)       ANNUAL ADDITION:

          Annual addition as defined in Code Section 415(c)(2). In the event that a contribution is allocated to a Participant's Account because of an erroneous failure to allocate in a prior Plan Year, such contribution shall be part of the Participant's Annual Addition for the Plan Year to which it relates, and not for the Plan Year in which it is contributed or allocated.

(7)       ANNUITY STARTING DATE:

          The first day of the first period for which an amount is paid as an annuity or any other form.

(8)       BASIC BEFORE-TAX CONTRIBUTIONS:

          Before-Tax Contributions elected by a Participant pursuant to Article III(2)(a).

(9)       BEFORE-TAX CONTRIBUTIONS:

          Before-tax contributions made under a "cash or deferred arrangement" by the Employing Companies on a Participant's behalf pursuant to an election by the Participant under which he agrees to have his Compensation reduced by a specified percentage and the Employing Companies agree to contribute an amount equal to such reduction to the Plan as Before-Tax Contributions. All Before-Tax Contributions shall be identified and separately accounted for either as Basic Before-Tax Contributions or as Supplemental Before-Tax Contributions. Before-Tax Contributions are intended to constitute employer contributions made on an elective basis under a qualified cash or deferred arrangement within the meaning of Code Section 401(k)(2).

(10)      BENEFICIARY:

          The person or persons designated by the Participant to receive any payment from the Trust Fund after the death of a Participant. In the case of a Participant to whom Article IX(8) applies, a designation of a beneficiary other than the Participant's Spouse (or a change to a beneficiary other than the Participant's Spouse) will not be valid except to the extent permitted under Article IX(8). Such person or persons shall be designated in a manner prescribed for this purpose by the Committee and may be changed from time to time in a manner prescribed for this purpose by the Committee. Any designation or change in designation shall be effective only upon receipt by the Committee of such designation or change in designation, provided that any designation or change in designation shall not be valid if it is received by the Committee after the death of the Participant. In the absence of a valid designation, the Beneficiary shall be (a) the Participant's Spouse or (b) if there is no Spouse surviving the Participant, the Participant's estate.

          With respect to a Prior Plan Participant who does not become an Eligible Employee hereunder, if a designation of a beneficiary other than the Participant's Spouse (or a change to a beneficiary other than the Participant's Spouse) was in effect and valid as of December 31, 1998 under a Prior Plan, such designation shall, with respect to that portion of his Account attributable to the Prior Plan, be treated as in effect and valid under this Plan as of January 1, 1999, subject to change in the manner set forth in the preceding paragraph of this Section (10). With respect to any other Prior Plan Participant, the determination of his Beneficiary shall be made under the otherwise applicable terms of this Plan.

(11)      BOARD OF DIRECTORS:

          The Board of Directors of the Corporation, or any delegate of such Board.

(12)      BREAK IN SERVICE:

          With respect to any individual, any Computation Period for which the individual is not credited with more than 500 Hours of Service.

(13)      CODE:

          The Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder. A reference to any Section of the Code shall also be deemed to refer to any applicable successor statutory provision.

(14)      COMMITTEE:

          The AmerUs Benefit and Pension Committee.

(15)      COMPANY STOCK:

          The class A common stock of AmerUs Life Holdings, Inc. (or any successor entity).

(16)      COMPANY STOCK FUND:

          The portion of the Trust Fund that is designated by the Committee as the Company Stock Fund and that is (a) invested in Company Stock, or
          (b) treated as part of the Company Stock Fund by the Committee.

(17)      COMPENSATION:

          Compensation within the meaning of Treasury Regulation Section 1.415-2(d)(11)(i) (or any applicable successor provision) received by an Employee as an Employee, determined separately for each payroll period; provided that such compensation shall be increased by any elective contributions made by the Employer and not includible in gross income under Code Section 125 or Code Section 402(e)(3); provided further that Compensation shall not include sign-on bonuses, long-term incentives, moving expenses, severance payments, flexible benefit credits taken in cash, car allowances, fitness reimbursements, and exam awards. No amount paid to any individual shall be considered Compensation unless paid during a period when such individual is an Eligible Employee. Notwithstanding the preceding provisions of this Section (17), for Plan Years beginning after December 31, 1988, the total Compensation for any Plan Year shall not include any amount over $200,000, or effective January 1, 1994, $150,000 (both figures adjusted in accordance with Code Sections 401(a)(17) and 415(d)).

(18)      COMPUTATION PERIOD:

          With respect to any individual, each twelve-month period with respect to which the individual's Hours of Service are computed for purposes of Section (117).

(19)      CORE NONELECTIVE CONTRIBUTIONS:

          Allocations made pursuant to Article III(5).

(20)      CORPORATION:

          AmerUs Life Holdings, Inc. (or any successor entity).

(21)      DEFINED CONTRIBUTION PLAN:

          Defined contribution plan as defined in Code Section 415(k).

(22)      DEFINED CONTRIBUTION PLAN FRACTION:

          Defined contribution plan fraction as defined in Code Section 415(e).

(23)      DEFINED BENEFIT PLAN:

          Defined benefit plan as defined in Code Section 415(k).

(24)      DEFINED BENEFIT PLAN FRACTION:

          Defined benefit plan fraction as defined in Code Section 415(e).

(25)      DIRECT ROLLOVER:

          A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(26)      DISABLED or DISABILITY:

          Any physical or mental condition that renders an Eligible Employee incapable of performing the work for which he was employed or similar work, as certified in writing by a doctor of medicine and as approved by the Committee.

(27)      DISCRETIONARY ALLOCATIONS:

          Allocations made pursuant to Article III(8).

(28)      DISCRETIONARY CONTRIBUTIONS:

          Contributions made pursuant to Article III(8).

(29)      DISTRIBUTEE:

          This term includes an Employee or former Employee with respect to an Eligible Rollover Distribution. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with respect to the interest of the spouse or former spouse in an Eligible Rollover Distribution.

(30)      DISTRIBUTION:

          Any payment by the Plan to or on behalf of a Participant or Beneficiary, including a withdrawal by such Participant or Beneficiary.

(31)      DIVERSIFICATION ACCOUNT:

          The portion of a Participant's Account that is attributable to ESOP Contributions and that is invested in the ESOP Fund.

(32)      DIVERSIFICATION PORTION:

          With respect to any Participant, the excess (if any) of (a) the sum of (i) 25% of the number of Shares that have been allocated to his Diversification Account at any time on or before the date as of which the Diversification Portion is being determined, and (ii) 25% of the number of shares of Company Stock (as defined in the AmVestors Financial Corporation Employees' Stock Ownership Plan, as in effect as of December 31, 1998) that have been allocated to his Stock Account (as defined in the AmVestors Financial Corporation Employees' Stock Ownership Plan, as in effect as of December 31, 1998) at any time or before the date as of which the Diversification Portion is being derermined, over (b) the sum of (i) the number of such Shares with respect to which an election has previously been made by the Participant under
          Article VI(5), and (ii) the number of shares of Company Stock (as defined in the AmVestors Financial Corporation Employees' Stock Ownership Plan, as in effect as of December 31, 1998) with respect to which a diversification election was previously made by the Participant under Article 10 (or a predecessor provision) of the AmVestors Financial Corporation Employees' Stock Ownership Plan. In interpreting and applying the preceding sentence, the Committee shall
          (d) adjust the number of shares of Company Stock described in Section
          (32)(a)(ii) and Section (32)(b)(ii) to the extent appropriate to take into account any period when the stock so described was not stock of the Corporation; (e) adjust the number of Shares described in Section
          (32)(a)(i) to prevent any shares taken into account under Section
          (32)(a)(ii) from being taken into account again as Shares under Section (32)(a)(i); and (f) apply all of the foregoing provisions in accordance with Code Section 401(a)(28). During the 90-day period immediately following the close of the last Plan Year in the Qualified Election Period, the second preceding sentence shall be applied by substituting "50%" for "25%". For purposes of this Section (32), any number of Shares shall be rounded to the nearest whole integer.

(33)      EFFECTIVE DATE:

          January 1, 1998.

(34)      ELECTIVE DEFERRAL:

          Elective deferral as defined in Code Section 402(g)(3).

(35)      ELECTIVE TRANSFER:

          Elective transfer described in Treasury Regulation Section 1.411(d)-4 Q/A-3(b) (or any applicable successor provision).

(36)      ELIGIBLE EMPLOYEE:

          Any Employee who is eligible to participate under Article II(2).

(37)      ELIGIBLE NONELECTIVE CONTRIBUTION EMPLOYEE:

          With respect to a Plan Year, an individual who:

          (a) Is (i) an Eligible Employee on the last day of the Plan Year, and (ii) is credited with at least 1,000 Hours of Service for the Plan Year, or

          (b) (i) died, became Disabled, or Retired during the Plan Year, and (ii) was an Eligible Employee immediately before his death, his becoming Disabled, or his Retirement.

(38)      ELIGIBLE RETIREMENT PLAN:

          Eligible retirement plan as defined in Code Section 401(a)(31)(D).

(39)      ELIGIBLE ROLLOVER DISTRIBUTION:

          Eligible rollover distribution as defined in Code Section
          401(a)(31)(C).

(40)      EMPLOYEE:

          An employee of an Employing Company, provided that the following individuals shall not be Employees:

          (a) any employee of an Employing Company the terms of whose employment are subject to a collective bargaining agreement between one or more Employing Companies and a collective bargaining agent, unless the collective bargaining agreement specifically provides for participation in this Plan,

          (b) any employee of an Employing Company who is neither a resident nor a citizen of the United States, and

          (c)         any leased employee (as defined in Code Section 414(n)).

          Notwithstanding any provision of the Plan to the contrary, the term "Employee" shall not include for any purpose of the Plan any individual except to the extent that such individual is contemporaneously designated on the Employing Company's records (or on the records of the Employer on behalf of the Employing Company) as an employee for all purposes including, without limitation, all purposes under Subtitle C of the Code. Thus, for example, an individual who for a Plan Year is not contemporaneously designated on the Employing Company's records (or on the records of the Employer on behalf of the Employing Company) as an employee for all purposes under Subtitle C of the Code shall not be an Employee for any part of such Plan Year by reason of the fact that at a later time the individual is retroactively treated as an employee of an Employing Company for such Plan Year for purposes of Subtitle C of the Code.
          As another example, an individual shall not be an Employee if such individual (i) is contemporaneously designated on the Employing Company's records (or on the records of the Employer on behalf of the Employing Company) as an independent contractor or a leased employee (within the meaning of Code Section

          414(n)), or (ii) is not contemporaneously designated as on the regular payroll of an Employing Company. The preceding three sentences of this Section (40) shall apply to an individual without regard to whether an Employing Company provides remuneration to such individual and without regard to the manner in which an Employing Company calculates or provides any such remuneration.

(41)      EMPLOYER:

          All Employing Companies and all employers required to be aggregated with any Employing Company under Sections 414(b), (c), (m), or (o) of the Code, provided that for purposes of Article III(14), the modifications prescribed by Code Section 415(h) shall apply. Notwithstanding the foregoing, if an Employing Company ("first Employing Company") is not required to be aggregated with another Employing Company ("second Employing Company") under Sections 414(b),
          (c), (m), or (o) of the Code, the first Employing Company and all employers required to be aggregated with the first Employing Company under Sections 414(b), (c), (m), or (o) of the Code, shall, to the extent required by law or to the extent the context clearly requires, be treated as a separate Employer from the second Employing Company and all employers required to be aggregated with the second Employing Company under Sections 414(b), (c), (m), or (o) of the Code. See
          Article XIV(21).

          Subject to the second sentence of the preceding paragraph, the term "Employer" shall be used throughout this Plan to refer to the respective Employer entities or to the collective group of Employer entities or another similar meaning, as determined by the context in which the term is used. The principle that shall guide the interpretation of the use of the term "Employer" in this Plan is set forth in Article XIV(21).


(42)      EMPLOYING COMPANY:

          (a)         The Corporation;

          (b) A member (or functional unit of a member) of a controlled group of corporations, within the meaning of Code Section 414(b), of which the Corporation is a member;

          (c) An entity (or functional unit of an entity) under common control, within the meaning of Code Section 414(c), with the Corporation; and

          (d)         Any other entity (or functional unit of an entity).

          Notwithstanding the foregoing, an entity shall be an Employing Company only to the extent that such entity has adopted the Plan in accordance with Article XV and has not terminated such adoption thereunder. The entities that are Employing Companies as of January 1, 1998 (or such other date specified in Appendix A) are set forth in Appendix A, provided that the terms of Article XV, rather than Appendix A, shall be controlling with respect to the determination of whether any entity is an Employing Company.

          Except to the extent that the context indicates otherwise, references to acts by an Employing Company shall be deemed to include acts by the Corporation on behalf of the Employing Company.

(43)      EMPLOYING COMPANY ACQUISITION LOAN CONTRIBUTIONS:

          Contributions by the Employing Companies that are made to enable the Trustee to repay in whole or in part an Acquisition Loan.

(44)      EMPLOYING COMPANY MATCHING CONTRIBUTIONS:

          Contributions made by the Employing Companies to provide Matching Contributions either directly or indirectly (as set forth in Article VI(3)).

(45)      EMPLOYMENT COMMENCEMENT DATE:

          The date on which an employee first performs an Hour of Service.

(46)      ENTRY DATE:

          The first day of each calendar month.

(47)      ERISA:

          The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder. A reference to any Section of ERISA shall also be deemed to refer to any applicable successor statutory provision.

(48)      ESOP CONTRIBUTIONS:

          Employing Company Acquisition Loan Contributions.

(49)      ESOP FEATURE:

          That portion of the Plan consisting of an employee stock ownership plan as defined in Code Section 4975(e)(7). The ESOP Feature consists of amounts that are invested in the ESOP Fund.

(50)      ESOP FUND:

          The portion of the Trust Fund that is designated by the Committee as the ESOP Fund and that is (a) invested in Company Stock or (b) treated as part of the ESOP Fund by the Committee.

(51)      ESOP STOCK:

          Company Stock held in the ESOP Fund.

(52)      EXCESS AGGREGATE CONTRIBUTIONS:

          Excess aggregate contributions as defined in Code Section 401(m)(6).

(53)      EXCESS CONTRIBUTIONS:

          Excess contributions as defined in Code Section 401(k)(8).

(54)      EXCESS CORE NONELECTIVE CONTRIBUTION:

          The excess (if any) of (a) the value of the Core Nonelective Contribution allocated on behalf of an Eligible Nonelective Contribution Employee for a Plan Year, determined in the manner set forth in this Section (54), over (b) 4% of the Eligible Nonelective Contribution Employee's Compensation for the Plan Year. Solely for purposes of this Section (54), the value of the Core Nonelective Contribution allocated on behalf of an Eligible Nonelective Contribution Employee for a Plan Year shall be the value that the Core Nonelective Contribution actually allocated on behalf of the Eligible Nonelective Contribution Employee for the Plan Year would have had if (c) the value of each Share on the date the Core Nonelective Contribution is allocated were equal to the value described in the succeeding sentence, and (d) Allocated Dividends were not used in the manner described in Article VI(6)(a)(ii)(B). The value described in this sentence is the lowest value of a Share during the twelve-month period ending on the date the Core Nonelective Contribution is allocated.

(55)      EXCESS DEFERRAL AMOUNT:

          With respect to a Participant, the lesser of (a) the amount by which a Participant's Elective Deferrals exceed the limit in effect under Code Section 402(g) for a calendar year, or (b) the amount of the Participant's Before-Tax Contributions for the calendar year.

(56)      FLEXIBLE BENEFIT CREDIT BEFORE-TAX CONTRIBUTION:

          Before-Tax Contributions made pursuant to an election by a Participant under which he agrees to have the portion of his Compensation attributable to flexible benefit creditss reduced and the applicable Employing Company agrees to contribute an amount equal to such reduction to the Plan as Before-Tax Contributions. The definition of flexible benefit credits in the All*AmerUs Flexible Benefit Plan is incorporated herein by reference.

(57)      GRANDFATHERED AMVESTORS EMPLOYEE:

          An Eligible Nonelective Contribution Employee who was an Employee of AmVestors Financial Corporation on January 1, 1999.

(58)      GRANDFATHERED AMVESTORS PERCENTAGE:

          With respect to a Grandfathered AmVestors Employee in a Plan Year, the compensation percentage that would have applied to the Grandfathered AmVestors Employee in that Plan Year under Section 5.1(a) of the AmVestors Financial Corporation Money Purchase Pension Plan if the AmVestors Financial Corporation Money Purchase Pension Plan had continued in effect under the same terms that were in effect as of December 31, 1998. Thus, for example, if a Grandfathered AmVestors Employee would not have been an Eligible Participant (as defined in the AmVestors Financial Corporation Money Purchase Pension Plan, as in effect as of December 31, 1998) under such plan with respect to a Plan Year, the Grandfathered AmVestors Percentage for such Grandfathered AmVestors Employee for such Plan Year is zero.

(59)      GRANDFATHERED AMVESTORS SUPPLEMENTAL CONTRIBUTIONS:

          Allocations made pursuant to Article III(7).

(60)      HIGHLY COMPENSATED EMPLOYEE:

          A highly compensated employee as defined in Code Section 414(q). The Corporation is authorized to make any elections permitted under Code Section

          414(q), and to modify any election previously made. Except to the extent prohibited by law, the election made with respect to any Plan Year need not be made with respect to any subsequent Plan Year. An election may be made by any written document evidencing the Corporation's intent to make such election and, with respect to a Plan Year, may be made at any time at which it is being determined whether the Plan satisfies the requirements of Code Sections 401(a)(4), 401(k)(3), 401(m)(2), or 410(b) or any other applicable requirements that require the identification of Highly Compensated Employees.

(61)      HOUR OF SERVICE:

          (a) Each hour for which an employee is directly or indirectly paid or entitled to payment by the Employer: (i) for the performance of duties; (ii) on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (iii) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding clauses.

          (b) Notwithstanding anything to the contrary in the foregoing: (i) not more than 501 Hours of Service shall be credited to an employee under subsection (a)(ii) or
                      (a)(iii) on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single Plan Year); (ii) an hour for which an employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to such employee if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable workers' compensation, disability insurance, or unemployment compensation law; and (iii) Hours of Service shall not be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.

          (c) The rules set forth in sections 2530.200b-2(b) and (c) of the Department of Labor Regulations with respect to determining Hours of Service for reasons other than the performance of duties and for crediting Hours of Service to computation periods are incorporated herein by reference.

          (d) Solely for purposes of determining whether a Break in Service has occurred, if an individual is absent from work by reason of such individual's pregnancy, the birth of such individual's child, or the placement of a child with such individual in connection with adoption by such individual, or if an individual is absent from work for purposes of caring for such a child for a period immediately following such birth or placement, such individual shall be credited with certain Hours of Service under the following rules. Credit shall be given under this subsection (d) for the number of Hours of Service which otherwise would normally have been credited to such individual but for such absence (or, if the Committee cannot make this determination, eight Hours of Service per working day of absence), up to a total of 501 Hours of Service. Such Hours of Service shall be credited only to the Computation Period in which the absence from work begins if such credit would prevent the individual from incurring a Break in Service in that Computation Period or, in any other case, to the immediately following Computation Period. Notwithstanding the foregoing, however, credit shall not be given under this subsection
                      (d) unless the individual furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence is for the permitted reasons and to establish the length of such absence. The provisions of this subsection (d) shall not be construed to limit the number of Hours of Service which otherwise would be credited to an individual under the other provisions of this Section (61), provided that there shall be no duplication of credit.

          (e)         Notwithstanding anything to the contrary in this Section
                      (61), an individual shall be credited with Hours of Service to the extent required by applicable law.

          (f) For purposes of this Section, Hours of Service will be credited for employment with a previous employer of an Employee but only to the extent and for such purposes as are expressly provided herein or in a document executed by the Corporation. With respect to the provision of such credit, any such document is incorporated herein by reference.

(62)      INTERIM BENEFIT SUPPLEMENT EMPLOYEE:

          An Eligible Nonelective Contribution Employee who was, as of December 31, 1995, an active participant in a defined benefit plan described in Appendix B.

(63)      INTERIM SUPPLEMENTAL CONTRIBUTIONS:

          Allocations made pursuant to Article III(6).

(64)      INVESTMENT CONTRIBUTIONS:

          Matching, Nonelective, Before-Tax, and Rollover Contributions, QNECs, and Transferred Amounts made on behalf of a Participant.

(65)      INVESTMENT FUNDS:

          The separate funds, other than amounts held in retirement accounts described in Article VIII(2)(c)(ii)(B), in which assets of the Trust may be invested under the applicable provisions of this Plan, including Article VIII.

(66)      INVESTMENT MANAGER:

          Investment manager as defined in Section 3(38) of ERISA.

(67)      JOINT AND SURVIVOR ANNUITY:

          An annuity under which joint and survivor benefits are paid to the Participant for his life, and, following the Participant's death, are paid to the Participant's Spouse during the Spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits are payable to the Participant, provided that with respect to a Participant who is not married on the Annuity Starting Date, the Joint and Survivor Annuity is a single life annuity payable to the Participant.

(68)      LEVERAGED SHARES:

          Shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan pursuant to Article VI(2).

(69)      LIMITATION YEAR:

          The Plan Year.

(70)      LOAN SUSPENSE ACCOUNT:

          The account under which Leveraged Shares are held until released for allocation pursuant to Article VI(3).

(71)      MATCHING CONTRIBUTIONS:

          Allocations pursuant to Article III(4).

(72)      MATERNITY OR PATERNITY ABSENCE:

          Any period up to two years that begins after December 31, 1984, in which an employee of the Employer is absent from work by reason of such employee's pregnancy, the birth of such employee's child, or the placement of a child with such employee in connection with adoption by such employee, or for purposes of caring for such a child for a period immediately following such birth or placement. An absence shall not be treated as a Maternity or Paternity Absence unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence is for the permitted reasons and the length of such absence.

(73)      MONEY PURCHASE PENSION COMPONENT:

          The component of the Plan consisting of a money purchase pension plan. The Money Purchase Pension Component consists of all Nonelective Contributions that are made with respect to a period on or after January 1, 1998, other than (a) Discretionary Allocations and (b) that portion of the Nonelective Contributions attributable to Employing Company Acquisition Loan Contributions; provided that, with respect to the period from January 1, 1998 to December 31, 1998, the Money Purchase Pension Component shall also not include Nonelective Contributions provided on behalf of Eligible Nonelective Contribution Employees described in Section (37)(b).

(74)      MONEY PURCHASE PENSION PLAN:

          The All*AmerUs Savings & Retirement Money Purchase Pension Plan.

(75)      NAMED FIDUCIARY:

          Named fiduciary as defined in Section 402(a)(2) of ERISA.

(76)      1998 AMENDMENT AND RESTATEMENT:

          This amendment and restatement of the Plan, as executed in 1998.

(77)      NONELECTIVE CONTRIBUTIONS:

          Allocations pursuant to Sections (5), (6), (7), and (8) of Article
          III.

(78)      NORMAL RETIREMENT AGE:

          With respect to a Participant, the later of (a) the date the Participant attains age 65, or (b) the fifth anniversary of the date the Participant commenced participation in the Plan (determined in accordance with Code Section 411(a)(8)).

(79)      PARTICIPANT:

          An Employee (or employee or former employee of the Employer or a predecessor employer)) (a) with respect to whom an amount has been credited to his Account, and (b) who continues to have rights or contingent rights to benefits under this Plan.

(80)      PERIOD OF SEVERANCE:

          A period of time commencing with an employee's Severance Date and ending with the date on which he is next credited with an Hour of Service; provided, however, that a Period of Severance shall not include (a) any period explicitly included in the definition of Service, or (b) any period that is a Maternity or Paternity Absence.

(81)      PLAN:

          The All*AmerUs Savings & Retirement Plan, the terms of which are herein set forth. With respect to the period from January 1, 1998 to December 31, 1998, the term "Plan" shall also refer to the All*AmerUs Savings & Retirement Money Purchase Pension Plan in accordance with, and to the extent provided in, the Introduction to this document and
          Article XIV(19). Accordingly, with respect to the period from January 1, 1998 to December 31, 1998, all provisions contained in this document (a) shall apply to the All*AmerUs Savings & Retirement Plan except to the extent that a provision is expressly limited to the All*AmerUs Savings & Retirement Money Purchase Pension Plan or the context indicates otherwise, and (b) shall apply to the All*AmerUs Savings & Retirement Money Purchase Pension Plan except to the extent that a provision is expressly limited to the All*AmerUs Savings & Retirement Plan or the context indicates otherwise.

(82)      PLAN SPONSOR:

          The Corporation.

(83)      PLAN YEAR:

          The twelve-month period beginning each January 1 and ending on the next following December 31.

(84)      PREDECESSOR PLAN:

          A plan that has been merged, consolidated, or transferred into this Plan, in whole or in part.

(85)      PRE-RETIREMENT SURVIVOR ANNUITY:

          An annuity for the life of the Participant's Spouse.

(86)      PRIOR PLAN:

          The following shall each be treated as a Prior Plan: the Money Purchase Pension Plan, the AmVestors Financial Corporation Money Purchase Pension Plan, and the AmVestors Financial Corporation Employees' Stock Ownership Plan. Any reference in this Plan to a Prior Plan, either by use of such term or by use of the name set forth in the preceding sentence, shall be a reference to such Prior Plan as in effect as of December 31, 1998, except to the extent otherwise provided in this Plan or to the extent that the context clearly indicates otherwise.

(87)      PRIOR PLAN PARTICIPANT:

          An Employee (or employee or former employee of the Employer or a predecessor employer) (a) with respect to whom an amount had been credited to his account under a Prior Plan, and (b) who continued to have rights or contingent rights to benefits under a Prior Plan as of December 31, 1998.

(88)      PROFIT-SHARING COMPONENT:

          The component of the Plan consisting of a profit-sharing plan, including a qualified cash or deferred arrangement described in Code
          Section 401(k). The Profit-Sharing Component consists of all amounts that are not contained in the Money Purchase Pension Component or the Stock Bonus Component.

(89)      QNEC:

          Qualified nonelective contribution as defined in Treasury Regulation
          Section 1.401(k)-1(g)(13) (or any applicable successor provision).

(90)      QUALIFIED ELECTION PERIOD:

          With respect to any Participant, the six-Plan Year period beginning with the later of (a) the first Plan Year in which the Participant becomes a Qualified Participant, or (b) the earlier of (i) the Plan Year that commences January 1, 1999, or (ii) the first day of the Participant's "diversification election period" under Article 10 (or a predecessor provision) of the AmVestors Financial Corporation Employees' Stock Ownership Plan (as in effect on December 31, 1998).

(91)      QUALIFIED MILITARY SERVICE:

          Qualified military service as defined in Code Section 414(u)(5).

(92)      QUALIFIED PARTICIPANT:

          Any Participant or Prior Plan Participant who has (a) attained age 55, and (b) completed at least 10 years of participation under the Plan (or a Precedessor Plan) determined in accordance with Code
          Section 401(a)(28), provided that years of participation under the Plan (or a Predecessor Plan) prior to the addition of an ESOP feature shall be taken into account in the same manner as years of participation after the addition of the ESOP feature, provided further that no year shall be counted more than once with respect to any Participant or Prior Plan Participant.

(93)      QUALIFIED RETIREMENT PLAN LOAN:

          Any loan from this Plan or any other retirement plan of the Employer that is made to a participant or beneficiary thereunder and that is subject to Code Section 72(p).

(94)      REEMPLOYMENT COMMENCEMENT DATE:

          The first date for which an employee is credited with an Hour of Service for the performance of duties after:

          (a) For purposes of determining eligibility to participate in the Plan, the first Computation Period in which the employee incurs a Break in Service, or

          (b)         For purposes of Article VII, a Period of Severance.

(95)      REGULAR EMPLOYEE:

          Any Employee who is scheduled to work, on a regular basis and for an indefinite period, at least 20 hours per week for one or more Employing Companies. The determination as to whether an Employee meets the requirements of the preceding sentence shall be made as of the date the Employee is hired (or rehired) as an Employee. An Employee who was not described in the first sentence of this Section
          (95) as of the date of hire or rehire as an Employee shall become a Regular Employee as of the first day of the first calendar month beginning after the Committee is notified that the Employee's schedule has changed so that he is scheduled to work, on a regular basis and for an indefinite period, at least 20 hours per week for one or more Employing Companies. An Employee who was described in the first sentence of this Section (95) as of the date of hire or rehire as an Employee shall cease to be a Regular Employee as of the first day of the first calendar month beginning after the Committee is notified that the Employee's schedule has changed so that he is not scheduled to work, on a regular basis and for an indefinite period, at least 20 hours per week for one or more Employing Companies.

(96)      RETIRE or RETIREMENT:

          A Termination of Employment by an Eligible Employee for a reason other than death on a date that is (a) on or after the date the Eligible Employee attained age 55, and (b) on or after the date the Eligible Employee attained five years of Service.

(97)      ROLLOVER ACCOUNT:

          The portion of an Account reflecting Rollover Contributions made by a Participant as provided in Article III(3) and as adjusted each Valuation Date.

(98)      ROLLOVER CONTRIBUTION:

          A transfer described in Code Section 402(c)(1) or 403(a)(4)(A), a payment described in Code Section 401(a)(31) or 408(d)(3)(A)(ii), or an Elective Transfer.

(99)      SECTION 415 COMPENSATION:

          Section 415 Compensation for a Plan Year shall mean compensation as defined in Treasury Regulation Section 1.415-2(d)(11)(i) (or any applicable successor provision) (including amounts paid or reimbursed by the employer for moving expenses incurred by the employee, but only to the extent that such amounts are described in Treasury Regulation Section 1.415- 2(d)(11)(i) (or any applicable successor provision)); provided that for Plan Years beginning after December 31, 1997, Section 415 Compensation shall also include amounts described in Code Section 415(c)(3)(D).

(100)     SERVICE:

          All periods of time from a person's Employment Commencement Date (or from a subsequent Reemployment Commencement Date) until such person's next Severance Date, subject to the other provisions of this Section
          (100), provided that no period shall be treated as Service under more than one subsection (or portion thereof) of this Section (100).

         (a) If an employee of the Employer quits, is discharged, or retires, and then performs an Hour of Service within twelve
                 (12) months after his Severance Date, the Period of Severance shall be included in Service. Notwithstanding the foregoing, if an employee of the Employer quits, is discharged, or retires during an absence (with or without pay) of twelve (12) months or less for any reason other than quitting, discharge, retirement, or death, the Period of Severance shall be included in Service only if he performs an Hour of Service within twelve (12) months after the date he was first absent.

         (b)     Service shall include:

                 (i)      Service credited under the terms of a Predecessor
                          Plan (unless lost under the Predecessor Plan's terms);

                 (ii)     Any service credited under an Appendix to this Plan;

                 (iii) Periods of employment with a predecessor to the Employer to the extent that the periods are credited under a plan of the predecessor that is continued by the Employer or to the extent otherwise required by law;

                 (iv) A leave of absence approved by the Employer in writing; provided, however, that if an individual does not return from leave, his Service shall only include the first year of leave; and

                 (v) A period of employment in a uniformed service (as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994), if the Participant was an Employee before his employment in the uniformed service and he returns to employment with the Employer before his reemployment rights under the statute expire.

         (c) To the extent required by law, Service shall not be considered interrupted by, and/or shall include, Qualified Military Service and/or leaves of absence.

         (d) In the case of an employee of the Employer who incurs a Period of Severance, and who immediately before such Period of Severance has not met the requirements for a vested benefit, and who again becomes an employee of the Employer, Service shall not include any Service before such Period of Severance if the length of the Period of Severance equals or exceeds the greater of (i) five (5) years, or (ii) the length of the employee's Service before the Period of Severance.

         (e) Non-successive periods of Service and less than whole month periods of Service shall be aggregated on the basis that 30 days of Service equals one whole month of Service.

(101)    SEVERANCE DATE:

         The earlier of:

         (a) The date on which an employee has a termination of employment with respect to the Employer by reason of a discharge, quit, retirement, or death, provided that the determination as to whether an employee has had a termination of employment shall be determined under the rules applicable for purposes of Code
                 Section 401(a), or

         (b) The date 12 months after the date on which an employee of the Employer first becomes absent from the service of the Employer (with or without pay) for any other reason.

(102)     SHARES:

          Shares of Company Stock.

(103)     SPOUSE:

          The lawful female wife of a male Participant, or the lawful male husband of a female Participant, on the date of the Participant's death, except that for purposes of Article IX(3)(c) and all Plan provisions related to Joint and Survivor Annuities, an individual shall only be a Spouse if such individual was the lawful female wife of a male Participant or the lawful male husband of a female Participant as of the Annuity Starting Date. A former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order (within the meaning of Code Section 414(p)). If, pursuant to the preceding sentence, more than one individual is treated as a Spouse of a Participant, the total amount to be paid in the form of a Pre-Retirement Survivor Annuity, in the form of the survivor portion of a Joint and Survivor Annuity, or in any other form shall not exceed the amount that would be paid if there were only one Spouse, determined in accordance with Code Sections 401(a)(13) and 414(p).

 (104)    STOCK BONUS COMPONENT:

          The component of the plan consisting of a stock bonus plan under Code
          Section 401(a) and constituting the ESOP Feature. The Stock Bonus Component consists of all amounts invested in the ESOP Fund.

(105)     SUPPLEMENTAL BEFORE-TAX CONTRIBUTIONS:

          Before-Tax Contributions elected by a Participant pursuant to Article III(2)(b).

(106)     SUPPLEMENTAL PERCENTAGE:

          The percentage determined under Appendix B.

(107)     SUSPENSION PERIOD:

          With respect to any Eligible Employee, the twelve-month period that commences on the date of a withdrawal by such Eligible Employee under
          Article IV(1).

(108)     TERMINATION OF EMPLOYMENT:

          Termination of employment from the Employer, subject to the following provisions:

          (a) With respect to Before-Tax Contributions (and the earnings attributable thereto) and QNECs (and the earnings attributable thereto), the term "Termination of Employment" shall mean a separation from the service (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of the Employer, provided that an event described in Code
                      Section 401(k)(10)(A)(ii) or (iii) (taking into account Code Section 401(k)(10)(B) and (C)) shall be treated as a separation from the service of the Employer for this purpose.

          (b) An event shall not be treated as a Termination of Employment with respect to that portion of a Participant's Account that, in connection with such event, is transferred from the Plan to another plan, which other plan is qualified under Code Section 401(a) or 403(a) and is maintained by the employer by which the Participant becomes employed in connection with the event. For purposes of this subsection (b), a transfer shall not include an Elective Transfer, but shall include a merger or consolidation of any part of this Plan with a plan described in the preceding sentence.

(109)     TRANSFERRED AMOUNTS:

          Amounts transferred to the Trustee pursuant to Article III(11).

(110)     TRUST:

          The trust or trusts under which the assets of the Plan are held and invested, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such trusts.

(111)     TRUST AGREEMENT:

          The agreement or agreements pursuant to which the Trust Fund is held, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such agreements.

(112)     TRUST FUND:

          A term used to refer to assets held in the Trust under the Plan.

(113)     TRUSTEE:

          The trustee or trustees of the Trust, provided that where necessary or appropriate in context, such term shall refer to all or fewer than all of such trustees.

(114)     UNALLOCATED DIVIDENDS:

          Cash dividends on Leveraged Shares that are not allocated to a Participant's Account.

(115)     UNIT OR UNIT VALUE:

          The method by which the value of a Participant's Account is measured, as described in Article VIII(5).

(116)     VALUATION DATE:

          The close of business on the day on which a transaction is processed.

(117)     YEAR OF ELIGIBILITY SERVICE:

          (a) With respect to any individual, a period of twelve consecutive months (1) during which the individual completes 1,000 or more Hours of Service and (2) that ends on (A) the individual's first anniversary of his Employment Commencement Date (or Reemployment Commencement Date, if applicable), (B) the last day of the Plan Year that contains the individual's first anniversary of his

                      Employment Commencement Date (or Reemployment Commencement Date, if applicable), or (C) the last day of any subsequent Plan Year. A Year of Eligibility Service is deemed completed as of the close of the last day of the twelve-month period that comprises such year.

          (b) Any service otherwise creditable for purposes of Article II to a period prior to January 1, 1998 (determined under the terms of the Plan in effect prior to January 1, 1998) shall be so credited (but only to the extent such service is not otherwise creditable under Section (117)(a)).

          (c) Any service creditable to an individual for eligibility purposes as of December 31, 1998 under a Prior Plan (without regard to whether such individual participated in a Prior Plan as of December 31, 1998 or as of any prior date) shall be credited for purposes of Article II (but only to the extent that such service is not otherwise creditable under Section (117)(a)).

          (d) In the case of an employee of the Employer who incurs one or more consecutive Breaks in Service, who immediately before such Breaks in Service has not met the requirements for a vested benefit, and who again becomes an employee of the Employer, service before such Breaks in Service shall be disregarded for all purposes in determining the employee's Years of Eligibility Service if the number of consecutive Breaks in Service equals or exceeds the greater of (i) five or (ii) the number of the employee's Years of Eligibility Service before the Breaks in Service.

                                   ARTICLE II
                 EFFECTIVE DATE, ELIGIBILITY, AND PARTICIPATION


(1)       EFFECTIVE DATE:

          The Plan, as amended and restated herein, is effective as of January 1, 1998, or such other date as indicated herein. Article XVI contains additional provisions regarding the effective date of this 1998 Amendment and Restatement.

(2)       ELIGIBILITY AND PARTICIPATION:

          (a) Each Employee who was eligible to participate in the Plan immediately before the Effective Date shall be an Eligible Employee as of the Effective Date. In the case of an Employee who was eligible to participate in a Prior Plan as of December 31, 1998, such Employee shall be an Eligible Employee as of January 1, 1999.

          (b)         A Regular Employee who does not qualify under subsection
                      (a) shall be eligible to participate in the Plan as of the first Entry Date coincident with or next following the later of (i) the Effective Date, or (ii) the date he becomes a Regular Employee (or becomes a Regular Employee again in the case of a former Regular Employee).

          (c) Each Employee who has not become eligible to participate in the Plan pursuant to subsections (a) or (b) shall be eligible to participate as of the first Entry Date following his completion of one Year of Eligibility Service, provided that he is then an Employee.

          (d) Notwithstanding the foregoing, if a former Employee is reemployed as an Employee and, as of the date of such reemployment, is credited with at least one Year of Eligibility Service, such Employee shall be eligible to participate in the Plan as of the later of (i) the Entry Date described in subsection (c), or (ii) the date of his reemployment as an Employee.

          (e) Participation in this Plan is voluntary. Any Eligible Employee may become a Participant as of the date specified in Article III(1)(c) (or in other provisions of Article III) by properly following the enrollment procedures established by the Committee.

          (f)   (i)   Any Eligible Employee shall be eligible to participate in
                      the Plan with respect to making a Rollover Contribution.

                (ii) Any individual who has an Account under the Plan by reason of a transfer, merger, or consolidation described in Article III(11) shall be a Participant with respect to such Transferred Amount, provided that the determination of whether an individual is an Eligible Employee shall be made without regard to this subsection (f)(ii).

          (g) Notwithstanding anything herein to the contrary, an individual shall cease to be eligible to participate under the Plan as of the date that he ceases to be an Eligible Employee. See Article IX(2) with respect to the treatment of an individual who ceases to be an Eligible Employee but remains employed by the Employer.

                                  ARTICLE III
                                 CONTRIBUTIONS


(1)       CONTRIBUTION ELECTIONS:

          (a) Except as otherwise provided herein, this Section (1) applies only to Before-Tax Contributions other than Flexible Benefit Credit Before-Tax Contributions. Flexible Benefit Credit Before-Tax Contributions are subject to (i) the terms of the All*AmerUs Flexible Benefit Plan, the applicable terms of which are incorporated herein by reference, and (ii) subsections
                      (f) and (g).

          (b)         (i)           Except as otherwise provided in subsection
                                    (b)(ii), an Eligible Employee must enter into an agreement in a form acceptable to the Committee under which he elects
                                    Before-Tax Contributions (see Section (2)), in order to have such contributions credited to his Account. Subject to the limitations set forth in this Article III, the Eligible Employee's contribution election must specify the percentage of the Eligible Employee's Compensation to be contributed to the Trust Fund as Before-Tax
                                    Contributions. The elected percentage must be in multiples of 1% of Compensation. An
                                    Eligible Employee may elect Supplemental
                                    Before-Tax Contributions only if the Basic
                                    Before-Tax Contributions that will be made on his behalf are at the maximum level permitted under Section (2)(a) of this
                                    Article III.

                      (ii) Effective as of January 1, 1999, this subsection (b)(ii) shall apply to:

                                  (A)      Any individual who becomes an
                                           Eligible Employee for the first time
                                           on a date after December 31, 1998;

                                  (B)      Any individual who had been an
                                           Eligible Employee and becomes an
                                           Eligible Employee again on a date
                                           after December 31, 1998; and

                                  (C)      Any individual who is an Eligible
                                           Employee on December 31, 1998, but
                                           who has not had Before-Tax
                                           Contributions made on his behalf
                                           with respect to any period after
                                           June 30, 1996 and before January 1,
                                           1999.

                                  Except as otherwise provided in this
                                  subsection (b), any individual to whom this subsection (b)(ii) applies shall be deemed to have entered into an agreement under which he elects to have Basic Before-Tax Contributions made on his behalf in an amount equal to 2% of his Compensation for each pay period.
                                  Such deemed election shall be effective:

                                  (D)      Within an administratively
                                           reasonable time after the date the
                                           individual becomes an Eligible
                                           Employee, in the case of an
                                           individual described in subsection
                                           (b)(ii)(A);

                                  (E)      Within an administratively
                                           reasonable time after the date the
                                           individual becomes an Eligible
                                           Employee again, in the case of an
                                           individual described in subsection
                                           (b)(ii)(B); or

                                  (F)      As of January 1, 1999, in the case
                                           of an individual described in
                                           subsection (b)(ii)(C), provided that
                                           to the extent that a suspension
                                           described in Article IV(1)(d)(ii) is
                                           applicable to a contribution
                                           election, the effective date of such
                                           deemed election shall be the first
                                           day after the expiration of the
                                           Suspension Period.

                          (iii) For all purposes under this Plan, a deemed election under subsection (b)(ii) shall be treated in the same manner as an actual election under subsection (b)(i) to have Before-Tax Contributions made on his behalf. Thus, for example, a deemed election shall remain in effect as provided in subsection
                                  (d) until the Eligible Employee changes or suspends the election as provided in subsection (e). Notwithstanding the foregoing, an individual shall not be treated as having made a deemed election under subsection (b)(ii) if such individual makes
                                  (A) an actual election under subsection
                                  (b)(i) to have Before-Tax Contributions made on his behalf, or (B) an actual election in a form acceptable to the Committee under which he elects not to have Before-Tax Contributions made on his behalf. In order for such an actual election to prevent an individual from being treated as having made a deemed election under subsection (b)(ii), the Committee must receive notice of such actual election, in accordance with procedures established by the Committee, within an administratively reasonable time prior to the date on which his Compensation would first be reduced pursuant to the deemed election; provided that for this purpose, an actual election not to have Before-Tax Contributions made on his behalf must be made on or after January 1, 1999.

                          (iv) The Committee shall provide such notice and take such other actions to ensure that individuals described in subsection (b)(ii) have an effective opportunity to make an actual election described in subsection
                                  (b)(iii).

          (c) An Eligible Employee's contribution election shall become effective as follows:

                      (i) If an Employee is an Eligible Employee immediately before and as of the Effective Date, a contribution election in effect immediately before the Effective Date shall remain in effect until such time as it is changed or suspended in accordance with the terms of this Plan.

                      (ii)      The contribution election of an Eligible
                                Employee who:

                                    (A)       has suspended contributions
                                              either voluntarily or as a result
                                              of a suspension described in
                                              Article IV(1)(d)(ii); or

                                    (B)       meets the eligibility
                                              requirements of Article II (other
                                              than an Eligible Employee
                                              described in subparagraph (i)
                                              above);

                                    shall be effective within an
                                    administratively reasonable time after such election is received by the Committee, provided the election is submitted in accordance with the Committee's procedures, and provided further, to the extent that a suspension described in Article IV(1)(d)(ii) is applicable to a contribution election, the effective date of such election shall not be before the expiration of the Suspension Period.

          (d) Subject to the limitations set forth in this Article III, an Eligible Employee's contribution election shall remain in effect until the Eligible Employee changes or suspends the election as provided in subsection (e) of this Section (1). If an individual ceases to be an

                      Eligible Employee, his contribution election will be terminated, and no further Before-Tax Contributions will be made under this Article III to the Plan on his behalf unless and until he again becomes an Eligible Employee and a new election becomes effective. In the event of an adjustment in Compensation, the dollar amount of contributions shall thereafter be automatically adjusted in accordance with the percentages set forth in the contribution election which is in effect at the time the adjustment in Compensation is made.

          (e) An Eligible Employee may suspend or change the level of Before-Tax Contributions effective within an administratively reasonable time after the Committee receives notice, in accordance with the procedures established by the Committee, of such suspension or change. A contribution election, as so modified, shall thereafter remain in effect as provided in subsection
                      (d).

          (f) Any Before-Tax Contributions made pursuant to an Eligible Employee's contribution election shall be paid into the Trust Fund for investment according to the investment options selected by the Eligible Employee pursuant to
                      Article VIII.

          (g) Notwithstanding anything herein to the contrary, the effective date of a contribution election (under subsection (c)) or a contribution modification election (under subsection (e)) shall be delayed for any reasons that are appropriate in the sole and absolute discretion of the Committee, taking into account its duties under ERISA. Such a reason could include, for example, a technological malfunction affecting the implementation of contribution elections and/or contribution modification elections. In the case of a delay pursuant to this subsection (g), the effective date of an affected contribution election or contribution modification election shall be within an administratively reasonable time after the first date on which the reason for the delay no longer applies.

          (h) For purposes of all Plan provisions relating to contribution elections, any individual who shall become an Eligible Employee as of a specified date shall, during the period prior to such date, be entitled to make, suspend, or change his contribution election effective as of such date in the same manner and subject to the same rules as apply to Eligible Employees.

(2)       BEFORE-TAX CONTRIBUTIONS:

          Before-Tax Contributions consist of Basic Before-Tax Contributions and Supplemental Before-Tax Contributions. An Eligible Employee may elect with respect to any pay period:

          (a) Basic Before-Tax Contributions up to a limit of 4% of his Compensation for such pay period, and

          (b) Supplemental Before-Tax Contributions up to a limit equal to the sum of (i) 11% of his Compensation for such pay period, and (ii) any Flexible Benefit Credit Before-Tax Contribution made on his behalf with respect to such pay period.

          Notwithstanding the foregoing, an Eligible Employee may not have Supplemental Before-Tax Contributions contributed with respect to a pay period unless the Eligible Employee's Basic Before-Tax Contributions with respect to such pay period equal 4% of his Compensation for such pay period.

          Accordingly, with respect to an Eligible Employee, a Flexible Benefit Credit Before-Tax Contribution made with respect to a pay period shall be treated as a Basic Before-Tax Contribution to the extent that Before-Tax Contributions for the pay period on behalf of the Eligible Employee are less than 4% of the Eligible Employee's Compensation for the pay period. All other Flexible Benefit Credit Before-Tax Contributions shall be treated as Supplemental Before-Tax Contributions.

(3)       ROLLOVER CONTRIBUTIONS:

          (a) The Committee may in its sole and absolute discretion permit an Eligible Employee to make one or more Rollover Contributions to the Trust Fund. For purposes of making a decision as to whether to permit a Rollover Contribution by an Eligible Employee, the Committee may in its sole and absolute discretion require the Eligible Employee or other parties to provide such information or documentation as the Committee deems appropriate. The Committee may but is not required to establish such rules and procedures as it deems appropriate with respect to the manner in which it will exercise its sole and absolute discretion under this Section (3)(a).

          (b) A Rollover Contribution with respect to an Eligible Employee shall be credited to the Account of such Eligible Employee. No Matching Contributions will be made with respect to a Rollover Contribution.

(4)       MATCHING CONTRIBUTIONS:

          Subject to the limitations set forth in this Article III, with respect to a Plan Year, the Employing Companies shall cause a Matching Contribution to be allocated to the Account of each Eligible Employee in an amount equal to 125% of the Basic Before-Tax Contributions made on behalf of such Eligible Employee.

(5)       CORE NONELECTIVE CONTRIBUTIONS:

          (a) Subject to the limitations set forth in this Article III, with respect to a Plan Year, the Employing Companies shall cause a Core Nonelective Contribution to be allocated to the Account of each Eligible Nonelective Contribution Employee in an amount equal to the greater of (i) 4% of such Eligible Nonelective Contribution Employee's Compensation for the Plan Year, or (ii) the amount described in Section (5)(b).

          (b) With respect to an Eligible Nonelective Contribution Employee, the amount described in this Section (5)(b) is the sum of (i) the value of the Shares that, for the Plan Year, have been released from the Loan Suspense Account in accordance with Article VI(3)(b) and that are allocated to the Account of the Eligible Nonelective Contribution Employee in accordance with Article VI(3)(e)(i), and (ii) the excess of (A) 4% of the Eligible Nonelective Contribution Employee's Compensation for the Plan Year, over (B) the portion of the total Employing Company Acquisition Loan Contributions for the Plan Year that bears the same relationship to all of such Employing Company Acquisition Loan Contributions for the Plan Year as the Eligible Nonelective Contribution Employee's Compensation for the Plan Year bears to the total Compensation of all Eligible Nonelective Contribution Employees for the Plan Year. For purposes of subparagraph (B), the amount of the Employing Company Acquisition Loan Contributions shall be the amount of such contributions determined as if no Acquisition Loans had been made on or after October 1, 1998.

(6)       INTERIM SUPPLEMENTAL CONTRIBUTIONS:

          Subject to the limitations set forth in this Article III, with respect to a Plan Year, the Employing Companies shall cause an Interim Supplemental Contribution to be allocated to the Account of each Interim Benefit Supplement Employee in an amount equal to the excess of (a) the Supplemental Percentage of such Interim Benefit Supplement Employee's Compensation for the Plan Year over (b) the sum of the Excess Core

          Nonelective Contribution and the Discretionary Allocation allocated on behalf of such Interim Benefit Supplement Employee for the Plan Year.

(7)       GRANDFATHERED AMVESTORS SUPPLEMENTAL CONTRIBUTIONS:

          Subject to the limitations set forth in this Article III, with respect to a Plan Year, the Employing Companies shall cause a Grandfathered AmVestors Supplemental Contribution to be allocated to the Account of each Grandfathered AmVestors Employee in an amount equal to the excess (if any) of (a) the Grandfathered AmVestors Percentage of the Grandfathered AmVestors Employee's Compensation for the Plan Year over (b) the sum of (i) 4% of such Grandfathered AmVestors Employee's Compensation for the Plan Year and (ii) the Discretionary Allocation allocated on behalf of such Grandfathered AmVestors Employee with respect to the Plan Year.

(8)       DISCRETIONARY CONTRIBUTIONS:

          Subject to the limitations set forth in this Article III, with respect to a Plan Year, each Employing Company may make a Discretionary Contribution on behalf of the Eligible Nonelective Contribution Employees. The board of directors of the Employing Company may, in its sole and absolute discretion, make a separate determination for each Plan Year as to (a) whether to make a Discretionary Contribution and (b) if so, the amount of such Discretionary Contribution. If a Discretionary Contribution is made by an Employing Company with respect to a Plan Year, such Discretionary Contribution shall be allocated among the Eligible Nonelective Contribution Employees in proportion to the Compensation received from the Employing Company in that Plan Year by each Eligible Nonelective Contribution Employee.

(9)       CONTRIBUTIONS BY EMPLOYING COMPANIES:

          With respect to each Plan Year, each Employing Company shall contribute its share of the total amount needed to cause the total Employing Company Acquisition Loan Contribution to be made and to cause all of the Core Nonelective Contributions, Interim Supplemental Contributions, and Grandfathered AmVestors Supplemental Contributions to be allocated on behalf of Eligible Nonelective Contribution Employees. The share contributed by each Employing Company shall bear the same relationship to the total of all such contributions as
          (a) the Compensation paid in the Plan Year by all Employing Companies to the Employing Company's Eligible Nonelective Contribution Employees bears to (b) the total Compensation paid in the Plan Year by all Employing Companies to all Eligible Nonelective Contribution Employees. For purposes of the preceding sentence, an Employing Company's Eligible Nonelective Contribution Employees shall be those Eligible Nonelective Contribution Employees who are on the regular payroll of such Employing Company on (c) the last day of the Plan Year or (d) in the case of an Eligible Nonelective Contribution Employee described in Article I(37)(b), the last day in the Plan Year before the Employee dies, becomes Disabled, or Retires.

(10)      LIMIT ON TOTAL EMPLOYING COMPANY CONTRIBUTIONS:

          Notwithstanding anything herein to the contrary, the total amount of contributions made by the Employing Companies to provide Matching Contributions, Nonelective Contributions, and Before-Tax Contributions for a taxable year may be limited in any manner determined by the Employing Companies in order to prevent any such contributions from being nondeductible for such taxable year under
          Section 404 of the Code or under any other applicable provisions of the Code.

(11)      PLAN TO PLAN TRANSFER:

          (a) With respect to any Employee (or employee or former employee of the Employer or a predecessor employer), the Committee may in its sole and absolute discretion permit the Trustee to accept, as part of the Trust Fund, assets and liabilities that are (i) transferred from a plan qualified under Code Section 401(a) or 403(a) or (ii) received as a result of a merger or consolidation of such a plan into this Plan.

          (b) If such assets are allocable to current Participants in the Plan, they shall be credited to Participants' Accounts in accordance with applicable law, as directed by the Committee. If such assets are allocable to an individual who is not a Participant, such individual shall be treated as a Participant only to the extent necessary to administer this Plan with respect to such assets.

          (c) Any Participant for whom such a transfer, merger, or consolidation is made shall be entitled to receive amounts attributable to the benefits accrued under the first plan in any optional form of payment available to the Participant under that plan to the extent required by Code Section 411(d)(6). Except as otherwise provided in this Plan, optional forms of payment otherwise available under this Plan shall also be available to such Participant with respect to such amounts without regard to whether such Participant was an Employee at any time. For this latter purpose, amounts attributable to the first plan shall be treated in the same manner as analogous amounts attributable to this Plan. Except as otherwise provided in this Plan, amounts attributable to the first plan shall also be treated in the same manner as analogous amounts attributable to this Plan for all other purposes under this Plan, including, for example, Section (14) and Article VII.

          (d) In the case of such a transfer, merger, or consolidation, amounts attributable to the benefits accrued under the first plan shall be held and administered in accordance with applicable law. To the extent required to comply with applicable law, the provisions of such first plan, including without limitation provisions regarding withdrawal restrictions and spousal consent to Distributions, shall be incorporated by reference into this Plan. On the other hand, provisions of such first plan that are not required to comply with applicable law, such as provisions regarding spousal consent to Distributions under a plan to which Code Section 401(a)(11) does not apply, shall not be incorporated herein by reference, but rather shall cease to apply except as otherwise provided herein.

          (e) Any contributions made under this Plan (along with income earned under this Plan) shall be paid only in the distribution forms available under Articles IV and IX, and any distribution form available under the first plan that is not available under this Plan shall be deemed to be eliminated prospectively under this Plan, effective on the day the transfer becomes effective.

          (f) This Section (11) does not apply to any Rollover Contribution to which Section (3) applies.

(12)      NONDISCRIMINATION RULES:

          This Section (12) shall only apply to the extent required by law.

          (a) Contributions and forfeitures under the Plan shall satisfy the actual deferral percentage test set forth in Code Section 401(k)(3) and the contribution percentage test set forth in Code Section 401(m)(2) (taking into account all applicable rules as of the effective date of such rules, including the rules under Code Section 401(m)(9) regarding multiple use of the alternative limitation and the rules regarding aggregation of plans and contributions), as incorporated herein by reference. Any initial violation of the rule regarding multiple use of the alternative limitation shall be deemed to be an initial violation of the contribution percentage test (rather than a violation of the actual deferral percentage test) and accordingly shall be corrected in the manner set forth in Section (12)(c).

          (b) In the event that contributions under the Plan initially fail to satisfy the actual deferral percentage test set forth in Code Section 401(k)(3), such failure shall be corrected by the distribution, within the period set forth in Code Section 401(k)(8), of Excess Contributions (adjusted by any income or loss attributable to such Excess Contributions) to the Participants to whom such Excess Contributions are distributable under Code Section 401(k)(8). Any previous distributions of Excess Deferral Amounts pursuant to Section (13) shall be taken into account, in accordance with applicable law, in determining the amount of Excess Contributions for purposes of this Section (12)(b).

                      With respect to any Participant, the Excess Contributions that are distributed shall be deemed to consist first of Supplemental Before- Tax Contributions; and second, after all such Supplemental Before-Tax Contributions have been distributed, Basic Before-Tax Contributions. Notwithstanding anything herein to the contrary, if a Basic Before-Tax Contribution is distributed to a Participant, the Matching Contribution allocated with respect to such Basic Before-Tax Contribution shall be forfeited except to the extent that such Matching Contribution would be distributed pursuant to Section
                      (12)(c).

          (c) In the event that contributions and forfeitures under the Plan initially fail to satisfy the contribution percentage test set forth in Code Section 401(m)(2), such failure shall, except as otherwise provided in this Section (12)(c), be corrected by the distribution, within the period set forth in Code Section 401(m)(6), of Excess Aggregate Contributions (adjusted by any income or loss attributable to such Excess Aggregate Contributions) to the Participants to whom such Excess Aggregate Contributions are distributable under Code Section 401(m)(6). If a Forfeitable Matching Contribution would be distributed under this Section (12)(c) but for this sentence, such Matching Contribution shall be forfeited. For purposes of the preceding sentence, a Forfeitable Matching Contribution is a Matching Contribution that is not vested under Article VII(2) as of the last day of the Plan Year for which the Matching Contribution is allocated.

          (d) In the event that contributions and forfeitures under the Plan initially fail to satisfy both the actual deferral percentage test and the contribution percentage test, the correction described in Section (12)(b) with respect to the actual deferral percentage test shall apply first.

          (e) For purposes of this Section (12), the determination of the income or loss attributable to Excess Contributions or Excess Aggregate Contributions shall be made in accordance with Article VIII, provided that there shall only be taken into account income or loss for the Plan

                      Year to which the Excess Contribution or Excess Aggregate Contribution (as the case may be) relates.

          (f) Distributions under this Section (12) shall be made notwithstanding any other provision of the Plan.

          (g) Notwithstanding anything herein to the contrary, with respect to any Plan Year, the Employing Companies may, in their sole and absolute discretion, make QNECs. Any such QNECs shall be allocated among the Accounts of all Eligible Nonelective Contribution Employees in proportion to their Compensation for the Plan Year, except to the extent that the Employing Companies elect to allocate the QNECs only among specific Employees that they designate. Any such QNECs shall be taken into account for purposes of applying this Section (12).

          (h) For purposes of the tests in Code Sections 401(k)(3) and 401(m)(2) (taking into account all applicable rules as of the effective dates of such rules, including the rules under Code Section 401(m)(9) and the rules regarding the aggregation of plans and contributions), as set forth in this Section (12), Internal Revenue Service guidance that has been or shall be issued under the applicable Code Sections is hereby incorporated by reference, subject to any applicable effective dates and transition rules contained therein.

(13)      LIMIT ON ELECTIVE DEFERRALS:

          (a) With respect to any Participant, the sum, for a calendar year, of (i) Before-Tax Contributions under this Plan, and (ii) Elective Deferrals under all other plans, contracts, or arrangements maintained by the Employer, shall not exceed the limit in effect for such year under Code Section 402(g).

          (b) If, notwithstanding the prohibition in Section (13)(a), a Participant has exceeded the limit on Elective Deferrals set forth in Code section 402(g) for a calendar year, the Participant may request a distribution of any or all of his Excess Deferral Amount, adjusted by income or loss attributable thereto for the calendar year. Such request must be made in a manner prescribed by the Committee no later than the following March 1. Such request shall include the Participant's statement of the Participant's Excess Deferral Amount and the portion of such Excess Deferral Amount requested to be distributed from the Plan. The Committee may require further information or evidence from the Participant to establish the foregoing. However, with respect to an Excess Deferral Amount that exists taking into account solely

                      Elective Deferrals under plans, contracts, and arrangements of the Employer, the Employer may submit the request to the Committee and such request may be submitted on or before the following April 15.

                      Any Excess Deferral Amount for which a request is properly submitted under the preceding paragraph, and the income or loss attributable thereto for the calendar year to which the Excess Deferral Amount relates, shall be distributed no later than April 15 of the immediately succeeding calendar year, notwithstanding any other provisions of the Plan. The determination of income or loss attributable to Excess Deferral Amounts shall be made in accordance with Article VI.

                      A distribution made under this Section (13)(b) may be made prior to the expiration of the calendar year to which the excess deferral relates, but in no event earlier than the date on which the Plan received the excess deferral.

                      Any distribution made under this Section (13)(b) shall be designated in a manner prescribed by the Committee as a distribution of excess deferrals; the request submitted by the Participant or the Employer shall be deemed to be a designation by the Participant of the distribution as a distribution of excess deferrals.

                      The Excess Deferral Amount shall be reduced in accordance with Treasury Regulation Section 1.402(g)-1(e)(6) (or any applicable successor provision).

(14)      MAXIMUM ADDITIONS:

          (a) Notwithstanding anything contained herein to the contrary, the Annual Addition of a Participant for any Plan Year shall not exceed the limits set forth under Code Sections 415(c)(1) and 415(d).

          (b) If a Participant's projected Annual Addition for a Plan Year would exceed the limitations of subsection (a), the necessary reductions in Annual Additions shall be made pursuant to Article III(15) and in the following order: first, under this Plan, and secondly, under any other Defined Contribution Plan. Any reductions required under this Plan to satisfy the limitations of subsection (a) shall be made first, by reducing the amount of the Participant's Supplemental Before-Tax Contributions; second, by reducing the amount of the Participant's Basic Before-Tax Contributions, which shall similarly reduce the amount of related Matching Contributions; third, by reducing the

                      Participant's Nonelective Contributions that are a part of the Profit-Sharing Component; fourth, by reducing the Participant's Nonelective Contributions that are a part of the Stock Bonus Component; and fifth, by reducing the Participant's Nonelective Contributions that are part of the Money Purchase Pension Component.

          (c) With respect to a Plan Year, if a Participant has at any time been a Participant in any Defined Benefit Plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for such Participant shall not exceed the limit (if applicable with respect to such Plan Year) set forth in Code Sections 415(e) and 415(d) (including any applicable transition rules under Code Section 415(e)). If the limitations of this subsection (c) are exceeded, the Participant's projected annual benefit under the Defined Benefit Plan shall be reduced in accordance with the terms thereof to the extent necessary to satisfy this limit. If after such reduction, the limitations of this subsection (c) are still exceeded, then the Participants' Annual Addition will be reduced to the extent necessary in accordance with subsection (b) or (d) (as applicable).

          (d) If, notwithstanding subsections (a) through (c), the Annual Addition to a Participant's Account for any Plan Year would cause the limitations contained in subsection
                      (a) or (c) to be exceeded as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Elective Deferrals that may be made with respect to any Participant under the limits of Code Section 415, or other circumstances which the Internal Revenue Service deems sufficient to invoke the rules of this provision, then such Annual Addition shall be reduced, but only to the extent necessary to satisfy such limitations, in the following manner and in the following order:

                      (i) The first reduction shall consist of Supplemental Before-Tax Contributions included in such Annual Addition, which together with any earnings attributable thereto, shall be returned to such Participant.

                      (ii) The second reduction shall consist of Basic Before-Tax Contributions included in such Annual Addition, which, together with any earnings attributable thereto, shall be returned to such Participant; and the Participant's Account shall also be reduced by the amount of related Matching Contributions, including any earnings attributable thereto.

                      (iii) The third reduction shall consist of Nonelective Contributions that are part of the Profit-Sharing Component and that are included in such Annual Addition (and any earnings attributable thereto).

                      (iv) The fourth reduction shall consist of Nonelective Contributions that are a part of the Stock Bonus Component and that are included in such Annual Addition (and any earnings attributable thereto).

                      (v) The fifth reduction shall consist of Nonelective Contributions that are a part of the Money Purchase Pension Component and that are included in such Annual Addition (and any earnings attributable thereto).

          (e) Any reduction of Matching Contributions or Nonelective Contributions under subsection (d)(ii), (iii), (iv), or
                      (v), shall be treated in accordance with Treasury Regulation Section 1.415-6(b)(6)(ii) (or any applicable successor provision).

          (f) For purposes of applying this Section (14), a Participant's compensation shall be such Participant's
                      Section 415 Compensation.

(15)     COMPLIANCE:

          Notwithstanding anything herein to the contrary, the Committee shall, on a prospective basis, reject any election under Section (2) or reduce the amount of Before-Tax Contributions elected (and the corresponding Matching Contributions), even if such election has already become effective, to the extent that the Committee, in its sole and absolute discretion, deems it necessary or appropriate to ensure that contributions under the Plan comply with the rules set forth in Sections (12), (13), or (14), or otherwise to ensure the Plan's qualified status or to ensure that the Plan's cash or deferred arrangement is qualified under Code Section 401(k).

          The Committee's authority under the preceding paragraph to reject or reduce an election based on the rules set forth in Section (12) or on other nondiscrimination rules shall apply not only to Highly Compensated Employees but also to Eligible Employees that the Committee considers in its sole and absolute discretion to be similarly situated. For example, an individual who is first employed by the Employer in the current Plan Year may not be a Highly Compensated Employee but the Committee may, in its sole and absolute discretion, consider him to be similarly situated with respect to Highly Compensated Employees if, inter alia, such individual's rate of base pay equals or exceeds the dollar amount in effect in the preceding Plan Year under Code Section 414(q)(1)(B)(i).

          Any reduced election under the first paragraph of this Section (15) shall be subject to all otherwise applicable requirements, including those set forth in Section (1)(b), provided that a reduced election attributable to the limits set forth in Sections (13)(a) or (14) shall only be subject to such requirements to the extent required by law.

          All acts of the Committee under this Section (15) shall be made in a manner permitted under the Code and ERISA.

(16)      HIGHLY COMPENSATED EMPLOYEE STATUS:

          Notwithstanding anything herein to the contrary, for purposes of all provisions of the Code that refer to the definition of "highly compensated employee" contained in Code Section 414(q), the definition in this Plan of "highly compensated employee" shall be the definition contained in Article I(60).

                                   ARTICLE IV
                                  WITHDRAWALS


(1)       HARDSHIP WITHDRAWALS:

          (a)         (i)           A Participant may, on account of hardship,
                                    withdraw any portion of his Account
                                    attributable to (A) Rollover Contributions,
                                    (B) Before-Tax Contributions (but not the earnings credited thereto as of a date on or after January 1, 1989), or (C) Matching
                                    Contributions.  A Participant shall be
                                    deemed to have incurred a hardship only if he demonstrates to the satisfaction of the Committee that the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the need. The amount withdrawn may not exceed the portion of the Participant's
                                    Account attributable to the amounts
                                    described in the first sentence of this
                                    subsection (a)(i) reduced by any previous withdrawals and outstanding loans with respect to such amounts. In determining the existence of a hardship and the amount required to be distributed to meet the need created by the hardship, the Committee shall act on the basis of such information and evidence as it shall require from the Participant.

                      (ii) Any withdrawal under this Section (1) shall be made: first, from the portion of his Account attributable to Rollover Contributions; second, from the portion of his Account equal to the earnings credited as of December 31, 1988 attributable to Before-Tax Contributions; third, from the portion of his Account equal to Supplemental Before-Tax Contributions;
                                    fourth, from the portion of his Account
                                    equal to Basic Before-Tax Contributions;
                                    and fifth, from the portion of his Account attributable to Matching Contributions.

          (b) A request for a withdrawal will be considered to be on account of an immediate and heavy financial need if the withdrawal is for:

                      (i) unreimbursable expenses for medical care (as defined in Code Section 213(d)) previously incurred by the Participant, the Participant's spouse, or any dependents (as defined in Code Section 152) of the Participant, or necessary for these persons to obtain medical care described in Code Section 213(d);

                      (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                      (iii) payments for tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children, or dependents (as defined in Code Section 152); or

                      (iv) payments necessary to prevent the Participant's eviction from his principal residence or foreclosure on the mortgage on the Participant's principal residence.

          (c) A withdrawal will be considered necessary to satisfy an immediate and heavy financial need if:

                      (i) the distribution is not in excess of the amount of the immediate and heavy financial need (including, to the extent requested by the Participant, any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution); and

                      (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

          (d) In the event of a hardship withdrawal by a Participant under this Section (1):

                      (i) the sum, for the following taxable year, of the Before-Tax Contributions made on behalf of the Participant under the Plan and other elective before-tax contributions made on behalf of the Participant under any other plan maintained by the Employer shall not exceed the applicable limit under Code
                                    Section 402(g) for such following year,
                                    reduced by the sum, for the year in which the hardship withdrawal was made, of the Participant's Before-Tax Contributions and other elective before-tax contributions made on behalf of the

                                    Participant under any other plan maintained by the Employer; and

                      (ii) until the end of the twelve-month period beginning on the date of such hardship withdrawal, the Participant shall not be permitted to make Before-Tax Contributions to the Plan or to make elective before-tax contributions or employee after-tax contributions to any other plan maintained by the Employer. For purposes of this subsection (d)(ii), the term "any other plan maintained by the Employer" shall mean any qualified or nonqualified plan of deferred compensation maintained by the Employer and shall include a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan (within the meaning of Code
                                    Section 125) but shall not include a
                                    mandatory employee contribution portion of a defined benefit plan or a health or welfare benefit plan (including one that is part of a cafeteria plan within the meaning of Code Section 125).

          (e) With respect to any Participant, a hardship withdrawal may only be made under this Section (1) in a Plan Year if:

                      (i) The amount of such hardship withdrawal equals or exceeds the lesser of (A) $1,000 or (B) the portion of the Participant's Account attributable to (I) Rollover Contributions, (II) Before-Tax
                                    Contributions (but not the earnings
                                    credited thereto as of a date on or after January 1, 1989), and (III) Matching Contributions, and

                      (ii) The Participant has not previously received a withdrawal under this Section (1) during the same Plan Year.

(2)       WITHDRAWALS AFTER AGE 59 1/2:

          (a)         (i)           Any Participant who has attained the age of
                                    59 1/2 may withdraw any portion of his
                                    Account attributable to (1) Rollover
                                    Contributions, (2) Before-Tax
                                    Contributions, and (3) Matching
                                    Contributions.

                      (ii) Any withdrawal under this Section (2) shall be made: first, from the portion of his Account attributable to amounts described in Article IV(1)(a) (applying the ordering rules of Article IV(1)(a)(ii)); and second, from the earnings credited as of a date on or after January 1, 1989 attributable to Before-Tax Contributions.

         (b) With respect to any Participant, a withdrawal may only be made under this Section (2) if no withdrawal has been made under this Section (2) within the immediately preceding six months.

(3)       PROCEDURE FOR WITHDRAWAL:

          A Participant may withdraw amounts under this Article IV only upon following procedures established by the Committee. Withdrawals shall be distributed within an administratively reasonable time after completion of such procedures and, in the case of a withdrawal on account of hardship, the determination of a hardship in accordance with the Plan's normal processing standards. In the event that the portion of the Participant's Account from which the withdrawal is made (as set forth in Sections (1)(a)(ii) and (2)(a)(ii)) is invested in more than one Investment Fund at the time of any withdrawal, the amount withdrawn shall be charged to each Investment Fund in proportion to the value of the investment of such portion of his Account in such Investment Fund on such processing date, provided that if the Participant specifically designates the Investment Funds to be charged, the amount withdrawn shall be charged to Investment Funds in accordance with the Participant's designation. For purposes of the preceding sentence, a retirement account described in Article VIII(2)(c)(ii)(B) shall be treated as an Investment Fund. Any amount distributed under this Article IV shall be distributed in cash, provided that with respect to amounts withdrawn from the ESOP Feature, the Participant may elect to have all or part of such distribution made in Shares (with fractional Shares paid in cash).

(4)       VALUATION PROCEDURES:

          Each withdrawal under this Article IV shall be charged to the Participant's Account on the day on which the withdrawal request is processed in accordance with the Plan's procedures.

(5)       SPECIAL RULES FOR AMOUNTS ATTRIBUTABLE TO PREDECESSOR PLANS:

          The following rules shall apply with respect to withdrawals under this Article IV:

          (a) All withdrawals by a Participant under Article IV shall, to the extent consistent with the terms of this Plan, be made first from amounts attributable to the Predecessor Plans with respect to such Participant until all such amounts have been withdrawn.

          (b) Amounts withdrawn from the portion of a Participant's Account attributable to a Predecessor Plan shall be withdrawn under the ordering rules applicable under such Predecessor Plan, which rules are incorporated herein by reference.

                                   ARTICLE V
                                   TRUST FUND


(1)       CONTRIBUTIONS AND ASSETS:

          (a) All contributions under the Plan shall be paid into the Trust.

          (b) Contributions made by an Employing Company to provide Matching Contributions and Nonelective Contributions for a Plan Year shall be paid to the Trust by such Employing Company at the time or times determined by the Employing Company in its sole and absolute discretion, provided that such payments shall be made no later than the time prescribed by law (including extensions) for filing the federal income tax return with respect to the Employing Company for the taxable year of the Employing Company with or within which the Plan Year ends. Before-Tax Contributions shall be transferred to the Trust Fund within the time period required by law.

          (c) The Trust Fund will be held, invested, and disbursed by the Trustee acting in accordance with the provisions of the Plan and the Trust Agreement, provided that in the case of any conflict or other inconsistency between the Plan and the Trust Agreement, the Plan shall control. All benefits payable hereunder will be paid from the Trust Fund.

          (d) Notwithstanding anything herein to the contrary, to the extent provided in the Trust Agreement, some or all of the Trust Fund may be held in a group trust, provided that the group trust and the group trust instrument satisfy all applicable requirements such that:

                      (i) The group trust is exempt from taxation under Code Section 501(a) with respect to its funds that equitably belong to participating trusts described in Code
                                    Section 401(a), and

                      (ii) The status of individual trusts as qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) will not be affected by the pooling of their funds in the group trust.

                      In the event that any part of the Trust Fund is held in a group trust pursuant to this subsection (d), (A) the group trust instrument is adopted as a part of this Plan with respect to such part of the Trust

                      Fund, and (B) all references in this Plan to the Trust, Trust Agreement, or the Trustee shall be deemed to be references to the group trust, the group trust agreement, or the group trust trustee to the extent indicated by the context and consistent with the terms of the group trust instrument.

(2)       TRUST FUND:

          (a) Except as otherwise provided herein, the Committee may, in its sole and absolute discretion, from time to time appoint an Investment Manager or Managers or name a fiduciary to direct the Trustee with respect to the investment of all or any part of the Trust Fund. The Trust Fund is for the exclusive benefit of Participants and their Beneficiaries, provided that it may also be used (i) to pay any reasonable expenses (including Trustee fees and expenses) arising from the administration and operation of the Plan and Trust (including reimbursement of the Employing Companies for their advancement of any such expenses), and (ii) for any other purpose permitted by ERISA, the Code, and other applicable laws.

          (b) No person shall have any interest in or right to the Trust Fund or any part thereof, except as expressly provided in the Plan.

          (c) No liability for payments under the Plan shall be imposed upon the Committee, the Corporation, the Employing Companies, the Employer, or the employees, officers, directors, or stockholders of any of the foregoing, except as, and only to the extent, expressly provided by law, and none of the foregoing nor any fiduciary guarantees against investment loss or asset depreciation.

                                   ARTICLE VI
                                ESOP PROVISIONS


(1)       INVESTMENT OF ESOP CONTRIBUTIONS:

          ESOP Contributions shall be wholly invested in the ESOP Fund, except as otherwise provided by reason of an investment under Section (5).

(2)       ACQUISITION LOANS:

          The Corporation may direct the Trustee to incur one or more Acquisition Loans from time to time to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan.

(3)       RELEASE OF COMPANY STOCK FROM LOAN SUSPENSE ACCOUNTS:

          (a) The Employing Companies shall contribute an amount sufficient to enable the Trustee to pay any currently maturing obligation under an Acquisition Loan, without regard to the Employing Companies' accumulated earnings and profits, but taking into account any use of Allocated Dividends to make payments on the Acquisition Loan under Section (6).

          (b) Any Leveraged Shares shall initially be credited to the Loan Suspense Account and shall be released from such Loan Suspense Account in accordance with Treasury Regulation Section 54.4975-7(b)(8)(i) (or any applicable successor provision). Notwithstanding the foregoing, in the event that an Acquisition Loan is repaid with the proceeds of a subsequent Acquisition Loan ("Substitute Loan"), such repayment shall not operate to release all such Shares from the Loan Suspense Account, but, rather, such release shall be based on the application of Treasury Regulation Section 54.4975-7(b)(8)(i) (or any applicable successor provision) to such Substitute Loan.

          (c) If at any time there is more than one Acquisition Loan outstanding, separate accounts shall be established under the Loan Suspense Account for each such Acquisition Loan. Each Acquisition Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the release of Shares from the Loan Suspense Account under this Section (3).

          (d) If Allocated Dividends are used under Section (6) to make principal and/or interest payments on an Acquisition Loan, as soon as administratively reasonable following the release of Leveraged Shares from the Loan Suspense Account as a result of such payments, all or a portion of the total number of Shares so released shall be allocated to Participants' Accounts under Section (6). The Shares released by reason of the use of Unallocated Dividends to repay an Acquisition Loan shall be allocated among Accounts pursuant to subsection (e) below.

          (e) This subsection (e) shall apply to all Leveraged Shares that have been released from the Loan Suspense Account as a result of loan amortization payments made during the Plan Year other than such Leveraged Shares that will be allocated pursuant to Section (6).

                      (i) This paragraph (i) shall apply to Leveraged Shares to which this subsection (e) applies and that have been released from the Loan Suspense Account as a result of loan amortization payments that are made during the Plan Year and that would have been made during the Plan Year if no Acquisition Loans had been made on or after October 1, 1998. Such Leveraged Shares shall be allocated with respect to such Plan Year and only on behalf of Eligible Nonelective Contribution Employees. For any Plan Year, the portion of such Leveraged Shares allocated to the Account of an Eligible Nonelective Contribution Employee shall bear the same relationship to the total number of all Leveraged Shares allocated under this paragraph (i) as the Eligible Nonelective Contribution Employee's
                                    Compensation for the Plan Year bears to the total Compensation of all Eligible Nonelective Contribution Employees for the Plan Year, provided that allocations under this paragraph (i) shall be subject to the limits and provisions of Article III.

                      (ii)          (A)       This paragraph (ii) shall apply
                                              to all Leveraged Shares to which
                                              this subsection (e) applies other
                                              than the Leveraged Shares to
                                              which paragraph (i) applies.
                                              Except as otherwise provided in
                                              this Plan, for any Plan Year,
                                              such Leveraged Shares shall be
                                              used to provide the Interim
                                              Supplemental Contributions
                                              described in Article III(6) and
                                              the Grandfathered AmVestors

                                        Supplemental Contributions described in
                                        Article III(7).

                                    (B)       To the extent that the Leveraged
                                              Shares to which this paragraph
                                              (ii) applies are not sufficient
                                              to provide all Interim
                                              Supplemental Contributions and
                                              all Grandfathered AmVestors
                                              Supplemental Contributions
                                              described in Article III(6) and
                                              (7) for a Plan Year, the portion
                                              of such Leveraged Shares used to
                                              provide Interim Supplemental
                                              Contributions shall bear the same
                                              relationship to the total of the
                                              Leveraged Shares to which this
                                              paragraph (ii) applies as the
                                              value of all Interim Supplemental
                                              Contributions for the Plan Year
                                              bears to the sum of the value of
                                              all Interim Supplemental
                                              Contributions and all
                                              Grandfathered AmVestors
                                              Supplemental Contributions for
                                              the Plan Year.  For any Plan
                                              Year, the number of Leveraged
                                              Shares allocated under this
                                              paragraph (ii)(B) to any Interim
                                              Benefit Supplement Employee shall
                                              bear the same relationship to the
                                              total number of Leveraged Shares
                                              allocated under this paragraph
                                              (ii)(B) as the value of the
                                              Interim Supplemental Contribution
                                              for such Interim Benefit
                                              Supplement Employee bears to the
                                              total value of all Interim
                                              Supplemental Contributions for
                                              all Interim Benefit Supplement
                                              Employees.

                                    (C)       To the extent that the Leveraged
                                              Shares to which this paragraph
                                              (ii) applies are not sufficient
                                              to provide all Interim
                                              Supplemental Contributions and
                                              all Grandfathered AmVestors
                                              Supplemental Contributions
                                              described in Article III(6) and
                                              (7) for a Plan Year, the portion
                                              of such Leveraged Shares used to
                                              provide Grandfathered AmVestors
                                              Supplemental Contributions shall
                                              bear the same relationship to the
                                              total of the Leveraged Shares to
                                              which this paragraph (ii) applies
                                              as the value of all Grandfathered
                                              AmVestors Supplemental
                                              Contributions for the Plan Year
                                              bears to the sum of the value of
                                              all Interim Supplemental
                                              Contributions and all
                                              Grandfathered AmVestors

                                              Supplemental Contributions for
                                              the Plan Year.  For any Plan
                                              Year, the number of Leveraged
                                              Shares allocated under this
                                              paragraph (ii)(C) to any
                                              Grandfathered AmVestors Employee
                                              shall bear the same relationship
                                              to the total number of Leveraged
                                              Shares allocated under this
                                              paragraph (ii)(C) as the value of
                                              the Grandfathered AmVestors
                                              Supplemental Contribution for
                                              such Grandfathered AmVestors
                                              Employee bears to the total value
                                              of all Grandfathered AmVestors
                                              Supplemental Contributions for
                                              all Grandfathered AmVestors
                                              Employees.

                                    (D)       To the extent that the value of
                                              the Leveraged Shares to which
                                              this paragraph (ii) applies
                                              exceeds the value of all Interim
                                              Supplemental Contributions and
                                              Grandfathered AmVestors
                                              Supplemental Contributions for a
                                              Plan Year, such Leveraged Shares
                                              shall be used, under principles
                                              similar to those set forth in
                                              paragraph (ii)(B) and (C), to
                                              provide Matching Contributions
                                              for such Plan Year to the extent
                                              such Matching Contributions have
                                              not been previously provided.

                                    (E)       For a Plan Year, to  the extent
                                              that the number of Leveraged
                                              Shares to which this paragraph
                                              (ii) applies exceeds the number
                                              of Leveraged Shares used under
                                              subparagraphs (A), (B), (C), and
                                              (D), such excess Leveraged Shares
                                              shall be allocated with respect
                                              to such Plan Year and only on
                                              behalf of Eligible Nonelective
                                              Contribution Employees.  For any
                                              Plan Year, the portion of such
                                              Leveraged Shares allocated to the
                                              Account of an Eligible
                                              Nonelective Contribution Employee
                                              shall bear the same relationship
                                              to the total number of all
                                              Leveraged Shares allocated under
                                              this subparagraph (E) as the
                                              Eligible Nonelective Contribution
                                              Employee's Compensation for the
                                              Plan Year bears to the total
                                              Compensation of all Eligible
                                              Nonelective Contribution
                                              Employees for the Plan Year,
                                              provided that allocations under
                                              this
                                              subparagraph (E) shall be subject
                                              to the limits and provisions of
                                              Article III.

          (f) All Leveraged Shares that have not been released from the Loan Suspense Account shall be invested in the ESOP Fund.

(4)       PUT OPTION:

          (a) Except as provided in Treasury Regulation Section 54.4975-7(b)(9) (or any applicable successor provision) and subsection (b), or as otherwise required by law, no securities acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan at that time contains an ESOP Feature.

          (b) A Share acquired with the proceeds of an Acquisition Loan must be subject to a put option if the Share is not readily tradable on an established market (within the meaning of Code Section 409(h)). Such put options shall be subject to the provisions of this Section (4) and, notwithstanding anything herein to the contrary, all other applicable provisions of law. The put option must be exercisable only by a participant, by the participant's donees, or by a person (including an estate or its distributee) to whom the security passes by reason of a participant's death. (Under this subsection (b), "participant" means a participant and beneficiaries of the participant under the ESOP Feature.) The put option must permit a participant to put the security to the Corporation. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Corporation at the time that the put option is exercised. If it is known at the time a loan is made that Federal or state law will be violated by the Corporation's honoring such put option, the put option must permit the security to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Corporation's or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

          (c) A put option described in subsection (b) shall be exercisable during the 60-day period which begins on the date the security subject to the put option is distributed by the Plan. If such a put option is not exercised within such 60- day period, the put option shall be exercisable for an additional 60-day period in the following plan year, in accordance with applicable law.

          (d) The provisions of this subsection (d) shall apply to a put option described in subsection (b).

                      (i) A put option is exercised by the holder notifying the Corporation in writing that the put option is being exercised.

                      (ii) The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law.

                      (iii) The price at which a put option must be exercisable is the value of the security, determined in accordance with Treasury Regulation Section 54.4975-11(d)(5) (or any applicable successor provision), Code
                                    Section 401(a)(28)(C), and other applicable laws.

                      (iv) The provisions for payment under a put option must meet the following requirements:

                                    (A)       In the case of a distribution
                                              within 1 taxable year to the
                                              recipient of the balance to the
                                              credit of the recipient's
                                              Account, there must be adequate
                                              security and a reasonable
                                              interest rate with respect to any
                                              deferral of payments and payments
                                              must be made at least as rapidly
                                              as substantially equal periodic
                                              payments (not less frequently
                                              than annually) over a period
                                              beginning within 30 days after
                                              the date the put option is
                                              exercised and ending not more
                                              than 5 years after such date.

                                    (B)       In the case of a distribution not
                                              subject to subparagraph (A),
                                              payment under the put option must
                                              be completed within 30 days after
                                              the date the put option is
                                              exercised.

                      (v) Payment under a put option may be restricted by the terms of a loan, including one used to acquire a security subject to a put option, made before November 1, 1977. Otherwise, payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the employer's articles of incorporation, unless so required by applicable state law.

          (e)         Except as otherwise permitted in Treasury Regulation
                      Section 54.4975-11(a)(3)(ii) (or any applicable successor provision), the protections and rights described in subsections (a) through (d) are nonterminable and thus shall continue to exist if the Acquisition Loan is repaid or the Plan ceases to contain an ESOP Feature.

(5)       DIVERSIFICATION RIGHTS:

          (a) With respect to a Qualified Participant, during the 90-day period immediately following the close of each Plan Year in the Qualified Election Period, the Qualified Participant shall be entitled to one election to invest the Diversification Portion of his Diversification Account in any Fund other than the ESOP Fund. Except as otherwise provided in rules prescribed by the Committee, such election shall be made under the rules of Article
                      VIII. Any amount that has been reinvested in a Fund other than the ESOP Fund pursuant to this Section (5) may be further reinvested in other Funds under the generally applicable rules of Article VIII.

          (b) Any amount that is reinvested in an Investment Fund other than the ESOP Fund pursuant to this Section (5) is, by virtue of such reinvestment, transferred from the Stock Bonus Component to the Profit-Sharing Component.

          (c) This Section (5), and the definitions of the terms used herein, are intended to comply with Code Section 401(a)(28) and shall be interpreted accordingly.


(6)       DIVIDENDS ON SHARES:

          (a)         (i)           Allocated Dividends with respect to Shares
                                    in the Company Stock Fund shall be retained in the Account of the applicable
                                    Participant, subject to the otherwise
                                    applicable provisions of this Plan.

                      (ii) Allocated Dividends with respect to Shares in the ESOP Fund shall, in the sole and absolute discretion of the Corporation, be, in whole or in part, (A) retained in the Account of the applicable Participant, subject to the otherwise applicable provisions of this Plan, or (B) used, consistent with Code
                                    Section 404(k) and to the extent permitted by law, to make principal and/or interest payments on an Acquisition Loan. The Corporation may determine how Allocated Dividends with respect to Shares in the ESOP Fund may be applied up to the time when the dividends are finally allocated to the Accounts of Participants. Dividends may not be used for payment of an Acquisition Loan unless, without regard to Matching Contributions or Nonelective Contributions, Company Stock allocated in a Plan Year to the Account of each Participant who would have otherwise been credited with the value of such dividends has a fair market value not less than the amount of such dividends that would have been otherwise allocated in such Plan Year for the benefit of the Participant. Accordingly, if Allocated Dividends are used to make principal and/or interest payments on an Acquisition Loan, Company Stock released in a Plan Year pursuant to such payments (and pursuant to contemporaneous and subsequent payments, if necessary) shall be allocated under this Section (6) to Participants whose Accounts would otherwise have been credited with such Allocated Dividends until allocations of Company Stock in the Plan Year with respect to each such Participant (without regard to Matching Contributions or Nonelective Contributions) equal the amount of Allocated Dividends that would have been credited to his Account in the Plan Year (such allocations to be made on a pro rata basis until the total amount required is allocated).

          (b) An Allocated Dividend shall be treated as made with respect to a Share in the ESOP Fund if and only if such Share were held in the ESOP Fund on the record date for such Allocated Dividend. Correspondingly, an Allocated Dividend shall be treated as made with respect to a Share in the Company Stock Fund if and only if such Share were held in the Company Stock Fund on the record date for such Allocated Dividend.

          (c) Unallocated Dividends may , in the sole and absolute discretion of the Corporation, be used, in whole or in part, to repay an Acquisition Loan the proceeds of which were used to acquire the Leveraged Shares to which the Unallocated Dividends relate. The Leveraged Shares released from the Loan Suspense Account due to any such repayment shall be allocated as described under Section
                      (3).

(7)      VALUATION OF COMPANY STOCK:

         For purposes of this Plan, Company Stock shall be valued in such manner and as of each Valuation Date or such other dates as may be prescribed by the Committee in its sole and absolute discretion, provided that such valuation shall comply with applicable law.

(8)      TENDER/VOTING OF COMPANY STOCK:

          (a) Tender for Stock. All tender or exchange decisions with respect to Company Stock held in the Plan shall be made in accordance with the following provisions of this Section (8):

                      (i) In the event an offer is received by the Plan (including a tender offer for Shares subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange Shares held by the Plan (an "Offer"), the Committee will notify each Participant who has part or all of his Account invested in the ESOP Fund or the Company Stock Fund of the terms of the Offer as soon as practicable after its commencement and will furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange Shares allocated to his Participant's Account. The materials furnished to the Participants shall include
                                    (A) a notice from the Committee that the Trustee will not tender or exchange Shares (allocated or unallocated) for which timely instructions are not received by the Trustee and (B) related documents provided generally to the shareholders of the Corporation pursuant to the Securities Exchange Act of 1934. The Committee and the Trustee may also provide Participants with such other material concerning the Offer as the Trustee or the Committee in its sole and absolute discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all materials. The Corporation and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Notwithstanding anything contained herein to the contrary, in the event an Offer is issued by a person or entity other than the Corporation, prior to distributing materials under this Section
                                    (8), the Committee may require that the
                                    issuer advance sufficient funds as are
                                    necessary to cover the cost of the
                                    distributing materials to, and soliciting responses from, Participants.

                      (ii) The Trustee shall tender or not tender Shares or exchange Shares allocated to a Participant's Account (including fractional Shares to 1/10th of a Share) only to the extent instructed by the Participant. If tender or exchange instructions for Shares allocated to a Participant's Account are not timely received by the Trustee, the Trustee will treat non-receipt as a direction not to tender or exchange such Shares.

                      (iii) A Participant who has ESOP Stock allocated to his Participant's Account and who is entitled to direct the Trustee whether or not to tender or exchange Shares allocated to his Participant's Account shall separately direct the Trustee with respect to the tender or exchange of a portion of the Shares that are not allocated to any Participant's Account. Such direction shall be with respect to the number of unallocated Shares multiplied by a fraction, the numerator of which is the number of Shares of ESOP Stock allocated to the Participant's Account and the denominator of which is the total number of Shares of ESOP Stock allocated to the Accounts of all Participants. Fractional Shares shall be rounded to the nearest 1/10th of a Share. If tender or exchange instructions for Shares not allocated to a Participant's Account are not timely received by the Trustee, the Trustee will treat non-receipt as a direction to not tender or exchange such Shares.

                      (iv) In the event, under the terms of an Offer or otherwise, any Shares tendered for sale or exchange pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow instructions respecting the withdrawal of the securities from the Offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants entitled under this Section (8) to give instructions for the sale or exchange of securities pursuant to such Offer.

                      (v)           (A)       In the event that an Offer for
                                              fewer than all of the Shares held
                                              by the Plan is received, a
                                              Participant who has been
                                              allocated Shares subject to such
                                              Offer shall be entitled to direct
                                              the Trustee as to the acceptance
                                              or rejection of the Offer (as
                                              provided by paragraphs (i)-(iv)
                                              of this Section (8)(a)) with
                                              respect to the largest portion of
                                              the Company Stock allocated to
                                              his Participant's Account as may
                                              be possible, given the total
                                              number or amount of Shares that
                                              may be sold or exchanged pursuant
                                              to the Offer, based upon the
                                              instructions received from all
                                              other Participants who timely
                                              submit instructions pursuant to
                                              this Section (8) to sell or
                                              exchange Shares pursuant to such
                                              Offer, each on a pro rata basis
                                              in accordance with the number or
                                              amount of such Shares allocated
                                              to the Participant's Account that
                                              the Participant instructs the
                                              Trustee to tender or exchange.

                                    (B)       In the case of an Offer described
                                              in subparagraph (A), the
                                              provisions of paragraph (iii)
                                              shall apply to the portion of the
                                              Shares that are not allocated to
                                              any Participant's Account, except
                                              that the reference in the second
                                              sentence of paragraph (iii) to
                                              "the number of unallocated
                                              Shares" shall be deemed to be
                                              instead a reference to the excess
                                              (if any) of (I) the number of
                                              Shares for which the Offer is
                                              made (the "Number of Offer
                                              Shares") over (II) the number of
                                              Shares for which there has been
                                              an acceptance under subparagraph
                                              (A) (the "Number of Allocated
                                              Shares Accepted").  This
                                              subparagraph (B) shall apply if
                                              and only if the Number of Offer
                                              Shares exceeds the Number of
                                              Allocated Shares Accepted.

                      (vi) In the event an Offer is received and instructions are solicited from Participants pursuant to paragraphs (i)-(v) of this Section (8)(a) regarding such Offer, and prior to termination of such Offer, another Offer is received by the Plan for the securities subject to the first Offer, the Committee shall use its best efforts under the circumstances to solicit instructions from the Participants
                                    (A) with respect to securities tendered for sale or exchange pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender securities withdrawn for sale or exchange pursuant to the second Offer and (B) with respect to securities not tendered for sale or exchange pursuant to the first Offer, whether to tender such securities for sale or exchange pursuant to the second Offer. The Trustee shall follow all instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in paragraphs
                                    (i)-(v) of this Section (8)(a).  With
                                    respect to any further Offer for any
                                    Company Stock received by the Plan and
                                    subject to any earlier Offer (including
                                    successive Offers from one or more existing offerors), the Committee and the Trustee shall act in the same manner as described above.

                      (vii) A Participant's instructions to tender or exchange Shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Participants are designated Named Fiduciaries for purposes of making tender or exchange decisions with respect to (A) Shares in their Diversification Account, and (B) Shares that are not allocated to any Participant's Account.

                      (viii) Cash received in exchange for tendered Shares will be credited to the Account of the Participant whose Shares were tendered or the Loan Suspense Account from which Shares were tendered and will, pursuant to directions from the Committee, be used by the Trustee to purchase Company Stock, as soon as practicable. In the interim, the Trustee will, pursuant to directions from the Committee, invest such cash in short-term investments permitted under the Trust.

                      (ix) The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Employer, except as otherwise provided herein or required by law. The Trustee may retain the services of a third party to tabulate Participant directions and to perform such other ministerial tasks as it deems are appropriate.

          (b) Voting of Stock. Voting rights on Shares held by the Plan shall be exercised in accordance with the following provisions of this Section (8):

                      (i) As soon as practicable before each annual or special shareholders' meeting of the Corporation, the Committee or the Trustee shall furnish each Participant with a copy of the proxy solicitation material sent generally to shareholders, together with forms requesting confidential instructions on how the Shares allocated to a Participant's Account are to be voted. The Corporation and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The materials furnished to the Participants shall include a notice that allocated Shares for which timely instructions are not received by the Trustee will be voted by the Trustee in proportion to the allocated Shares as to which instructions have been received. Notwithstanding anything contained herein to the contrary, in the event a person or entity other than the Corporation solicits proxies from shareholders of the Corporation, prior to distributing materials under this Section
                                    (8)(b), the Committee may require that the proxy solicitor advance sufficient funds as are necessary to cover the cost of the distributing materials to, and soliciting instructions from, Participants.

                      (ii) With respect to all corporate matters submitted to shareholders, all Shares allocated to Participants' Accounts shall be voted in accordance with the directions of Participants as given to the Trustee. A Participant shall be entitled to direct the voting of Shares (including fractional shares to 1/10th of a share) allocated to his Participant's Account. Any allocated Shares for which no timely instructions have been received by the Trustee shall be voted by the Trustee in proportion to the allocated Shares as to which instructions have been received.

                      (iii) A Participant who has ESOP Stock allocated to his Participant's Account and who is entitled to vote on matters presented for a vote by the stockholders under Section
                                    (8)(b)(ii) above with respect to Shares
                                    allocated to his Account shall separately direct the Trustee with respect to the vote of a portion of the Shares that are unallocated to any Participant's Account. Such direction shall be with respect to the number of votes equal to the total number of votes attributable to Shares not allocated to any Participant's Account multiplied by a fraction, the numerator of which is the number of votes attributable to ESOP Stock allocated to the Participant's Account and the denominator of which is the total number of votes attributable to the ESOP Stock allocated to the Accounts of all Participants. Any unallocated Shares for which no timely instructions have been received by the Trustee shall be voted by the Trustee in proportion to the unallocated Shares as to which instructions have been received. Fractional Shares shall be rounded to the nearest 1/10th of a Share.

                      (iv) The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers, or employees of the Employer, except as otherwise provided herein or required by law. The Trustee may retain the services of a third party to tabulate Participant directions and to perform such other ministerial tasks as it deems are appropriate.

          (c) Beneficiary. In the case of a deceased Participant, this Section (8) shall apply to the Participant's Beneficiary.

          (d) Rights With Respect To Other Securities. The Committee shall have sole and absolute discretion with respect to voting, tendering, and other rights for any securities held by the Plan other than Company Stock.

(9)       QUALIFICATION OF ESOP FEATURE:

          In the event that an ESOP Contribution is conditioned upon initial qualification of the ESOP Feature under Code Section 401(a) and the ESOP Feature does not so qualify, the contribution, net of any losses attributable thereto and together with any earnings thereon, may, to the extent permitted by law, be returned to the applicable Employing Companies within one year after the denial of qualification.

(10)      TERMINATION OF ESOP FEATURE:

          Upon a complete termination of the Plan or the ESOP Feature, any unallocated Leveraged Shares shall be sold to the Corporation or on the open market. The proceeds of such sale shall be used to satisfy any outstanding Acquisition Loan and the balance of any funds remaining shall be allocated to each Participant's Account under the rules set forth in
          Article VI(3)(e).

                                  ARTICLE VII
                                    VESTING

(1)       BEFORE-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS:

          Each Participant shall at all times have a vested interest in the portion of his Account balance attributable to Before-Tax Contributions and Rollover Contributions.

(2)       MATCHING CONTRIBUTIONS AND NONELECTIVE CONTRIBUTIONS:

          (a) A Participant shall not have a vested interest in the portion of his Account attributable to Matching Contributions or Nonelective Contributions except as specifically provided herein.

          (b) Each Participant shall have a fully vested interest in the portion of his Account balance attributable to Matching Contributions and Nonelective Contributions as of the earliest of the following dates:

                      (i) the first date on or after he attains Normal Retirement Age on which he is an employee of the Employer;

                      (ii) the date on which he becomes Disabled, provided that he was an Employee on the day immediately before such date; or

                      (iii) the date on which he has a Termination of Employment by reason of his death.

          (c) Each Participant who does not otherwise have a vested interest in the portion of his Account balance attributable to Matching Contributions under this Article VII shall have a fully vested interest in such portion upon his completion of one year of Service.

          (d) Each Participant who does not otherwise have a vested interest in the portion of his Account balance attributable to Nonelective Contributions under this
                      Article VII shall have a fully vested interest in such portion upon his completion of five years of Service.

          (e)         (i)           This Section (2) shall apply separately to
                                    any amount that is attributable to a plan described in Article III(11)(a) and that is treated as attributable to Matching
                                    Contributions or Nonelective Contributions pursuant to Article III(11)(c). The vesting percentage applicable to such an amount shall be the greater of (A) the vesting percentage determined under
                                    Sections (2)(b), (c), (d), and (e)(ii) or
                                    (B) the vesting percentage applicable to such amount under the plan immediately prior to the transfer, merger, or consolidation described in Article
                                    III(11)(a).

                      (ii) Notwithstanding anything herein to the contrary, a Designated AmVestors Employee shall have his vested interest in the portion of his Account balance attributable to Nonelective Contributions determined under the following schedule:

                                    Service (in years)              Vesting Percentage
                                    ------------------              ------------------

                                             0                                 0
                                             1                                 0
                                             2                                 0
                                             3                                 20%
                                             4                                 40%
                                             5                                 100%

                                    For purposes of this subsection (e)(ii), a Designated AmVestors Employee is an individual who was an employee of AmVestors Financial Corporation on January 1, 1999 or is described in the last sentence of this Section (2)(e)(ii). Notwithstanding the foregoing, to the extent required by law, the vesting percentage of any individual described in the last sentence of this Section (2)(e)(ii) shall not be less than the greater of (A) the vesting percentage of such individual under the AmVestors Financial Corporation Money Purchase Pension Plan determined as if such plan had continued in effect under the same terms that were in effect as of December 31, 1998, or (B) the vesting percentage of such individual under the AmVestors Financial Corporation Employees' Stock Ownership Plan determined as if such plan had continued in effect under the same terms that were in effect as of December 31, 1998. An individual is described in this sentence if, as of December 31, 1998, he (C) was a participant in the AmVestors Financial Corporation Money Purchase Pension Plan or the AmVestors Financial Corporation Employees' Stock Ownership Plan, and (D) had three years of service as determined under Code
                                    Section 411(a)(10) and under the terms of such plans; provided that Section
                                    (2)(e)(ii)(A) shall only apply to an
                                    individual who would be described in this sentence if there were no references in this sentence to the AmVestors Financial Corporation Employees' Stock Ownership Plan; provided further that Section
                                    (2)(e)(ii)(B) shall only apply to an
                                    individual who would be described in this sentence if there were no reference to the AmVestors Financial Corporation Money Purchase Pension Plan.

          (f) If (i) a distribution is made to a Participant of an amount attributable to Matching Contributions or Nonelective Contributions, and (ii) such distribution is made at a time when the Participant can increase his vesting percentage in the portion of his Account attributable to Matching Contributions or Nonelective Contributions, the Plan shall comply with the requirements of Treasury Regulation Section 1.411(a)-7(d)(5)(iii)(B) (or any applicable successor provision).

          (g) Notwithstanding anything in this Plan to the contrary, no Distribution or loan shall be made to a Participant or his Beneficiary of any amount that is not vested, and this Plan shall be construed accordingly.

(3)       FORFEITURES:

          (a) A Participant who incurs a Period of Severance that equals or exceeds five years shall, as of the last day of the fifth year of such Period of Severance, forfeit any portion of his Account balance in which he does not then have a vested interest (unless such portion is sooner forfeited under this Section (3)).

          (b) A Participant who has a Termination of Employment and receives a distribution of the entire portion of his Account balance in which he has a vested interest shall, immediately following such distribution and to the extent permitted by law, forfeit the portion of his Account balance in which he does not then have a vested interest. For this purpose, a Participant who has a Termination of Employment and does not have a vested interest in any portion of his Account balance shall be deemed to have received a distribution of zero dollars ($0), which distribution shall be treated as a distribution of the entire portion of his Account balance in which he has a vested interest.

          (c) Forfeitures under this Plan or a Prior Plan shall be used to offset amounts that the Employing Companies would otherwise contribute to the Plan.

          (d) Notwithstanding anything herein to the contrary, a portion of a Participant's Account that would be vested but for this subsection (d) (together with any income attributable to such portion) shall be forfeited (i) to the extent provided in Article III(12)(b) and Article III(12)(c), (ii) to the extent that such portion is attributable to a Matching Contribution that relates to an Excess Deferral Amount distributed under Article III(13), provided that this Article VII(3)(d)(ii) shall not apply to the extent that such Matching Contribution would be distributed pursuant to Article III(12)(c), and
                      (iii) to the extent otherwise provided for in other provisions of this Plan. A forfeiture under the preceding sentence shall occur as of the date determined by the Committee in its sole and absolute discretion, subject to the provisions of applicable law.

          (e) With respect to any Participant, the portion of any forfeiture under this Plan that is derived from an Investment Fund shall bear the same relationship to the total forfeiture as the amount invested in such Investment Fund on behalf of the Participant bears to the amount invested in all Investment Funds on behalf of the Participant. For purposes of this subsection (e), a retirement account described in Article VIII(2)(c)(ii)(B) shall be treated as an Investment Fund.

(4)       RESTORATION OF FORFEITED AMOUNTS UPON REPAYMENT:

          (a) If, with respect to a participant under this Plan or a Prior Plan, a forfeiture occurred under this Plan or a Prior Plan by reason of a distribution to such participant, and such former participant is subsequently reemployed as an Employee, such former participant shall have the right, under procedures prescribed by the Committee, to make a lump sum repayment of the entire amount distributed, provided that such repayment must be made before the earlier of (i) five years after the first date after the distribution on which the former participant is reemployed as an Employee, or (ii) the completion of a five-year Period of Severance after the date of the distribution. In the case of a deemed distribution of zero dollars ($0) under the Plan or a Prior Plan, Section (4)(a)(i) shall not apply, the "distribution" in Section (4)(a)(ii) shall be deemed to have occurred upon the participant's termination of employment, and the "repayment" shall be deemed to occur upon the participant's reemployment as an Employee.

          (b) If the repayment described in subsection (a) is made, the forfeited amounts, at the value as of the date of distribution, shall be restored to the former participant's Account by the Employing Companies without regard to the deductibility of such contributions under Code Section 404 (notwithstanding anything herein to the contrary).

          (c) Except for purposes of Articles III and VI (and related provisions) and except as the context indicates otherwise, the amount repaid by the participant and the amount restored by the Employing Companies shall be treated under this Plan as if they were contributed to the Trust Fund on the day when repaid and on the day when restored.

(5)       EFFECTIVE DATE OF VESTING PROVISIONS:

          Except to the extent required by law, the provisions of this Article VII shall not apply to a Participant prior to the date that such Participant has at least one Hour of Service on or after January 1, 1999. To the extent that this Article VI does not apply to a Participant, vesting shall be determined under the provisions of this Plan (and/or a Prior Plan, as the case may be) that would have been applicable but for the merger of the Prior Plans into this Plan and this 1998 Amendment and Restatement.

                                  ARTICLE VIII
                              PARTICIPANT ACCOUNTS


(1)       RECORDS, ALLOCATIONS, AND INVESTMENTS:

          (a)         (i)           An Account shall be established for each
                                    Participant.  The  Committee shall keep
                                    appropriate books and records showing the respective interests of all the
                                    Participants hereunder, or the Committee may delegate that responsibility to the Trustee or to a third party recordkeeper.

                      (ii) The Committee shall have the authority, in its sole and absolute discretion, to (A) designate funds as Investment Funds, (B) add or delete Investment Funds, and (C) prescribe any necessary or appropriate rules regarding the availability of Investment Funds. For example, the Committee has the authority to prescribe rules limiting the availability of an Investment Fund prior to the liquidation of the Plan's investment in such Investment Fund. Another example of the Committee's authority is that the availability of an Investment Fund to one or more Participants may be limited in any ways permissible under applicable law.

                                    The ESOP Fund and the Company Stock Fund shall be included among the Investment Funds.

                      (iii) The Plan is generally intended to constitute a plan described in ERISA
                                    Section 404(c) and Labor Regulation Section
                                    2550.404c-1 (or any applicable successor provision) with respect to all amounts allocated to Participants' Accounts other than amounts that are in any Diversification Account. The Plan shall be interpreted and construed in accordance with this intent; provided that the only effect of any failure to comply with ERISA
                                    Section 404(c) or Labor Regulation Section
                                    2550.404c-1 (or any applicable successor provision) with respect to a transaction shall be that the limited relief provided by such provisions shall not apply to such transaction. To the extent that the Plan is intended to constitute a plan described in ERISA Section 404(c) and Labor Regulation Section 2550.404c-1 (or any applicable successor provision), the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given.

          (b) Matching, Nonelective, Before-Tax, and Rollover Contributions, QNECs, and Transferred Amounts made by or on behalf of a Participant shall be allocated to the Participant's Account in a manner consistent with applicable requirements.

(2)       INVESTMENT ELECTIONS:

          (a) Except as otherwise provided in this Plan, each Participant must elect, at the time the Participant's Account is established, the Investment Fund or Funds in which Investment Contributions will be invested. Such election must be made in increments of 1%.

          (b) Notwithstanding any other provision of this Article VIII, to the extent directed to do so by the Committee (which directions shall be determined by the Committee in its sole and absolute discretion), the Trustee shall invest amounts in money market funds, checking accounts, or the like, pending investment or disbursement or as is necessary to satisfy the liquidity requirements of the Trust.

          (c)         (i)           Except as otherwise provided in this Plan,
                                    a Participant may elect to change the
                                    Investment Funds in which future Investment
                                    Contributions will be invested, subject to the same 1%-increment rule set forth in Section (2)(a).

                      (ii)          (A)       Except as otherwise provided in
                                              this Plan, a Participant may
                                              elect to change the Investment
                                              Funds in which his Account is
                                              invested.  Such election is not
                                              required to correspond in any
                                              fashion with the election in
                                              effect with respect to the
                                              Participant under subsection (a)
                                              or (c)(i).  Such an election must
                                              be made in increments of 1%.

                                    (B)       Except as otherwise provided in
                                              this Plan, a Participant may
                                              elect to transfer amounts from
                                              the Investment Funds in which his
                                              Account is invested to a
                                              retirement account designated by
                                              the Committee.

                                        (I)     The amount transferred pursuant
                                                to this Section (2)(c)(ii)(B)
                                                may not exceed the excess of
                                                (1) 50% of the portion of his
                                                Account that is vested over (2)
                                                the portion of his Account that
                                                is already invested, at the
                                                time of the transfer, in a
                                                retirement account designated
                                                by the Committee pursuant to
                                                this Section (2)(c)(ii)(B).

                                        (II)    The Committee shall have the
                                                authority, in its sole and
                                                absolute discretion, to (1)
                                                designate one or more
                                                retirement accounts, (2) add or
                                                delete retirement accounts, (3)
                                                not have any retirement
                                                accounts available under this
                                                Section (2)(c)(ii)(B), and (4)
                                                prescribe any necessary or
                                                appropriate rules regarding the
                                                availability, maintenance, or
                                                operation of retirement
                                                accounts, provided that any
                                                retirement account designated
                                                by the Committee shall (a)
                                                permit the Participant to
                                                direct investments within such
                                                retirement account, subject to
                                                such restrictions as determined
                                                by the Committee in its sole
                                                and absolute discretion, and
                                                (b) contain such terms and
                                                safeguards as to ensure
                                                compliance with applicable law.

                                        (III)   The Committee's authority under
                                                Section (2)(c)(ii)(B)(II)(4)
                                                shall include, for example, the
                                                authority to prescribe (1)
                                                requirements regarding the
                                                minimum amount transferred to,
                                                or held in, a retirement
                                                account designated by the
                                                Committee, (2) rules for
                                                determining which types of
                                                Investment Contributions are
                                                treated as invested in the
                                                retirement account, (3) rules
                                                regarding the extent to which
                                                withdrawals, partial
                                                distributions, or Plan loans
                                                shall be made from a retirement
                                                account or from Investment
                                                Funds, and (4) rules regarding
                                                the
                                                conditions for transferring
                                                funds from a retirement account
                                                to another retirement account
                                                or to one or more Investment
                                                Funds.

                      (iii) Any change or transfer pursuant to this subsection (c) is to be made by application to the Committee in a manner designated by the Committee for that purpose. Any change of Investment Funds for future contributions under subsection (c)(i) will be effective within an administratively reasonable time after receipt of the Participant's investment election change in accordance with the procedures established by the Committee. Reinvestment of all or part of an existing Account balance will be effective in accordance with the procedures established by the Committee.

          (d)         (i)           (A)       A Participant shall not be
                                              permitted to elect to invest any
                                              portion of his Investment
                                              Contributions or his Account in
                                              the ESOP Fund.  Notwithstanding
                                              anything herein to the contrary,
                                              except as otherwise provided in
                                              Article VI(5) or Article
                                              VI(8)(a), amounts attributable to
                                              ESOP Contributions shall, without
                                              regard to any election by a
                                              Participant, be invested in the
                                              ESOP Fund, may not be reinvested
                                              in any other Investment Fund or
                                              transferred to a retirement
                                              account, and shall be disregarded
                                              in applying all other provisions
                                              of this Section (2) (other than
                                              Section (2)(b) or (2)(f)).

                                    (B)       The rules of paragraph (i)(A)
                                              shall not apply to the Company
                                              Stock Fund.  Accordingly, for
                                              example, a Participant may elect
                                              to invest any portion of his
                                              Investment Contributions (other
                                              than amounts required to be
                                              invested in the ESOP Fund) in the
                                              Company Stock Fund under the
                                              rules otherwise applicable under
                                              Section (1) and this Section (2).
                                              Also, for example, amounts that
                                              are invested in the Company Stock
                                              Fund may be reinvested, under the
                                              rules otherwise applicable under
                                              Section (1) and this Section (2),
                                              in another Investment Fund (other
                                              than the ESOP Fund) at
                                              the direction of the Participant
                                              to whose Account such amounts are
                                              allocated.

                      (ii) A Participant shall not be permitted to transfer any portion of his Account from one Investment Fund to another Investment Fund or to a retirement account to the extent that such transfer is inconsistent with the terms of the transferor Investment Fund.

          (e) Subject to Article VI, if a Participant does not in a timely manner designate one or more Investment Funds for amounts to be allocated to his Account or designates one or more Investment Funds that are not available for investment by him hereunder, such amounts shall be invested pursuant to a default procedure determined by the Committee, subject to reinvestment under Section (1) and this Section (2).

          (f) A Participant shall not be permitted to elect to have Investment Contributions invested in the Company Stock Fund or to have any portion of his Account invested in the Company Stock Fund to the extent that such an election would cause the total value of his investments in the ESOP Fund and the Company Stock Fund to exceed, or further exceed, 50% of the value of his Account, determined in a manner established by the Committee. To the extent that a Participant makes an election with respect to Investment Contributions that is prohibited by this subsection (f), the Investment Contributions at issue shall be invested pursuant to subsection (e). To the extent that a Participant makes an election with respect to his Account that is prohibited by this subsection (f), such election shall be void and have no effect.

          (g) With respect to the Account of any Participant (other than such portion of his Account that is invested in a retirement account pursuant to Section (2)(c)(ii)(B)), amounts attributable to each different type of Investment Contribution listed in Article I(64) shall be invested in the same Investment Fund or Funds as all other types of Investment Contributions and in the same proportions.

(3)       RESTRICTIONS ON TRANSACTIONS:

          (a) Notwithstanding anything to the contrary in Section (1) or (2), the Trustee, the Committee, or any Investment Manager may limit the daily volume of transactions with respect to any Investment Fund or decline to carry out any investment direction in order to act consistently with its responsibilities under all applicable laws or to avoid a prohibited transaction or the generation of taxable income to the Trust. The Trustee, the Committee, or any Investment Manager also may not complete a Plan transaction on the day such transaction would otherwise be completed under this Plan for other reasons that are appropriate in the sole and absolute discretion of the Trustee, the Committee, or the Investment Manager, taking into account their duties under ERISA. Such a reason could include, for example, a suspension of trading in an asset important to one of the Investment Funds or a major disruption of a securities market. Restrictions under this subsection (a) may apply to any transaction under the Plan, including transfers between Investment Funds, transfers to or from retirement accounts described in Section (2)(c)(ii)(B), withdrawals, loans, and distributions.

                      If a transaction that is consistent with applicable law and with the provisions of this Plan is not completed on the day that it would otherwise have been completed under the Plan, the transaction shall be completed as soon as administratively practicable.

          (b) In addition, notwithstanding anything herein to the contrary, transactions by a Participant or Participants may be restricted to the extent deemed necessary or appropriate, in the sole and absolute discretion of the Corporation, to comply with applicable laws, including but not limited to the federal securities laws. These restrictions could, for example, limit transfers of Account balances into or out of the Company Stock Fund or ESOP Fund. Also, the portion of such a restricted Participant's Account that is invested in the Company Stock Fund or the ESOP Fund shall not be available for withdrawal prior to the Participant's death or Termination of Employment or for a loan under Article X.

(4)       CONFIDENTIALITY REGARDING COMPANY STOCK:

          Information relating to the purchase, holding, and sale of Company Stock, and the exercise of voting, tender, and similar rights with respect to Company Stock shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Employer, except as otherwise provided herein or required by law. The Trustee may retain the services of a third party to tabulate Participant directions and to perform such other ministerial tasks as it deems are appropriate.

(5)       VALUATION OF ACCOUNTS:

          (a) As of any applicable date, the value of each Account shall be expressed in terms of Units in the applicable Investment Fund. The Unit Value shall be determined separately for each Investment Fund. The Unit Value of any Investment Fund shall be determined by dividing the market value of the assets in the Investment Fund by the total number of Units in the Investment Fund.

          (b) All deposits made to an Investment Fund shall be converted into Units by dividing the dollar amount of such deposit by the value of one Unit in the Investment Fund determined as of the Valuation Date on which the deposits are made.

(6)       BENEFICIARIES:

          Under rules determined by the Committee, in the case of a deceased Participant, this Article VII shall apply to the Participant's Beneficiary.

                                   ARTICLE IX
                             ACCOUNT DISTRIBUTION:
                          TERMINATION; DEATH; TRANSFER


(1)       ELIGIBILITY FOR DISTRIBUTION OF ACCOUNT: TERMINATION AND DEATH:

          (a) Except as otherwise provided herein, a Participant shall be eligible to receive the entire amount to the credit of his Account in the event of the Participant's Termination of Employment, provided that an event shall not constitute a Termination of Employment with respect to any part of the Participant's Account unless such event is a Termination of Employment with respect to a Participant's entire Account. For this purpose, a Participant's Account shall not be treated as including any amounts previously transferred or distributed, even if such transfer or distribution is made after or on account of the same event.

          (b) In the event of the death of a Participant, payment of such Participant's Account shall be made to his Beneficiary.

(2)       ELIGIBILITY FOR DISTRIBUTION OF ACCOUNT:  TRANSFERS OF EMPLOYMENT:

          (a) If an Eligible Employee remains employed by the Employer but ceases to be an Eligible Employee, no further contributions shall be made to the Plan by or on behalf of such individual with respect to periods during which he is not an Eligible Employee. During the period during which such individual remains employed by the Employer, he shall not be treated as having had a Termination of Employment for purposes of the distribution provisions of this Plan.

          (b) If a Participant remains employed by the Employer but ceases to be an Eligible Employee, the Account of such Participant may, in the sole and absolute discretion of the Committee, be transferred (other than in an Elective Transfer) to another plan maintained by the Employer, provided that such plan is qualified under Code Section 401(a) or 403(a).

          (c) This subsection (c) shall only apply to a Participant who is among a group of individuals who by reason of the same event all (i) cease to be employed by the Employer and
                      (ii) become employed by another employer for whom they are performing substantially the same services that they performed for the Employer. The Account of a

                      Participant to whom this subsection (c) applies shall be transferred, in whole or in part, to a plan maintained by such new employer if (A) such plan is qualified under Code Section 401(a) or 403(a), and (B) such transfer is provided for in a document (such as a purchase agreement in the case of a sale by the Employer of the assets of a trade or business) setting forth the legal and contractual obligations of the parties involved in the event. The transfer may be an Elective Transfer or a transfer that is not an Elective Transfer, as provided for in the document described in the preceding sentence.

(3)       PAYMENT OF PARTICIPANT ACCOUNT:

          (a)         In General.

                      This Section (3) shall apply except to the extent otherwise provided in this Plan.

          (b)         Lump Sum Payment.

                      A Participant who is eligible for a distribution from the Plan pursuant to Section (1) may elect to receive a distribution by making an application therefor to the Committee in a manner designated by the Committee. In such application, the Participant may elect to receive a distribution of his entire Account as a lump sum as soon as practicable after the application is received by the Committee and in accordance with the Plan's normal processing standards and procedures. The Valuation Date for the distribution will be the day on which the Participant's payment record is processed for distribution by the Committee.

          (c)         Installment Payments.

                      In the application described in subsection (b), a Participant who is eligible for a distribution from the Plan pursuant to Section (1) may elect to have his Account paid to him in:

                      (i) Monthly, quarterly, or annual installments, over a period designated by the Participant, provided that such period shall not exceed the life expectancy of the Participant (determined in the manner set forth under Code Section 401(a)(9) except that a single determination shall be made for the year in which distributions commence (or the prior year to the extent required by Code Section 401(a)(9)); or

                      (ii) Monthly, quarterly, or annual installments in a dollar amount designated by the Participant, provided that the entire remaining portion of his Account shall be distributed within the 60-day period ending on the last day of the Participant's life expectancy (determined in the manner set forth under Code Section 401(a)(9) except that a single determination shall be made for the year in which distributions commence (or the prior year to the extent required by Code Section 401(a)(9)).

                      Any election under Section (3)(c)(i) or (3)(c)(ii) may not be modified by the Participant except to the extent permitted under Section (3)(d).

          (d)         Installment Payment Methodology.

                      Installment payments described in subsection (c) shall be subject to the following provisions:

                      (i) The first monthly, quarterly, or annual payment under subsection (c) will be made as soon as practicable after the Participant's application is received by the Committee.

                      (ii) This paragraph (ii) shall apply to payments made under subsection (c)(i). The amount of each monthly payment, if applicable, will be determined by dividing the value of the Participant's Account balance by the number of months remaining in the payment schedule. The amount of each quarterly payment, if applicable, will be determined by dividing the value of the Participant's Account balance by the number of quarters remaining in the payment schedule. The amount of each annual payment, if applicable, will be determined by dividing the value of the Participant's Account balance by the number of years remaining in the payment schedule.

                      (iii) A Participant who elects the installment option may elect to receive a lump sum distribution of the balance of his Account at any time.

                      (iv) In the event the Participant dies prior to a complete distribution of his Account, the balance of his Account shall be paid in a single sum payment to his Beneficiary within an administratively reasonable time after such death.

                      (v) All payments under this subsection (d) shall be valued as of the day on which the payment is processed for distribution by the Committee.

          (e)         Annuity Payments.

                      In the application described in subsection (b), a Participant who is eligible for a distribution from the Plan pursuant to Section (1) may elect to have his account paid to him in a Joint and Survivor Annuity or in a single life annuity.

          (f)         Limits on Distributions during Reemployment.

                      Notwithstanding the foregoing, no distribution shall be made pursuant to this Section (3) (other than payments under an annuity contract previously distributed under Section (4)(b)) if, at the time such distribution would be made, the Participant has been reemployed by the Employer as an Employee. Any further distribution shall be deferred until the Participant again qualifies for such a distribution under the terms of the Plan.

          (g)         Death Benefits.

                      In the event of the death of a Participant prior to his Annuity Starting Date, all amounts credited to his Account shall be distributed in a single payment to his Beneficiary within an administratively reasonable time after such death.

(4)       MEDIUM OF DISTRIBUTION:

          (a) All distributions shall be made in cash. Notwithstanding the preceding, if a Participant or Beneficiary whose Account includes an interest in the ESOP Feature so elects in the manner prescribed therefor by the Committee, distribution of all or part of such interest shall be in Shares (with fractional Shares paid in cash); provided that any amount paid as an annuity shall be paid only in cash.

          (b) Where a distribution is made with respect to a Participant's Account in the form of an annuity described in Section (3)(e), (8)(a), or (8)(e) an annuity contract shall be purchased from a life insurance company and such contract shall be distributed. The cost of such contract and all costs related to the purchase of the contract shall be charged against the Participant's vested Account. The insurance company from which the contract is purchased shall be the insurance company designated in writing (i) by the Participant in the case of an annuity described in Section (3)(e) or (8)(e), or
                      (ii) by the Spouse in the case of an annuity described in Section (8)(a). Any such designation and purchase shall be made in accordance with applicable law. If a valid designation of an insurance company is not made in a timely fashion by the Participant or the Spouse, as the case may be, the Committee shall designate the insurance company. The terms of any annuity contract purchased and distributed by the Plan shall comply with the applicable requirements of this Plan, the Code, ERISA, and other applicable laws. Distribution of all or a part of a Participant's Account with one or more annuity contracts shall, with respect to such portion of the Participant's Account, constitute a complete acquittal and discharge of every liability under the Plan and Trust with respect to such Participant and with respect to any person whose rights are derived from the rights of such Participant.

(5)       OTHER DISTRIBUTIONS:

          In the event that a loan made to a Participant under Article X is in default and the Committee determines, under terms that are incorporated herein by reference, that it is necessary for a distribution to be made under the Plan in order to cure such default and that such a distribution could be made under applicable law, the Committee, with notice to the Participant, shall cause a distribution to be made on behalf of the Participant under the Plan which shall be applied by the Committee to the unpaid balance of the loan, including accrued interest. Such distribution shall be charged against the security for the loan, as determined under Article X(2)(h). Any such distribution shall be subject to whatever restrictions and other rules are applicable under Article IV, Article IX, or other Plan provisions, as the case may be, except to the extent that the context clearly indicates otherwise, provided that, solely for purposes of such a distribution, amounts attributable to Discretionary Allocations shall be treated as withdrawable under Article IV by any Participant who has attained the age of 59 1/2. For purposes of this Section (5), a loan made to a Participant shall be treated as in default if the Participant fails to make three consecutive monthly payments, except as otherwise provided in rules determined by the Committee that are incorporated herein by reference.

(6)       QUALIFIED DOMESTIC RELATIONS ORDERS:

          The Plan shall comply with any order determined by the Committee to be a qualified domestic relations order (within the meaning of Code
          Section 414(p)). Notwithstanding the foregoing, a payment under a qualified domestic relations order may commence at the time set forth in the order, even if such time would be earlier than the date on which the amount would otherwise be payable to the Participant under the Plan.

          The Committee shall establish reasonable procedures consistent with applicable rules to determine the qualified status of domestic relations orders and to administer distributions under such qualified domestic relations orders (or the segregation of amounts pending determination of such status).

(7)       ADDITIONAL DISTRIBUTION RULES:

          (a)         Distributions of Small Amounts.

                      (i) If a Participant has a Termination of Employment, and the value of his Account exceeds $3,500 (determined as of such times and in such manner as are required by Code
                                    Section 411(a)(11)), his Account will not be distributed to him without his written consent except as otherwise provided in this Article IX. Notwithstanding anything in this Plan to the contrary (including, without limitation, Section (8)), if a Participant has a Termination of Employment, and the value of his Account does not exceed $3,500 (determined as of such times and in such manner as are required by Code Sections 411(a)(11) and
                                    417), his Account shall be distributed in a single sum without his consent within an administratively reasonable time.

                      (ii)          Effective as of January 1, 1998, Section
                                    (7)(a)(i) shall be applied by substituting
                                    "$5,000" for "$3,500" wherever it appears.

          (b)         Distribution Due Date.

                      (i) Commencement of Distributions. The distribution of a Participant's Account shall begin, if it has not previously begun, within an administratively reasonable period after the later of (A) the Participant's Termination of Employment, or (B) the Participant's attainment of age 65. If a distribution commences to a Participant who has not made an election of a form of distribution under Section (3), the Participant shall be deemed to have elected to receive such distribution in the form of a Joint and Survivor Annuity.

                      (ii) Legally Required Provision. The distribution of the Participant's Account shall begin not later than the sixtieth day after the close of the Plan Year in which the latest of the following dates occurs:

                                    (A)       the date on which the Participant
                                              attains age 65;

                                    (B)       the tenth anniversary of the year
                                              in which the Participant
                                              commenced participation in the
                                              Plan; or

                                    (C)       the date on which the Participant
                                              has a Termination of Employment.

          (c)         Minimum Distribution Requirements.

                      (i) A Participant's entire vested interest under this Plan must be distributed, beginning not later than the required beginning date (as defined in Code section 401(a)(9) (subject to applicable provisions of law regarding effective dates and transition rules)), over a period no longer than: (A) the life of the Participant, (B) the lives of the Participant and a designated beneficiary, (C) the life expectancy of the Participant, or (D) the life expectancy of the Participant and a designated beneficiary.

                      (ii) If a Participant dies after distributions to him have commenced, the Participant's remaining benefits shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

                      (iii) If a Participant dies before distributions to him have commenced, the Participant's remaining benefits shall (A) be distributed in their entirety by December 31 of the calendar year which contains the fifth anniversary of the death of the Participant, or (B) be distributed over a period no longer than the life (or life expectancy) of a designated beneficiary. The determination of whether Section
                                    (7)(c)(iii)(A) or (7)(c)(iii)(B) shall
                                    apply shall depend on which is consistent with the benefits payable under the Plan without regard to this Section (7)(c). Distributions described in Section
                                    (7)(c)(iii)(B) shall commence no later than December 31 of the calendar year immediately following the calendar year of the Participant's death except to the extent provided under Code Section 401(a)(9).

                      (iv) The determination of whether life expectancies of Participants and their spouses shall be recalculated under the regulations issued under Code Section 401(a)(9) shall depend on whether such recalculation is consistent with the benefits payable under the Plan without regard to this Section (7)(c).

                      (v) The benefits of any Participant must conform to the incidental death benefit requirements of Code Section 401(a)(9).

                      (vi) The provisions of this Section (7)(c) shall be applied in accordance with regulations issued under Code Section 401(a)(9) and shall override any inconsistent distribution options contained in this Plan.

          (d)         Rollovers to Other Plans.

                      (i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section
                                    (7)(d), a Distributee may elect at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, provided that no election shall be available in the circumstances described in Treasury Regulation Section 1.401(a)(31)-1 Q/A- 11 (or any applicable successor provision).

                      (ii) For purposes of Section (7)(d)(i), the following rules apply:

                                    (A)       In the sole and absolute
                                              discretion of the Committee, a
                                              Direct Rollover may be made by
                                              any means permitted by Treasury
                                              Regulation Section 1.401(a)(31)-1
                                              Q/A-3, Q/A-4 (or any applicable
                                              successor provision).

                                    (B)       The Committee may, in its sole
                                              and absolute discretion, require,
                                              as a condition of making a

                                              Direct Rollover, that the
                                              Distributee electing the Direct
                                              Rollover provide such information
                                              or documentation as is permitted
                                              under Treasury Regulation Section
                                              1.401(a)(31)-1 Q/A-6 (or any
                                              applicable successor provision).

                                    (C)       The Committee may establish a
                                              deadline for a Distributee to
                                              elect a Direct Rollover, which
                                              deadline shall comply with all
                                              applicable requirements under the
                                              Code.  To the extent permitted by
                                              law, such deadline may vary
                                              depending on the circumstances of
                                              the Distributee (such as whether
                                              Section (7)(c) applies to the
                                              Participant).

                                              If a Distributee does not make
                                              any election by the applicable
                                              deadline, the Distributee shall
                                              be deemed to have elected not to
                                              have a Direct Rollover made.

                                    (D)       Subject to the other requirements
                                              set forth in this Section (7)(d),
                                              a Distributee may elect to have
                                              all or any portion of his
                                              Eligible Rollover Distribution
                                              paid directly to an Eligible
                                              Retirement Plan specified by the
                                              Distributee in a Direct Rollover,
                                              provided that if a Distributee
                                              elects to have only a portion of
                                              his Eligible Rollover
                                              Distribution paid in such manner,
                                              such election shall only be
                                              permitted if the value of the
                                              portion is equal to or greater
                                              than $500.

                                    (E)       Any election to have a Direct
                                              Rollover made with respect to an
                                              Eligible Rollover Distribution
                                              must specify a single Eligible
                                              Retirement Plan to which the
                                              Direct Rollover shall be made.

                                    (F)       For purposes of this Plan, a
                                              Direct Rollover with respect to a
                                              Distributee shall be treated as a
                                              distribution or withdrawal with
                                              respect to such Distributee.

                                    (G)       If an Eligible Rollover
                                              Distribution is one payment in a
                                              series of periodic payments, and
                                              the Distributee elects to have
                                              some or all of such





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
                                              Eligible Rollover Distribution
                                              paid to an Eligible Retirement
                                              Plan specified by the Distributee
                                              in a Direct Rollover, such
                                              election shall apply to all
                                              subsequent payments in the
                                              series; provided that the
                                              Distributee is permitted at any
                                              time to change the election with
                                              respect to subsequent payments in
                                              the series; provided further that
                                              any such change shall be treated
                                              as an election subject to this
                                              Section (7)(d)(ii)(G).

                      (iii) The provisions of this Section (7)(d) shall apply only to distributions made after December 31, 1992 and only to the extent required by the plan qualification rules of
                                    Section 401(a) of the Code.

          (e)         Investment Funds.

                      In the event that the portion of the Participant's Account from which a distribution is made is invested in more than one Investment Fund at the time of such distribution, the amount distributed shall be charged to each Investment Fund in proportion to the value of the investment of such portion of his Account in such Investment Fund, provided that if the Participant specifically designates the Investment Funds to be charged, the amount distributed shall be charged to Investment Funds in accordance with the Participant's designation. For purposes of this subsection (e), a retirement account described in Article VIII(2)(c)(ii)(B) shall be treated as an Investment Fund.

(8)       SPECIAL RULES:

          This Section (8) shall apply notwithstanding any other provision of this Plan to the contrary.

          (a)         Pre-Retirement Survivor Annuity.

                      Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a Spouse shall have his Account paid to his Spouse in the form of a Pre-Retirement Survivor Annuity. Unless the Spouse elects an earlier distribution, payment of the Pre-Retirement Survivor Annuity will begin within an administratively reasonable time after the later of (i) the date the Participant would have attained age 65, or
                      (ii) the date that is 90 days after the death of the Participant. If a Participant, on the date of his death, does not have a Spouse, distribution of the Participant's Account shall be made without regard to this Section (8).

          (b)         Waiver of Pre-Retirement Survivor Annuity.

                      (i) An election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant during the election period in writing and on a form prescribed therefor by the Committee, and shall require the Spouse's irrevocable consent as provided in Section
                                    (8)(g).

                      (ii) Notwithstanding the terms of any waiver regarding the form of death benefit, if the Spouse has not, at the time of the Participant's death, properly consented to a non-Spouse Beneficiary, the Spouse may elect on a form prescribed therefor by the Committee (A) to begin receiving the Pre-Retirement Survivor Annuity within a reasonable time following the later of the Participant's death or the Spouse's election, or (B) to receive a single sum distribution of the Participant's Account within a reasonable time following the later of the Participant's death or the Spouse's election. Any written election described in this Section (8)(b)(ii) must be obtained not more than ninety (90) days before distribution begins and shall be made in accordance with the provisions of this Section (8). If a Spouse's election is not received by the later of (C) the date the Participant would have attained age 65 or (D) the date that is ninety (90) days after the Participant's death, distribution of the Pre-Retirement Survivor Annuity will begin within an administratively reasonable time after the later of such dates.

          (c)         Election Period.

                      The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and shall end on the date of the Participant's death. An earlier waiver (with Spousal consent) may be made, but such waiver shall become invalid at the beginning of the Plan Year in which the Participant attains age 35. When a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of separation from service.

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          (d)         Notice of Election Rights.

                      The Committee shall provide Participants with an explanation of the election that meets the requirements of Code Section 417(a)(3)(B).

          (e)         Joint and Survivor Annuity.

                      Unless otherwise elected as provided below, a Participant who does not die before the Annuity Starting Date shall receive his Account in the form of a Joint and Survivor Annuity, provided that this subsection (e) shall not apply to a withdrawal under Article IV except to the extent required by law. The Joint and Survivor Annuity shall begin within a reasonable time after the Participant's Annuity Starting Date.

          (f)         Election to Waive Joint and Survivor Annuity.

                      An election to waive the Joint and Survivor Annuity must be made by the Participant during the election period in writing on a form prescribed therefor by the Committee with the consent of the Participant's Spouse. An election to designate a Beneficiary or form of benefits may not be changed without Spousal consent. An unmarried Participant may elect in writing during the election period on a form prescribed therefor by the Committee to waive the Joint and Survivor Annuity. An election may be revoked by the Participant in writing without the consent of the Spouse at any time during the election period.
                      The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph.

          (g)         Spousal Consent.

                      Spousal consent will be valid only if (i) it is in writing on a form prescribed therefor by the Committee,
                      (ii) the Spouse's consent acknowledges the effect of the consent, and (iii) the Spouse's signature is witnessed by a Plan representative or a notary public and is acknowledged in writing by such witness on a form prescribed therefor by the Committee. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because:

                                    (A)       there is no Spouse;

                                    (B)       the Spouse cannot be located; or

                                    (C)       of other circumstances that may
                                              be prescribed by Treasury
                                              Regulations;

                      the Participant's waiver under Section (8)(f) or Section
                      (8)(b), whichever is applicable, will be considered valid. Any consent under this provision will be valid only with respect to the Spouse who signs the consent and only with respect to the Beneficiary and, in the case of an election to waive the Joint and Survivor Annuity, form of benefit designated in that consent. A consent under this provision may not be revoked. If the existence of a Spouse is uncertain or if the validity of Spousal consent is unclear, the Committee shall withhold payment of benefits until such determination is made. The Committee in its sole and absolute discretion may refuse to recognize a Spousal consent if it believes for any reason that the consent is invalid.

          (h)         Election Period.

                      The election period to waive the Joint and Survivor Annuity is the ninety (90) day period ending on the Annuity Starting Date (except to the extent otherwise provided in Code Section 417(a)(7)). A payment shall not be considered to occur after the Annuity Starting Date when actual payment is reasonably delayed for calculation of the benefit amount.

          (i)         Notice of Election Rights.

                      The Committee shall provide the Participant with an explanation of the election which meets the requirements of Code Section 417(a)(3)(A) (taking into account Code
                      Section 417(a)(7)).

          (j)         Effect of Waiver.

                      If a proper waiver is executed under Section (8)(f) with respect to a Participant, the Participant's Account shall be distributed under the provisions of this Article VII without regard to this Section (8).

          (k)         Small Amounts.

                      If the value of a Participant's Account is $3,500 or less (determined as of such times and in such manner as are required by Code Section 417), this Section (8) shall not apply with respect to such Participant. Effective as of January 1, 1998, this Section (8)(k) shall be applied by substituting "$5,000" for "$3,500".

(9)       RECOVERY OF PAYMENTS MADE BY MISTAKE:

          Notwithstanding anything in this Plan to the contrary, any person or entity is entitled to only those Distributions or other payments to which he is entitled under the terms of the Plan and applicable law, and shall promptly return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any person or entity who fails to return an erroneous Distribution or other payment, in addition to pursuing any other remedies provided by law.

 (10) SPECIAL RULES FOR CERTAIN DISTRIBUTION APPLICATIONS SUBMITTED PRIOR TO THE APPLICABLE EFFECTIVE DATE:

          Any distribution made after December 31, 1997 with respect to a distribution application that had been submitted to the Committee on or before December 31, 1997 shall be made pursuant to the Plan as in effect on the applicable date prior to the Effective Date. Any distribution made after December 31, 1998 with respect to a distribution application that had been submitted to the appropriate person or persons with respect to a Prior Plan on or before December 31, 1998, shall be made pursuant to the applicable Prior Plan as in effect on the applicable date prior to January 1, 1999. Any deemed election under a provision similar to the last sentence of Section
          (7)(b)(i) shall, for purposes of this Section (10), be treated as a distribution application that was submitted to the Committee on the date of such deemed election.

(11)      COORDINATION BETWEEN PLANS AND WITH THE APPENDICES:

          (a)         Coordination Between the Plan and the Money Purchase
                                    Pension Plan.  Except to the extent
                                    otherwise required by law, the Plan and the Money Purchase Pension Plan shall be treated as a single plan for purposes of this Article VII. Accordingly, for example, any election of a form of distribution under Section (3) shall apply both to the Plan and to the Money Purchase Pension Plan.

          (b)         Coordination With the Appendices.

                      (i) All provisions of this Plan shall apply to distributions under the Appendices except for provisions that (A) are not required by law, (B) are inconsistent with the Appendices, and (C) are not, in context, intended to override the Appendices.

                      (ii) If an amount attributable to a Predecessor Plan is distributed to a Participant or Beneficiary in a form that is different from the form or forms applicable with respect to the remainder of his Account, the amount attributable to the Predecessor Plan shall be disregarded in applying Section (3) to the remainder of his Account.

                      (iii) Notwithstanding anything in the Appendices to the contrary, no distribution under
                                    Article IX shall commence or be made to a Participant unless a distribution of all other amounts then available to the Participant under Article IX commences or is made at the same time.

                      (iv) Notwithstanding anything in the Appendices to the contrary, no distribution of amounts attributable to a Predecessor Plan shall commence or be made to a Participant in any form unless a distribution of all other amounts then available to the Participant under Article IX in the same form commences or is made in the same form.

                      (v) Article IX shall be construed in a manner so as to effectuate the purposes of this Section (11) and the Appendices.

                                   ARTICLE X
                             LOANS TO PARTICIPANTS


(1)       AVAILABILITY OF LOANS TO PARTICIPANTS:

          (a) The Committee shall provide for the availability of loans from the Plan to Employees who have Accounts thereunder and to any other Participant or Beneficiary (in the case of a deceased Participant) who is a party in interest within the meaning of Section 3(14) of ERISA. The loans shall be made pursuant to the provisions and limitations of this Article X. References in this Article X to a "Participant" shall be deemed to be references also to a Beneficiary (in the case of a deceased Participant) except to the extent that the context or applicable law indicates otherwise.

          (b) The Committee may establish rules, which are incorporated herein by reference, governing loans, provided that such rules are not inconsistent with the provisions of this
                      Article X or applicable laws. These rules may limit the number of loans a Participant may receive, require payment of loan processing fees by the Participant (either directly or out of his Account), or establish any other requirements the Committee determines to be necessary or desirable.

(2)       TERMS AND CONDITIONS OF LOANS TO PARTICIPANTS:

          Any loan under this Article X shall satisfy the following requirements:

          (a)         Amount of Loan.

                      At the time a loan is made, the principal amount of the loan, plus the outstanding balance (principal plus accrued interest) due on any other loans to the Participant from the Plan, shall not exceed the least of
                      (i) $50,000, (ii) one-half of the value of the Participant's vested Account, or (iii) the portion of the Participant's vested Account that is not attributable to Core Nonelective Contributions, Interim Supplemental Contributions, or Grandfathered AmVestors Supplemental Contributions. With respect to any loan under this
                      Article X, the $50,000 limit set forth in Section
                      (2)(a)(i) shall be reduced by the sum of (iv) the outstanding balance due on all Qualified Retirement Plan Loans to the Participant other than loans from the Plan, and (v) the excess (if any) of (A) the highest outstanding balance of all Qualified Retirement Plan Loans to the Participant during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of Qualified Retirement Plan Loans to the Participant on the date on which the loan is made.

                      At the time a loan is made, the principal amount of the loan shall not be less than $1,000.

          (b)         Source of Loan.

                      Each loan shall be treated as an investment of the Borrower's Account. Any loan to a Participant shall be made from amounts in the Participant's Account that are described in the following sentence and shall be made in the order set forth therein. Any loan shall be made from amounts attributable to: first, Before-Tax Contributions; second, vested Matching Contributions; third, Rollover Contributions; fourth, after-tax employee contributions to a Predecessor Plan; and fifth, Discretionary Allocations. Loan repayments shall be credited in the reverse order.

                      For purposes of this Section (2)(b), an amount attributable to a Predecessor Plan shall be treated in the same manner as if the contribution from which the amount is derived were made to this Plan. Thus, for example, an amount attributable to a rollover contribution to a Predecessor Plan shall be treated as an amount attributable to a Rollover Contribution for purposes of this Section (2)(b).

          (c)         Investment Funds.

                      In the event that the portion of the Participant's Account from which the loan is made (as set forth in Article X(2)(b)) is invested in more than one Investment Fund at the time of such loan, the amount loaned shall be charged to each Investment Fund in proportion to the value of the investment of such portion of his Account in such Investment Fund on such processing date, provided that if the Participant specifically designates the Investment Funds to be charged, the amount loaned shall be charged to Investment Funds in accordance with the Participant's designation. For purposes of the preceding sentence, a retirement account described in Article VIII(2)(c)(ii)(B) shall be treated as an Investment Fund. Amounts paid by a Participant to the Plan as repayments of a loan shall be allocated to Investment Funds in accordance with the Participant's existing investment allocations for future contributions.

          (d)         Application for Loan.

                      The Participant must apply for a loan in the manner specified by the Committee.

          (e)         Length of Loan.

                      (i)           (A)       The Participant shall be required
                                              to repay the loan in
                                              approximately equal installments
                                              of principal and interest over
                                              not longer than 5 years, or such
                                              shorter period as the Committee
                                              may designate.  The 5-year (or
                                              shorter) limit shall not apply to
                                              any loan the proceeds of which
                                              are applied by the Participant to
                                              acquire or construct any dwelling
                                              unit that is to be used within a
                                              reasonable time after the loan is
                                              made as the principal residence
                                              of the Participant.  In the
                                              latter case, the loan shall be
                                              for a maximum of 15 years.

                                    (B)       No loan shall be made to any
                                              Participant to the extent that
                                              the Committee determines, in its
                                              sole and absolute discretion,
                                              that there is a substantial
                                              possibility that the loan would
                                              be viewed by the Internal Revenue
                                              Service as an artifice to extend
                                              the repayment period of a
                                              previous loan beyond the
                                              applicable maximum period set
                                              forth in paragraph (e)(i)(A).

                      (ii)          (A)       Except as otherwise provided in
                                              paragraph (ii)(B), the principal
                                              amount of the loan, together with
                                              all accrued interest, shall
                                              immediately become due when the
                                              Participant is no longer employed
                                              by an Employing Company and is no
                                              longer a party in interest under
                                              Section 3(14) of ERISA.

                                    (B)       Paragraph (ii)(A) shall not apply
                                              to a Participant who ceases to be
                                              employed by an Employing Company
                                              by reason of (I) the indefinite
                                              closure of an office location, or
                                              (II) the elimination of the
                                              Participant's position.

          (f)         Prepayment.

                      A Participant shall be permitted at any time to prepay a loan in whole or in part without penalty. If a Participant makes a partial prepayment with respect to a loan, all of the original terms of the loan, including without limitation the repayment period and the interest rate, shall remain the same, but the amount of each of the approximately equal repayment installments that are subsequently required shall be adjusted to take into account the partial prepayment.

          (g)         Notes, Interest, and Withholding.

                      The Committee may require that the loan be evidenced by a promissory note executed by the Participant and delivered to the Trustee. The loan shall bear interest at a rate equal to the prime rate for loans charged by AmerUs Bank of Des Moines, Iowa, on the first business day of the month in which the loan is made, except that if the Committee establishes different rules for determining the interest rate (any which rules are incorporated herein by reference), the interest rate shall be determined under such rules. For this purpose, the Committee will use a rate of interest which provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans under similar circumstances. Negotiation of a loan check shall be deemed to be consent to the terms of the loan and the related promissory note. Repayment of principal and payment of interest will be made in installments not less frequently than quarterly and normally will be effected through payroll withholding, and the Participant shall execute any necessary documents to accomplish this as a condition to approval of the loan. In circumstances where payroll withholding is not possible or administratively practical, repayments shall be made by check in monthly installments, except that if the Committee establishes different rules for the making of such repayments (any which rules are incorporated herein by reference), repayments shall be made under such rules.

          (h)         Security.

                      The loan shall be secured by an assignment of the Participant's right, title, and interest in and to his Account in the Plan, provided that the amount of such security shall at all times be equal to the outstanding amount of the loan. The initial source of such security shall be determined under the loan source rules of Section (2)(b) as of the date of the loan; the source of any subsequent increase or decrease in the amount of the security shall be determined pursuant to such loan source rules as of the date of such increase or decrease.

                      Amounts held as security for a loan shall not be available for withdrawal or distribution except to the extent that such amounts are applied to the unpaid balance of the loan (including accrued interest) pursuant to applicable provisions of this Plan.

          (i)         One Loan Per Plan Year.

                      No loan shall be made during a Plan Year to any Participant who has received another loan under this
                      Article VIII during the same Plan Year; any application for such a loan shall be void.

          (j)         Other Terms and Conditions.

                      The Committee shall fix such other terms and conditions of the loan as it deems necessary to comply with legal requirements, to maintain the qualification of the Plan and Trust under Section 401(a) of the Code, to qualify the loan as exempt from the prohibited transaction rules of the Code or ERISA, or to prevent the treatment of the loan for tax purposes as a distribution to the Participant, which other terms and conditions are incorporated herein by reference. The Committee, in its sole and absolute discretion, may for any reason fix other terms and conditions of the loan, not inconsistent with the provisions of this Article VIII, which other terms and conditions are incorporated herein by reference.

          (k)         No Prohibited Transactions.

                      No loan shall be made unless such loan is exempt from the tax imposed on prohibited transactions by Section 4975 of the Code (or would be exempt from such tax if the Participant were a disqualified person as defined in
                      Section 4975(e)(2) of the Code) by reason of Section 4975(d)(1) of the Code.

(3)       SPECIAL RULES FOR PREDECESSOR PLAN PARTICIPANTS:

          (a) Notwithstanding anything herein to the contrary, if any loan from a Predecessor Plan to a participant or beneficiary with respect to such Predecessor Plan is outstanding as of December 31, 1998 (or such later date as is established under Section (1)(b)), such loan shall be maintained by this Plan, but may not be extended, refinanced, renegotiated, renewed, or modified in any way after December 31,

                      1998 (or such later date as is established under Section
                      (1)(b)) except to the extent permitted under the terms of this Article X. Except as otherwise provided in rules established under Section (1)(b), any such loan shall be maintained pursuant to the provisions of the applicable Predecessor Plan, which are incorporated herein by reference, and by the other documents applicable to such loan, which are also incorporated herein by reference to the extent required by law.

(4)       PREEMPTION OF STATE USURY LAWS:

          In any action to collect payments due under a Plan loan or to foreclose on a security interest for a Plan loan, no party may interpose state usury laws as a defense to nonpayment or foreclosure. All such laws shall be deemed to be preempted by ERISA Section 514 to the extent that they purport to relate to the Plan and loans hereunder.

(5)       SPECIAL RULE:

          Loans under this Article X shall comply with the Soldiers' and Sailors' Civil Relief Act of 1940, to the extent that such Act is applicable.

                                   ARTICLE XI
                                 ADMINISTRATION



(1)       COMMITTEE:

          The Corporation shall appoint a Committee to administer the Plan, which Committee shall be the "administrator" and a "named fiduciary" of the Plan (as such terms are defined in ERISA). Each member of the Committee shall serve until the appointment of his successor unless earlier removed by the Corporation for any or no reason. In the event of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all of the powers, authority, duties, and discretion of the Committee during such vacancy. A Participant may be a member of the Committee, but no member of the Committee shall vote or otherwise participate in any decision with respect to a matter that relates only to himself or any of his rights or benefits under the Plan.

(2)       PROCEDURES AND ADMINISTRATION:

          The Committee shall meet upon such notice and at such places and times as it may from time to time determine. A majority of the Committee shall have the power to act with or without a meeting, and the concurrence or dissent of any member may be registered by telephone, e-mail, fax, wire, cablegram, letter, or other means previously approved by the Committee. The Committee may appoint a chairman and a secretary (who may or may not be a member of the Committee). The Committee shall keep records of all its actions and copies of all notices, certifications, and instructions sent to it by the Corporation, the Trustee, or any other person. The Committee may, by a written instrument signed by all its members and filed with the Trustee, designate one or more of its members as having authority to sign all papers and documents on its behalf. The Trustee may rely upon any notice, instruction, or certification by the Committee without inquiry into the acts or omissions of the Committee.

(3)       ALLOCATION OF RESPONSIBILITIES:

          The Board, the Corporation, the Employing Companies, the Committee, the Trustees, and any Investment Manager possess specified powers, duties, responsibilities, and obligations under the Plan and the Trust Agreement. Except to the extent inconsistent with applicable law, it is intended under the Plan and the Trust Agreement that each entity shall be responsible solely for the proper exercise of its own functions and shall not be responsible for any act or failure to act of another. To the maximum extent permitted by law, all entities described in the second preceding sentence, other than the Trustee and any Investment Manager, shall, with respect to their acts and omissions under the Plan and the Trust Agreement, be deemed to be acting in their "settlor" capacity, as opposed to their fiduciary capacity.

(4)       ADMINISTRATIVE POWERS AND DUTIES:

          The Committee shall have the power to take all actions that it determines, in its sole and absolute discretion, are necessary or appropriate to carry out the provisions of the Plan, including, but not limited to, the following powers and duties:

          (a) To construe and interpret the provisions of the Plan and to make rules and regulations under the Plan to the extent deemed advisable by the Committee;

          (b) To determine and decide all questions as to eligibility for participation and benefits under the Plan and as to the rights of Participants and Beneficiaries under the Plan, and to render and review decisions respecting claims for (or denials of claims for) benefits under the Plan;

          (c) To file or cause to be filed all such annual reports, returns, schedules, descriptions, financial statements, and other statements as may be required by any federal or state statute, agency, or authority within the time prescribed by law or regulation for filing such documents;

          (d) To furnish or make available for examination such instruments, reports, notices, statements, descriptions, and other documents to Employees, Participants, Beneficiaries, and other individuals as may be required by any federal or state statute or regulation in such places, in such manner, and within the time prescribed for furnishing or making available such documents and to furnish the Employer with information required for tax or other purposes;

          (e) To determine such facts, and to obtain from any person such information, as shall be necessary for the proper administration of the Plan;

          (f) To determine the amount, manner, and time of payment of benefits under the Plan;





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
          (g) To appoint and retain agents, counsel, and accountants, who may also serve the Company in similar capacities, for the purpose of properly administering the Plan, and, when required to do so by law or otherwise, to engage an independent qualified public accountant to prepare an audited financial statement of the Plan's operations;

          (h) To communicate to the Trustee all information, and to execute and deliver to the Trustee such forms and documents, as may be required to carry out the provisions of the Plan;

          (i) To direct the Trustee with respect to the crediting and debiting of amounts under Article VIII and to direct the Trustee to distribute assets or funds of the Plan to Participants and Beneficiaries in accordance with the provisions of the Plan;

          (j) To construe any uncertain terms and to correct any defect, supply any omission, or reconcile any inconsistency that may appear in the Plan in such manner and to such extent as the Committee shall deem necessary or appropriate to accomplish the purposes of the Plan;

          (k) To determine from time to time an investment policy of the Plan, consistent with the objectives of the Plan and the requirements of ERISA, to the extent any assets of the Plan are invested other than under the direction of Participants;

          (l) To authorize in writing the investment by the Trustee of the Trust assets in accordance with the provisions of the Trust Agreement and this Plan (including, to the extent applicable, the investment policy described in subsection
                      (k));

          (m) To authorize the Trustee to appoint and to remove an ancillary trustee with respect to specified investments of the Trust which may have a situs in a jurisdiction in which the Trustee is not qualified to act, when necessary or appropriate under applicable local law;

          (n) To appoint (or remove) an Investment Manager or Managers, each of whom will have full power and authority to manage, acquire, or dispose (or to direct the Trustee with respect to management, acquisition, or disposition) of any Trust assets under its control;

          (o) To authorize in writing all disbursements by the Trustee from the Trust;





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          (p)         To do such other acts as are necessary or appropriate to
                      administer the Plan in accordance with its provisions or as may be provided for or required by law.

          The Committee shall have sole and absolute discretion in the exercise of all of its powers and duties under this Section (3).

(5)       DELEGATION OF RESPONSIBILITIES:

          The Committee may create any subcommittee and grant to such subcommittee any powers and responsibilities of the Committee under this Plan. In addition, the Committee shall have the power to delegate specified responsibilities under the Plan to employees of the Employer or to other individuals or entities who shall serve at the pleasure of the Committee. Any such person may resign by delivering written notice to the Committee or be removed from his designated responsibilities by written notice from the Committee. Vacancies created by resignation, death, removal, or other causes may be filled by the Committee or the assigned responsibilities may be reabsorbed or redelegated by the Committee.

(6)       COMPENSATION:

          Except as otherwise provided in ERISA Section 412, no bond or other security shall be required of any member of the Committee. The members of the Committee shall serve without compensation for their services as such, except that the properly incurred expenses of any member of the Committee not otherwise reimbursed shall be reimbursed pursuant to Article XIV(12).

(7)       PROVISION OF INFORMATION BY EMPLOYER:

          The Employer shall timely provide to the Committee all information that the Committee deems necessary for the administration of the Plan, including (but not limited to) information regarding the name, date of birth, date of employment, compensation, leaves of absence, term of service, and date of termination of employment of each Employee who is or may be eligible to become a Participant under the Plan.

(8)       DOCUMENTS:

          The Committee may require that any Participant or Beneficiary execute and deliver any document or receipt that the Committee determines necessary or appropriate to ensure proper payment of any benefit under the Plan.





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(9)       SERVICE OF PROCESS:

          The Committee is designated as the agent for the service of legal process on the Plan.

(10)      SCOPE OF AUTHORITY:

          It is intended that in exercising the powers granted in this Article XI (including without limitation all powers and duties described in Section (3)) and in all other parts of this Plan, the Committee shall have the broadest discretion permitted by law. It is further intended that, to the maximum extent permitted by law, any records, decisions, determinations, or other acts made pursuant to such powers by the Committee shall be final and binding on all persons. In the event that any record, decision, determination, or other act referred to in the prior sentence is the subject of judicial review, it is intended that the Court shall give deference to such record, decision, determination, or other act to the maximum extent permitted by law.

(11)      INDEMNIFICATION:

          To the extent permitted by law, and subject to any agreement between an Employing Company and an individual described in this Section
          (10), the Employing Companies (a) shall jointly and severally indemnify and hold harmless any employee of the Employer, any member of the Committee, and any member of the board of directors of any entity within the Employer, against any and all claims, losses, damages, expenses, and liabilities (including reasonable expenses incurred in defending against same) arising from any act or failure to act that constitutes or is alleged to constitute a prohibited transaction or a breach of such person's responsibilities in connection with the Plan or Trust under ERISA or any other law, unless the same is determined to be due to gross negligence, willful misconduct, or willful failure to act. An Employing Company shall have the right to control any controversy where the Employing Company may be required to indemnify any individual under this Section. It is contemplated that one or more Employing Companies may, if they so desire, purchase insurance to cover their potential liability hereunder.





                                      106
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                                  ARTICLE XII
               AMENDMENT, TERMINATION, MERGER, AND CONSOLIDATION


(1)       AMENDMENT OF PLAN:

          (a) The Corporation may at any time amend any or all provisions of this Plan in any respect (including retroactively) to the maximum extent permitted by law. Such an amendment may be made at any time by written instrument identified as an amendment of the Plan effective as of a specified date (or dates) and such amendment shall be binding on all Employing Companies, Participants, Beneficiaries, and other individuals and entities.

          (b)         Notwithstanding anything to the contrary in Section
                      (1)(a), the vesting provisions of the Plan shall not be amended so as to result in the vested percentage of the Account balance of any Participant, determined as of the later of the adoption date or effective date of such amendment, being less than his vested percentage computed under the Plan without regard to such amendment. If an amendment to the Plan changes or adds any vesting schedule hereunder, each Participant having at least three years of Service will be permitted to elect, within a reasonable period after the adoption of such amendment, to have his vested percentage computed under the Plan without regard to such amendment, unless such Participant's vested percentage under the Plan, as amended, cannot at any time be less than such percentage computed without regard to such amendment. The Committee, as soon as practicable after the adoption of an amendment described in the preceding sentence, shall provide a true copy of such amendment to each Participant entitled to make an election, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The Participant must file his election with the Committee within 60 days of the latest of the adoption of the amendment, the effective date of the amendment, and his receipt of a copy of the amendment. For purposes of this Section (1)(b), an amendment to the vesting schedule includes any Plan amendment that directly or indirectly affects the computation of the portion of a Participant's Account attributable to Matching Contributions and Nonelective Contributions in which he has a vested interest.





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(2)       TERMINATION OF PLAN:

          (a) The Corporation expects to continue the Plan indefinitely. However, the Corporation shall, to the maximum extent permitted by law, have the right at any time to terminate the Plan (including retroactively) in whole or in part by suspending or discontinuing contributions hereunder in whole or in part, or to otherwise terminate the Plan (including retroactively). In accordance with any amendment to the Plan that may be adopted in connection with any such termination, the Corporation may after such termination continue the Plan and Trust in effect for the purpose of making distributions under the Plan as they become payable, or may authorize the distribution of all or any part of the assets of the Trust Fund as to which the Plan has been terminated. In the event of termination, the Committee shall continue to administer the Plan and the Trustee shall continue to administer the Trust as herein provided for application and disbursement in accordance with the Plan.

          (b) Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions (all within the meaning of Section 411(d)(3) of the Code), each affected Participant shall have a vested interest in his Account as of the effective date of the termination or discontinuance; provided, however, that a Participant's recourse for satisfaction of such rights shall be limited to the assets of the Plan. To the extent permitted by the Code and ERISA, any amount held in a suspense account pursuant to Treasury Regulation
                      Section 1.415-6(b)(6) (or any applicable successor provision) shall revert to the Employer upon termination of the Plan.

(3)       MERGER, CONSOLIDATION, OR TRANSFER:

          In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to, any other plan, each Participant and Beneficiary in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer, that satisfies the requirements of Code
          Section 414(l). In the case of a merger of the Plan with one or more other defined contribution plans, the first sentence of this Section
          (3) shall be treated as satisfied if the following safe harbor requirements are met:

          (a) The sum of the account balances in each plan equals the fair market value (determined as of the date of the merger) of the entire plan assets;





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          (b)         The assets of each plan are combined to form the assets
                      of the plan as merged; and

          (c) Immediately after the merger, each participant in the plan as merged has an account balance equal to the sum of the account balances the participant had in the plans immediately prior to the merger.

          In the case of a transfer of assets or liabilities of the Plan to any other plan, such transfer shall be treated as a spinoff of a plan with the transferred assets and/or liabilities and a merger of such spunoff plan with the transferee plan. In the case of such a spinoff, the first sentence of this Section (3) shall be treated as satisfied if after the spinoff the following safe harbor requirements are met:

          (d) The sum of the account balances for each of the participants in the resulting plans equals the account balance of the participant in the plan before the spinoff; and

          (e) The assets in each of the plans immediately after the spinoff equals the sum of the account balances for all participants in that plan.

          For purposes of subsections (a) and (e) above, the reference to "account balances" shall include all separately maintained accounts (whether called an account or not) in any plan referred to; for example, with respect to the Plan, such term shall include, but shall not be limited to, Accounts, the Loan Suspense Account, any suspense account maintained under Article III(14)(e), any unallocated account in which forfeitures may be held temporarily pending timely allocation, and any segregated amount or other account maintained pursuant to a qualified domestic relations order (within the meaning of Code Section 414(p)) or pursuant to Article IX(6).

          No merger, consolidation, or transfer shall take place if such merger, consolidation, or transfer would cause this Plan to cease to be a qualified plan.

(4)       REPRESENTATIONS CONTRARY TO PLAN:

          Except as otherwise provided in this Plan, no person or entity, including any employee, officer, or director of the Employer, has authority to alter, vary, or modify the terms of the Plan, except in writing through the Plan's formal amendment procedures set forth in this Article X. No representation contrary to the terms of the Plan and the formal amendments thereto shall be binding on the Plan, the Trust, the Trustee, the Committee, the Employer, or any other person or entity.





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                                  ARTICLE XIII
                      CLAIMS PROCEDURE AND DISPUTED CLAIMS


(1)       CLAIMS FOR BENEFITS:

          (a) It shall not be necessary for a Participant or Beneficiary entitled to receive a benefit hereunder to file a claim for such benefit with any person in order to receive such benefit. However, any Participant or Beneficiary who believes that he is entitled to receive a benefit hereunder and has not received or begun receiving a distribution of such benefit or who believes that he is entitled to a benefit hereunder in excess of the benefit which he has received or begun receiving, may file a written claim for such benefit or increased benefit with the Committee at any time up to the last day of the 12-month period that begins on the earlier of (i) the date on which the claimant learned of facts sufficient to enable the claimant to formulate such claim, or (ii) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable the claimant to formulate such claim. Such written claim shall set forth the Participant's or Beneficiary's name and address and shall include a statement of the facts and a reference to the pertinent provisions of the Plan upon which such claim is based. A claimant who does not timely and properly file his claim as herein required shall to the extent permitted by law be conclusively deemed to have waived any right to the benefit or increased benefit not provided.

          (b) Within 90 days after such claim is filed, the Committee shall provide the claimant with written notice of its decision with respect to such claim. If such claim is denied in whole or in part, the Committee shall, in such written notice to the claimant, set forth in a manner calculated to be understood by the claimant the specific reason or reasons for denial; specific references to pertinent provisions of the Plan upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect his claim and an explanation as to why such material or information is necessary; an explanation of the provisions for review of claim denials set forth in this
                      Article XIII; and a statement that if the claimant fails to seek review of the claim denial under this Article XIII within the 60-day period described in Section (2), he shall, to the extent permitted by law, be conclusively deemed to have waived any right to contest in any forum the determination of the Committee. If special circumstances require additional time, the Committee may extend the period allowed for notice of its decision





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
                      by a period not to exceed 90 days. Written notice of such extension, stating the circumstances requiring the extension and the date by which a final decision is expected, shall be provided to the claimant before the expiration of the initial 90-day period. With respect to any claim under this Section (1), in the event that the Committee fails to provide the written notice described in this Section (1)(b) within the time period described herein, the claimant's claim shall be deemed to be denied by the Committee.

(2)       REVIEW OF CLAIM DENIALS:

                      A Participant or Beneficiary whose claim for benefits has been denied may appeal such denial to the Committee and receive a full and fair review of his claim by filing with the Committee a written application for review at any time within 60 days after the Committee gives him the written notice of denial of his claim provided for in Section (1) or, if no such notice has been given to the Participant, within 60 days after the end of the 90-day (or extended) period described in Section (1)(b). A Participant or Beneficiary who submits a timely written application for review shall be entitled to review any and all documents pertinent to his claim and may submit issues and comments to the Committee in writing. In the sole and absolute discretion of the Committee, a hearing may be held. Not later than 60 days after receipt of a written application for review, the Committee shall give the claimant written notice of its decision on review, which shall set forth in a manner calculated to be understood by the claimant specific reasons for its decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If special circumstances, including (but not limited to) the need for a hearing as determined by the Committee, shall require additional time for making a decision on review, the period for decision may be extended by not more than 60 days. Written notice of such extension, stating the circumstances requiring the extension and the date by which a final decision is expected, shall be provided to the claimant before the expiration of the initial 60-day period. With respect to any appeal under this Section (2), in the event that the Committee fails to provide the written notice described in this Section
                      (2) within the time period described herein, the appeal shall be deemed to be denied. The decision of the Committee, shall, to the maximum extent permitted by law, be final and binding on all parties. A claimant who shall not timely file his written application for review as required shall, to the maximum extent permitted by law, be conclusively deemed to have waived any right to contest in any forum the initial determination of the Committee.

(3)      MISCELLANEOUS:

         Any act permitted or required to be taken by a Participant or Beneficiary by this Article XIII may be taken for and on behalf of such Participant or Beneficiary by such Participant's or Beneficiary's duly authorized representative. Any fees or expenses charged or incurred by such representative shall be the liability of the Participant or Beneficiary, and not the liability of the Employer, the Plan, the Trust, the Committee, or any other person. Any claim, notice, application, or other writing permitted or required to be filed with, provided, or given to a party by this Article XIII shall be deemed to have been filed, provided, or given when deposited in the United States mail, postage prepaid, and properly addressed to the party to whom it is to be provided or given or with whom it is to be filed. Any such notice, application, or other writing directed to a Participant or Beneficiary shall be deemed properly addressed if directed to the address set forth in the written claim filed by such Participant or Beneficiary.

(4)      EXHAUSTION OF ADMINISTRATIVE REMEDIES:

         No legal action to recover Plan benefits or to enforce or to clarify rights under the Plan shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provisions of law, whether or not statutory, unless and until the claimant first shall have exhausted the claims and appeal procedures available to the claimant hereunder in Sections
         (1), (2), and (3). A claimant must raise all issues and present all theories relating to his claim to the Committee at one time. Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Committee.

(5)      LIMITATION ON ACTIONS:

         Any suit brought to contest a decision of the Committee shall be filed in a court of competent jurisdiction within one (1) year from receipt of written notice of the Committee's final decision or from the date the appeal is deemed denied, and any suit not filed within this one-year limitation period shall be dismissed by the court.

(6)      FEDERAL PREEMPTION:

         All state law causes of action that arise out of or relate to the Plan or to entitlement to rights or benefits under the Plan shall be deemed to have been preempted by Section 514 of ERISA.





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(7)      NO RIGHT TO JURY TRIAL; EVIDENCE:

         In any suit contesting a decision of the Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Committee and no evidence may be introduced to modify or contradict the terms of the Plan document.

(8)      SCOPE OF REVIEW:

         The Committee shall have full discretionary authority to interpret and apply the terms of the Plan document and other relevant documents and relevant provisions of law. Consistent with the provisions of Article XI(10), this grant of authority shall be construed to be as broad as permitted by law and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals.

         No finding of fact by the Committee shall be set aside by a court unless the party contesting the finding shall prove by clear and convincing evidence that the finding is arbitrary and capricious. No conclusion of law reached by the Committee shall be reversed by a court unless the party contesting the conclusion shall demonstrate that the Committee is guilty of manifest disregard of law.

(9)      LIMITATION ON DAMAGES:

         In any suit over Plan benefits or rights, recovery shall be limited to the amount of benefits found due, without interest, or to specific enforcement of rights established under the Plan, and shall not include any other damages whether denominated incidental, special, consequential, collateral, compensatory, exemplary, punitive or whatever.

(10)     PARTICIPANT PLAN DATA:

         The Committee may issue, or cause to be issued, from time to time, statements to Employees, Participants, and Beneficiaries, indicating eligibility, Service, or other data regarding their Plan benefits. If any such individual wishes to challenge the accuracy of such data or of any other information issued in response to a request within the terms of Section 105(a) or 209(a)(1) of ERISA, the individual shall do so in the manner and within the time limits set forth above in this
         Article XIII.





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(11)     ADVISORS NOT FIDUCIARIES:

         The Committee and other Plan fiduciaries may solicit the advice of attorneys, actuaries, accountants, consultants, and other professionals and may rely upon their advice in the performance of duties under the Plan. No such advisor shall be considered a fiduciary by virtue of having advised a fiduciary but shall be a fiduciary only to the extent he expressly accepts that role.

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                                  ARTICLE XIV
                                 MISCELLANEOUS


(1)       TOP-HEAVY PROVISIONS:

          The following provisions shall become effective in any Plan Year subsequent to the 1983 Plan Year in which this Plan is a Top-Heavy Plan.

          (a)         Top-Heavy Plan Status.

                      This Plan will be a Top-Heavy Plan for a given Plan Year if as of the last day of the preceding Plan Year either of the following situations occur:

                      (i) The ratio of the Accrued Benefits of Participants in this Plan who are Key Employees to the Accrued Benefits for all Participants in this Plan exceeds six-tenths (.6), or

                      (ii) This Plan is part of a Required Aggregation Group, and the ratio of the Accrued Benefits of Participants in any of the aggregated plans who are Key Employees to the Accrued Benefits of all Participants in the aggregated plans exceeds six-tenths (.6).

                      Notwithstanding anything in this subsection (a) to the contrary, this Plan shall not be a Top-Heavy Plan in any Plan Year in which this Plan is part of a Required or Permissive Aggregation Group which is not Top-Heavy. Neither shall this Plan be a Top-Heavy Plan if it is part of a Permissive Aggregation Group which is Top-Heavy but this Plan is not required to be part of a Required Aggregation Group.

          (b)         Definitions.

                      "Key Employee" means a key employee as defined in Section 416(i) of the Code.

                      "Accrued Benefit" means the account balance of the Participant in this Plan or any other defined contribution plan of the Employer and in the case of a defined benefit plan of the Employer, the Accrued Benefit as defined under such plan, including any distribution from the plan within the five-year period ending on the last day of the preceding Plan Year. If any individual has not received any Compensation from the Employer (other than benefits under the Plan) at any time during the five-year period ending on the last day of the preceding Plan Year, any Accrued Benefit for such individual shall not be taken into account.

                      "Required Aggregation Group" means all of the qualified plans of the Employer in which a Key Employee is a Participant, or which are necessary for such a plan to satisfy the requirements of Sections 401(a)(4) or 410 of the Code.

                      "Permissive Aggregation Group" means all of the plans of the Employer which are included in the Required Aggregation Group plus any plans of the Employer which are not included in the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

          (c)         Minimum Benefit.

                      The yearly minimum contribution to this Plan for an employee with respect to Plan Years during which this Plan is Top-Heavy, shall be equal to the lesser of (i) 3% of the Participant's compensation (as determined under Code Section 416(i)) for such Plan Year; or (ii) the highest percentage of compensation (as determined under Code Section 416(i)) allocated on behalf of a Key Employee to this Plan in the form of Before-Tax Contributions, QNECs, Matching Contributions, or other Employer contributions. The minimum contribution shall be made regardless of whether the Employee was a Participant in the Plan during such Top-Heavy Plan Years provided that he was eligible to participate. However, if any employee eligible to participate in this Plan receives the minimum benefit required under Section 416 of the Code under any defined benefit plan maintained by the Employer, this subsection (c) shall not be applicable with respect to such employee.

                      If the Money Purchase Pension Component is granted a minimum funding standard waiver under Code Section 412(d) for a Plan Year, the minimum amount required to be allocated under the Money Purchase Pension Component to each Participant (without regard to the waiver) shall be credited to the portion of the Participant's Account under the Money Purchase Pension Component. The Account balance shall be adjusted to reflect the credit in accordance with Revenue Ruling 78-223.

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          (d)         Excessively Top-Heavy Plan.

                      In the event the ratio described in subsection (a) of this Article XIV(1) exceeds nine-tenths (.9), then the definitions of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall be modified in accordance with Code Section 416(h). For any Limitation Year in which the Plan is a Top-Heavy Plan, but not a plan to which this subsection (d) applies, the percentage described in the minimum contribution provision of subsection (c) shall be 4% in lieu of 3% indicated therein.

(2)       PROHIBITION AGAINST ALIENATION:

          Except as otherwise provided in this Plan, no Participant or Beneficiary shall have any right to withdraw, assign (either at law or in equity), pledge, transfer, appropriate, encumber, commute, alienate, or anticipate his interest in the Plan and Trust, or any payments to be made hereunder, and no benefits, payments, rights, or interest of such a person under the Plan shall be in any way subject to any legal or equitable process to levy or execute upon, charge, garnish, or attach the same for payment of any claim against such person, nor shall any such person have any right of any kind whatsoever with respect to the Plan and Trust, or any estate or interest therein, or with respect to any other property or rights, other than the right to receive such distributions as are made out of the Trust, as and when the same are or shall become due and payable under the terms of the Plan. Any attempt to transfer, pledge, or levy upon or otherwise alienate an interest of a Participant or Beneficiary shall be invalid except as otherwise provided in this Plan.

(3)       RELATIONSHIP BETWEEN EMPLOYING COMPANIES AND EMPLOYEES:

          The adoption and maintenance of the Plan shall not be deemed to constitute or modify a contract between any Employer and any Employee or Participant or to be a consideration or inducement for or condition of the performance of services by any person. Nothing herein contained shall be deemed to give to any Employee or Participant the right to continue in the service of any Employer, to interfere with the right of an Employer to discharge any Employee or Participant at any time, or to give an Employer the right to require an Employee or Participant to remain in its service or to interfere with his right to terminate his service at any time.

(4)       PARTICIPANTS' BENEFITS LIMITED TO ASSETS:

          Each Participant by his participation in the Plan and Trust, shall be conclusively deemed to have agreed to look solely to the Trust Fund, and not to any other person, entity, or assets for the payment of any benefit to which he may be entitled by reason of his participation, and to have consented to all of the terms and conditions of the Plan, as the same may be amended from time to time, and shall be bound thereby with the same force and effect as if he were a party to this Plan.

(5)       TITLES AND HEADINGS:

          The titles and headings of the articles and sections in this Plan are placed herein for convenience of reference only, and in case of any conflicts, the text of this Plan, rather than the titles or headings, shall control.

(6)       GENDER AND NUMBER:

          The masculine pronoun, wherever used herein, shall include the feminine pronoun, and the singular shall include the plural, except where the context requires otherwise.

(7)       APPLICABLE LAW:

          The provisions of this Plan shall be construed according to the laws of the State of Iowa, except to the extent that they are preempted by ERISA or by other federal law. The Plan is intended to comply with ERISA and the Code.

(8)       INABILITY TO LOCATE PAYEE:

          Anything to the contrary herein notwithstanding, if the Committee is unable, after a reasonable effort, to locate any Participant or Beneficiary to whom an amount is distributable hereunder, such amount shall be forfeited. Notwithstanding the foregoing, however, such amount shall be reinstated, by means of an additional contribution by the applicable Employing Company or Companies if and when a valid claim for the forfeited amount is subsequently made by such Participant or Beneficiary or if the Committee receives proof of death of such person, satisfactory to the Committee; in such case, payment of the reinstated amount shall be made in accordance with the provisions of this Plan. No such additional contribution shall reduce the contributions otherwise required under this Plan. Any benefits lost by reason of applicable state law relating to escheat or abandoned property shall be considered forfeited but shall not be subject to reinstatement.

(9)       INCOMPETENCE OF PAYEE:

          In the event any benefit is payable to a minor or incompetent, to a person otherwise under legal disability, or to a person who, in the sole judgment of the Committee is by reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Committee may direct the Trustee to apply the whole, or any part of such benefit, directly to the care, comfort, maintenance, support, education, or use of such person, or pay or distribute the whole or any part of such benefit to (a) the parent of such person, (b) the guardian, committee, or other legal representative, wherever appointed, of such person, (c) the person with whom such person resides, (d) any person having the care and control of such person, or (e) such person personally. The receipt by the person to whom any such payment or distribution is so made shall constitute a full and complete discharge of the rights of affected Participants, former Participants, and Beneficiaries under the Plan.

(10)      DEALING WITH THE TRUSTEE:

          No person dealing with the Trustee shall be obliged to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee's authority to consummate the same, except as may specifically be required of such person under ERISA.

(11)      RETURN OF CONTRIBUTIONS:

          (a) All contributions to the Plan are expressly conditioned on the initial qualification of the Plan under Section 401 of the Code, and if such qualification shall be denied, the Employing Companies shall be entitled to receive a return of contributions made after the effective date of such denial, net of any losses attributable thereto and together with any earnings thereon, as soon as practicable but in any event within one year after the denial of qualification of the Plan.

          (b) The Employing Companies' contributions to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code for the taxable year for which made, and the Employing Companies shall be entitled to receive a return of any contribution, net of any losses attributable thereto, to the extent deduction of such contribution is disallowed, within one year after such disallowance.

          (c) If a contribution is made to the Plan by an Employing Company by a mistake of fact, the Employing Company shall be entitled to receive a return of such contribution, net of any losses attributable thereto, within one year after the making of such contribution.

(12)      EXPENSES:

          All reasonable expenses of administering and operating the Plan and Trust (including Trustee fees and expenses) shall be paid from the assets of the Trust Fund except to the extent paid by the Employing Companies, provided that the Employing Companies shall be reimbursed from the Trust Fund for any such expenses that are paid by the Employing Companies under an arrangement pursuant to which the Trust Fund shall reimburse the Employing Companies. Expenses that are paid from the assets of the Trust Fund shall be, to the extent necessary, charged to Participants' Accounts in a manner determined by the Committee in its sole and absolute discretion, provided that such manner shall comply with applicable law.

(13)      SEPARABILITY:

          If any provision of this Plan is found, held, or deemed to be void, unlawful, or unenforceable under any applicable statute or other controlling law, the remainder of this Plan shall continue in full force and effect.

(14)      PARTICIPANTS' PROTECTED RIGHTS:

          In addition to all rights expressly provided under this document, a Participant or Beneficiary shall have such rights as are required to be provided to such person by reason of Code Section 411(d)(6). Any Plan provision in conflict with the preceding sentence shall be void to the extent of such conflict.

(15)      CODE SECTION 414(u):

          (a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414 (u).

          (b) Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

(16)      OFFSETS:

          The Plan shall apply any offset described in Code Section 401(a)(13)(C) in the manner described therein.

(17)      COMMITTEE AUTHORITY:

          The Committee shall comply with all requirements of applicable law with respect to Distributions and is authorized to do so in any manner determined by the Committee in its sole and absolute discretion. Thus, for example, the Committee is authorized to act in any manner that complies with Treasury Regulation Section 1.411(a)-11(c)(2) (or any applicable successor provision) and, as provided in Section (8)(i), is authorized to act in any manner that complies with Code Section 417(a)(3)(A) (taking into account Code
          Section 417(a)(7)) (to the extent applicable under the law).

(18)      ACTIONS BY CORPORATION:

          (a) All powers, authority, and duties that are provided to the Corporation under this Plan may be exercised on behalf of the Corporation by any officer of the Corporation or by the Committee.

          (b) Any exercise of a power, authority, or duty under this Plan by an officer of the Corporation or by the Committee on behalf of the Corporation shall be treated as an exercise of such power, authority, or duty by the Corporation without regard to whether such exercise was authorized or approved by the Board of Directors, provided that (i) this subsection (b) shall not apply to the extent inconsistent with applicable law, (ii) an amendment of the Plan that increases the rate of benefit accrual under the Plan or increases the cost of the Plan to the Employing Companies must be authorized or approved by the Board of Directors unless the Board of Directors delegates this authority in writing to the Committee, or unless the Plan amendment is required by the Code, ERISA, or other applicable law, and (iii) the termination of the Plan and the appointment and removal of members of the Committee must be authorized or approved by the Board of Directors.

          (c) Except to the extent inconsistent with applicable law, any exercise of a power, authority, or duty by the Committee pursuant to this Section (18) shall be treated as an action taken on behalf of the Corporation in its "settlor" capacity and shall not be treated as taken in the Committee's capacity as the "administrator" or a "named fiduciary" of the Plan (as such terms are defined in ERISA).

(19)      TREATMENT OF THE PLAN AND THE MONEY PURCHASE PENSION PLAN:

          Notwithstanding any provision in this document to the contrary, the provisions of this Section (19) shall apply.

          (a) Prior to the January 1, 1999 merger of the Money Purchase Pension Plan into the Plan:

                      (i) No assets of the Money Purchase Pension Plan shall be available to provide benefits under the Plan;

                      (ii) No assets of the Plan shall be available to provide benefits under the Money Purchase Pension Plan;

                      (iii) The Money Purchase Pension Plan and the Plan shall each constitute a "single plan" within the meaning of Treasury Regulation
                                    Section 1.414(1)-1(b)(1) (or any applicable successor provision).

          (b)         To the extent not inconsistent with the provisions of
                      Article XIV(19)(a) and applicable law, assets of the Plan and assets of the Money Purchase Pension Plan may be held in the same trust.

(20)      APPENDICES:

          The Appendices to this Plan shall for all purposes be treated as a part of this Plan. All provisions of this Plan shall apply with respect to the Appendices except for provisions that (a) are not required by law, (b) are inconsistent with the Appendices, and (c) are not, in context, intended to override the Appendices.

(21)      MULTIPLE EMPLOYER PLAN:

          To the extent that more than one Employer (within the meaning of the second sentence of Article I(41)) has adopted this Plan (and has not terminated such adoption), this Plan shall be treated as a plan described in Code Section 413(c). Notwithstanding the foregoing, this Plan document shall be construed, and the Plan shall be operated, as if all Employers (including Employers that may be separate under the second sentence of Article I(41)) were a single Employer, except to the extent that the law requires otherwise or to the extent that the context clearly requires otherwise.

                                   ARTICLE XV
                       ADOPTION AND WITHDRAWAL FROM PLAN

(1)      PROCEDURE FOR ADOPTION:

         Subject to Section (3), any entity described in Article I(42)(b), (c), or (d) may adopt the Plan for the benefit of its Employees as of a date specified, provided that no such adoption shall be effective until such adoption has been approved by the Committee. Any entity that adopts the Plan in accordance with this Article XIII agrees to be bound by all the terms, provisions, conditions, and limitations of the Plan and the accompanying Trust Agreement which are pertinent to any entity defined as an Employing Company in the Plan. Such entity further agrees that the Corporation and/or the Committee shall act for the entity and its Employees, Participants, and Beneficiaries under the provisions of the Plan and the Trust Agreement. Such entity further agrees to furnish from time to time such information with reference to its Employees as may be required by the Committee.

(2)      PROCEDURE FOR WITHDRAWAL:

         Any Employing Company (other than the Corporation) may, subject to such conditions as may be imposed by the Corporation, terminate its adoption of the Plan. Upon discontinuance of an Employing Company's participation in the Plan, the Committee may, in its sole and absolute discretion, cause a determination to be made of the equitable part of the Plan assets held on account of Participants of the withdrawing Employing Company and their Beneficiaries. The Committee may, in its sole and absolute discretion, direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing Employing Company. Such withdrawing Employing Company may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Corporation with respect to Plan assets. The plan of the withdrawing Employing Company shall, until amended by the withdrawing Employing Company, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing Employing Company, the words "Employer," "Employing Company," and "Corporation" shall thereafter be considered to refer only to the withdrawing Employing Company. Any transfer of assets under this Section (2) shall be effected in a manner that complies with Article XII(3).

(3)      ADOPTION OF PLAN BY UNRELATED EMPLOYERS:

         Companies that are not described in Article I(42)(b) or (c) may adopt the Plan only if authorized to do so by the Corporation. Such authorization may extend to an individual company or to a group of related companies. Any such company that is authorized to adopt the Plan for the benefit of its Employees shall do so in accordance with Section (1). Any company that adopts the Plan in accordance with this Section (3) and Section
         (1) shall be deemed to be an Employing Company hereunder and shall be subject to all terms of the Plan applicable to an Employing Company.

                                  ARTICLE XVI
                            SPECIAL EFFECTIVE DATES

         Except as otherwise provided in this Plan, this 1998 Amendment and Restatement shall be effective as of January 1, 1998.

         Notwithstanding anything in this Plan or the Predecessor Plans to the contrary, the Plan and each Predecessor Plan are hereby amended as follows, provided that, in the case of any Predecessor Plan with a Plan Year or Limitation Year that is not the calendar year, a reference to a January 1 date in Sections (1)-(5), (8), and (12) shall be deemed to be a reference to the first day on which the applicable change in the law applied to such Predecessor
Plan:

(1)       HIGHLY COMPENSATED EMPLOYEE STATUS AND DEFINITION:

          Article III(16) and Article I(60) shall apply to this Plan and all Predecessor Plans as of January 1, 1997.

(2)       NONDISCRIMINATION TESTING:

          (a) Article III(12)(h) shall apply to the Plan and all Predecessor Plans as of January 1, 1997.

          (b) As of January 1, 1997, the Plan and all Predecessor Plans shall reflect the modifications to Code Sections 401(k)(8) and 401(m)(6) set forth in section 1433(e) of the Small Business Job Protection Act of 1996, which modifications are also contained in Article III(12)(b) and (c).

(3)       COMPENSATION UNDER CODE SECTION 415:

          As of January 1, 1998, the Plan and all Predecessor Plans shall reflect the modifications to Code Section 415 set forth in section 1434 of the Small Business Job Protection Act of 1996, which modifications are also contained in Article I(99) and Article III(14).

(4)       CONTRIBUTIONS ON BEHALF OF DISABLED EMPLOYEES:

          As of January 1, 1997, the Plan and all Predecessor Plans shall reflect the modifications to Code Section 415 set forth in section 1446 of the Small Business Job Protection Act of 1996, which modifications are also contained in Article III(14).

(5)       LEASED EMPLOYEES:

          As of January 1, 1997, the Plan and all Predecessor Plans shall reflect the modifications to Code Section 414(n) set forth in section 1454 of the Small Business Job Protection Act of 1996.

(6)       CODE SECTION 414(u):

          Article XIV(15) shall apply to this Plan and all Predecessor Plans as of December 12, 1994.

(7)       OFFSETS:

          Article XIV(16) shall apply to the Plan and all Predecessor Plans with respect to judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997.

(8)       DISTRIBUTIONS OF SMALL AMOUNTS:

          Article IX(7)(a) and Article IX(8)(k) shall apply to the Plan and all Predecessor Plans as of January 1, 1998.

(9)       WITHDRAWAL RESTRICTIONS:

          Article IV(1)(e) and Article IV(2)(b) shall apply to the Plan as of January 1, 1999.

(10)      MERGER:

          As provided in the Introduction to this Plan, the merger of the Money Purchase Pension Plan, the AmVestors Financial Corporation Money Purchase Pension Plan, and the AmVestors Financial Corporation Employees' Stock Ownership Plan into this Plan is effective as of January 1, 1999. This January 1, 1999 effective date shall also apply to all other provisions of the Plan that are based on such merger, such as other provisions relating to the Prior Plans. Notwithstanding anything herein to the contrary, the merger of the Money Purchase Pension Plan and the AmVestors Financial Corporation Money Purchase Pension Plan into the Plan as of January 1, 1999 is contingent on the issuance by the Internal Revenue Service of a favorable determination letter with respect to the qualified status of this Plan, which letter (a) shall include consideration of such merger and this 1998 Amendment and Restatement and (b) may be issued after January 1, 1999. Accordingly, if such a letter is not issued within the remedial amendment period (as defined under Code Section 401(b)) applicable to this 1998 Amendment and Restatement, the merger shall be deemed not to have occurred, provided that if such a merger is deemed not to have occurred, the merger of the AmVestors Financial Corporation Money Purchase

          Pension Plan into the Money Purchase Pension Plan shall be deemed to have occurred as of January 1, 1999.

(11)      COMMITTEE AUTHORITY:

          Article XIV(17) shall apply to this Plan and all Predecessor Plans as of the earliest date permitted by applicable law, determined separately with respect to each aspect of Article XIV(17).

(12)      EXPLANATION OF ELECTION:

          As of January 1, 1997, Article IX(8)(i) shall apply to the Plan and shall apply to any Predecessor Plan to which Code Section 401(a)(11) applied in whole or in part.

(13)      MERGER, CONSOLIDATION, OR TRANSFER:

          Article XII(3) shall apply to the Plan and all Predecessor Plans as of January 1, 1998.

(14)      ESOP:

          The ESOP Feature and the Stock Bonus Component shall apply to the Plan as of January 1, 1999. This January 1, 1999 effective date shall also apply to all other provisions of the Plan that are based on the provisions of the ESOP Feature or the Stock Bonus Component, such as other provisions relating to the ESOP Fund.

                      IN WITNESS WHEREOF, AmerUs Life Holdings, Inc. has caused this instrument to be executed on this ____ day of ____________, 1998.


                                    AMERUS LIFE HOLDINGS, INC.



                                    By:
                                         -------------------------------

                                    Title: Chairperson, AmerUs Benefit and Pension Committee
                                           -------------------------------------------------


WITNESS:



------------------------

                                  APPENDIX A:
                              EMPLOYING COMPANIES




-----------------------------------------------------------------------------------------------------------
                                                                               First subsequent date (if
                                           First date on or after January 1,   any) on which the employer
                                           1998, on which the employer is an   ceased to be an Employing
 Name of Employing Company                 Employing Company                   Company
-----------------------------------------------------------------------------------------------------------
 Edina Realty Mortgage, formerly known as                 1/1/98                           3/31/98
 First Edina Mortgage L.L.C.
-----------------------------------------------------------------------------------------------------------
 Home Real Estate                                         1/1/98                           5/8/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Insurance, Inc.                                   1/1/98                           5/27/98
-----------------------------------------------------------------------------------------------------------
 First Realty, Ltd.                                       1/1/98                           5/27/98
-----------------------------------------------------------------------------------------------------------
 IMO Co., Inc. d/b/a/ Carol Jones,                        1/1/98                           5/27/98
 Realtors
-----------------------------------------------------------------------------------------------------------
 Iowa Realty, Inc.                                        1/1/98                           5/27/98
-----------------------------------------------------------------------------------------------------------
 Iowa Title                                               1/1/98                           5/27/98
-----------------------------------------------------------------------------------------------------------
 Midland Escrow Services, Inc.                            1/1/98                           5/27/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Direct                                            1/1/98                           7/31/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Bank                                              1/1/98                           7/31/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Investment Services                               1/1/98                           7/31/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Group, Co.                                        1/1/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Life Holdings, Inc.                               1/1/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Life Insurance Company                            1/1/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Mortgage, Inc.                                    1/1/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Properties                                        1/1/98
-----------------------------------------------------------------------------------------------------------
 Delta Life and Annuity                                   4/1/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Capital Management                                8/1/98
-----------------------------------------------------------------------------------------------------------
 AmerUs Home Equity                                       8/1/98
-----------------------------------------------------------------------------------------------------------
 AmVestors Financial Corporation                          1/1/99
-----------------------------------------------------------------------------------------------------------

                                   APPENDIX B

                     CALCULATION OF SUPPLEMENTAL PERCENTAGE


         With respect to a Plan Year, each Eligible Nonelective Contribution Employee who was an active participant in the American Mutual Life Insurance Company Pension Plan, as amended and restated effective December 31, 1995 (the "DB Plan"), on December 31, 1995, may have an Interim Supplemental Contribution made on his behalf. A Participant's Interim Supplemental Contribution for a Plan Year is the product of the Participant's Supplemental Percentage as determined below and the Participant's Compensation for the Plan Year as determined in this Plan.

         The actuarial assumptions for determining the Supplemental Percentage are as follows:

         (a)     Compensation is projected using a 4.5% salary scale;

         (b)     The taxable wage base is assumed to increase 4.0% per year;

         (c) The Participant's accounts in any defined contribution plan are assumed to accrue 8.0% interest per year;

         (d) Conversion of a DC Plan account balance at age 65 to an annual benefit is accomplished by using the 1983 GAM mortality table (50% male/50% female) and 8% interest; and

         (e) Conversion of a DB Plan benefit to a single sum is accomplished using the 1983 GAM mortality table (50% male/50% female), and the annual interest rate on 30-year Treasury securities for August 1995 (6.86%).

         The procedure for determining the Supplemental Percentage is as follows:

         FIRST STEP. The first step is to determine the retirement benefit that a Participant would have received had the DB Plan (and any nonqualified plan of deferred compensation) covering that Participant not been frozen on December 31, 1995, and had the American Mutual and Central Life defined contribution plans which covered that Participant on December 31, 1995 ("DC Plans") remained in effect. This calculation is made as follows:

         (a)     The Participant's Compensation at age 64 is projected;

         (b) The amount of annual retirement income the Participant would have received as a life annuity beginning at age 65 from the DB Plan, the DC Plans, and nonqualified plans of deferred compensation covering the Participant is determined by assuming the Participant remained covered under those plans until age 65, and assuming further that the provisions of such plans remained unchanged until the Participant's 65th birthday. For this purpose, it is assumed that a Participant covered under the American Mutual Plans described in Appendix D would receive a Company contribution equal to 4.5% of Compensation for each Plan Year until the Participant's 65th birthday, and Participants covered under the Central Life Plans described in Appendix C would receive an Employer contribution equal to 3.0% of Compensation until the Participant's 65th birthday.

         (c)     The result in (b) is divided by the result in (a).

         SECOND STEP. The second step is to determine the retirement benefit that a Participant would receive under this Plan, the frozen DB Plan which covered him and any nonqualified plan of deferred compensation, if there were no Interim Benefit Supplement. This calculation is made as follows:

         (a) The amount of annual retirement income the Participant would have received as a life annuity beginning at age 65 is determined, assuming that he received Employer contributions equal to 9.0% of Compensation to his Accounts under this Plan beginning on January 1, 1996, and ending on the Participant's 65th birthday.

         (b) The amount of annual retirement income the Participant would have received from a life annuity beginning at age 65 is determined, assuming that he had transferred the single-sum value of his accrued benefit under the DB Plan to this Plan, transferred any "defined benefit" nonqualified plan balance to a nonqualified defined contribution plan and had not made withdrawals from the account holding such transferred amount.

         (c) The sum of (a) and (b) is divided by the Participant's projected Compensation at age 64.

         THIRD STEP. The third step is to determine the Supplemental Percentage. This calculation is performed as follows:

         (a) The result of the Second Step is subtracted from the First Step. If the result is 0 or less, the Supplemental Percentage is 0.

         (b) If (a) is greater than 0, the percentage of age 64 Compensation that is provided by a 1% Supplemental Percentage is determined.

         (c)     Divide (a) by (b).  This is the Supplemental Percentage.

                                   APPENDIX C

                               CENTRAL LIFE PLAN

C.01     BACKGROUND:

         Prior to January 1, 1996, certain Plan Participants were covered by the American Mutual Life Insurance Company Flexible Savings Plan ("Central Life Plan"). The accounts Participants had under the Central Life Plan have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the Central Life Plan.

C.02     SERVICE:

         Years of service credited under the Central Life Plan as of December 31, 1995, shall be credited under this Plan.

C.03     ACCOUNTS:

         Accounts transferred from the Central Life Plan shall be administered under this Plan as follows:

         (a) A Participant's Central Life Plan Salary Reduction Account shall be treated in the same manner as Before-Tax Contributions;

         (b) A Participant's Central Life Plan Matching Account shall be treated in the same manner as Matching Contributions;

         (c) A Participant's Central Life Plan Profit-Sharing Account shall be treated in the same manner as Discretionary Allocations; and

         (d) A Participant's Central Life Plan Rollover Account shall be treated in the same manner as Rollover Contributions.

C.04     INVESTMENT OPTIONS:

         Funds invested in the options available under the Central Life Plan may remain invested in those options. However, any change in investments is restricted to Investment Funds available under the Plan.

                                   APPENDIX D

                             AMERICAN MUTUAL PLANS

D.01     BACKGROUND:

         Prior to January 1, 1996, certain Plan Participants were covered by the American Mutual Life Insurance Company Employee's Savings Plus Plan and the American Mutual Life Insurance Company Employee's Progress Sharing Plan ("American Mutual Plans"). The accounts Participants had under the American Mutual Plans have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the American Mutual Plans.

D.02     SERVICE:

         Periods of employment which constitute years of Service under the American Mutual Plans shall be credited under this Plan. However, there shall be no double service credit for any single period of employment.

D.03     ACCOUNTS:

         Accounts transferred from the American Mutual Plans shall be administered under this Plan as follows:

         (a) A Participant's Employer Contribution Account under the Savings Plus Plan shall be treated in the same manner as Before-Tax Contributions;

         (b) A Participant's Employer Contribution Account under the Progress Sharing Plan shall be treated in the same manner as Discretionary Allocations;

         (c) A Participant's Employee Rollover Contribution Account under the Savings Plus Plan shall be treated in the same manner as Rollover Contributions; and

         (d) A Participant's Employee After-Tax Account under the Savings Plus Plan shall be maintained as a separate subaccount under this Plan. A Participant always shall be 100% vested in that subaccount, and may make withdrawals from this subaccount at any time. However, a Participant shall not be permitted to repay amounts withdrawn from the subaccount.





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D.04     INVESTMENT OPTIONS:

         Funds invested in the options available under the American Mutual Plans may remain invested in those options. However, any change in investments is restricted to Investment Funds available under the Plan.





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                                   APPENDIX E

                               IOWA REALTY PLANS

E.01     BACKGROUND:

         Prior to January 1, 1996, some Plan Participants were covered by the Iowa Realty Company, Inc. Profit Sharing Plan, the Iowa Realty Company, Inc. Money Purchase Pension Plan, and the Iowa Realty Co., Inc. Employee's 401(k) Savings Plan ("Iowa Realty Plans"). Participants' accounts under the Iowa Realty Plans ("Iowa Realty Accounts") have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the Iowa Realty Plans. Section references are to this Plan.

E.02     ACCOUNTS:

         Iowa Realty Accounts shall be administered as follows, except as otherwise provided in this Appendix E:

         (a) A Participant's Elective Deferral Contribution Account under the Iowa Realty 401(k) Plan shall be treated like Before-Tax Contributions;

         (b) A Participant's Discretionary Contribution Account under the Iowa Realty Profit Sharing Plan shall be treated like Discretionary Allocations;

         (c) A Participant's Rollover Contribution Accounts under the Iowa Realty 401(k) and Profit Sharing Plans shall be treated like Rollover Contributions; and

         (d) A Participant's Account under the Iowa Realty Money Purchase Pension Plan shall be maintained as a separate subaccount ("Pension Account") under this Plan. No distributions may be made from the Pension Account before a Participant's Termination of Employment or death, unless distributions are required under Article IX(7)(c).

E.03     INVESTMENT SELECTIONS:

         Accounts from the Iowa Realty Plans may remain invested as before. However, any change is restricted to Investment Funds available under this Plan.

E.04     ADDITIONAL FORMS OF BENEFIT:

         A Participant may designate that his Iowa Realty Accounts shall be payable in any of the forms described in Article IX(3), or in one of the following: single





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         life annuities of five, ten, or fifteen years; survivorship life annuities with installment refund and survivor percentages of 50, 66-2/3, or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and his Beneficiary.

         The annuity provider shall be selected as provided in Article
         IX(4)(b).

         Elections under this Section E.04 shall require spousal consent.

E.05     REPAYMENT OF DISTRIBUTIONS:

         Notwithstanding Article VII(4), a Participant described in Section E.01, who has forfeited a portion of his Employer-derived Account and returns to the employ of the Employer, shall have his Employer-derived Account balance restored no later than:

         (a)     The date specified in Article VII(4); or

         (b)     The close of the Break Period specified in Section E.07(b).

E.06     VESTING:

         Any Employee who was previously covered under the Iowa Realty Profit Sharing Plan or the Iowa Realty Money Purchase Plan or both on December 31, 1995 will become fully vested on January 1, 1996 in the balance of his or her Account attributable to participation in either the Iowa Realty Profit Sharing Plan or the Iowa Realty Money Purchase Plan.

E.07     YEARS OF SERVICE:

         Periods of employment which constitute years of Service under the Iowa Realty Plans shall be credited under this Plan for all purposes. However, there shall be no duplicate service credit for any single period of employment.

         For purposes of Section E.06, the following rules shall apply, notwithstanding anything in Article I or Article VII to the contrary:

         (a) A Participant shall receive credit for a "Year of Service," if he earns 1,000 Hours of Service during a Plan Year. If the Participant fails to earn the requisite Hours of Service, he shall receive no service credit for employment during that Plan Year.

         (b) If a Participant returns to the employ of the Employer after a Break Period:





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                 (1)      Years of Service earned prior to the break will be
                          ignored, unless the Participant was vested in some portion of his Employer-derived Account; and

                 (2) Years of Service earned after the break will be ignored for purposes of determining the vested portion of his pre-break, Employer-derived Account.

         "Break Period" means a period of five consecutive Plan Years in each of which the Participant fails to earn more than 500 Hours of Service.

         (c) For purposes of determining when a Break Period begins, Hours of Service shall include hours a Participant would have earned if he had not been absent on account of a maternity or paternity leave described in Article I(72). The Hours of Service shall be credited to the Plan Year in which the leave begins, if the Break Period would begin in that Plan Year. Otherwise, the Hours of Service shall be credited to the following Plan Year.





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                                   APPENDIX F

                               FIRST REALTY PLAN

F.01     BACKGROUND:

         Prior to January 1, 1996, some Plan Participants were covered by the First Realty, Ltd. Select Savings Plan ("First Realty Plan"). The accounts Participants had under the First Realty Plan have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the First Realty Plan. Section references are to this Plan.

F.02     ACCOUNTS:

         Accounts from the First Realty Plan shall be administered as follows:

         (a) A Participant's Elective Deferral Contribution Account under the First Realty Plan shall be treated like Before-Tax Contributions;

         (b) A Participant's Matching Contribution Account under the First Realty Plan shall be treated like Matching Contributions;

         (c) A Participant's Discretionary Contribution Account under the First Realty Plan shall be treated like Discretionary Allocations; and

         (d) A Participant's Voluntary Contribution Account under the First Realty Plan shall be maintained as a separate subaccount under this Plan. A Participant shall be fully vested in that subaccount and may make withdrawals at any time. However, a Participant shall not be permitted to repay amounts withdrawn from that subaccount.

F.03     INVESTMENT SELECTIONS:

         Accounts from the First Realty Plan may remain invested as before. However, any change is restricted to Investment Funds available under this Plan.

F.04     REPAYMENT OF DISTRIBUTIONS:

         Notwithstanding Article VII(4), a Participant described in Section
         F.05 who has forfeited a portion of his Employer-derived Account and returns to the employ of an Employer (or Affiliated Company), shall have his Employer-derived Account balance restored no later than:

         (a)     The date specified in Article VII(4); or





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         (b)     The close of the Break Period specified in Section F.06(b).

F.05     VESTING:

         Notwithstanding Article VII(2)(d), a Participant previously covered under the First Realty Plan shall vest in his Basic and Profit-Sharing Accounts according to the following schedule:

                          Years of Service                           Vested Percentage
                          ----------------                           -----------------
                             Less than 2                                         0%

                                  2                                          33.33%

                                  3                                          66.67%

                              4 or more                                        100%

         If a Participant has a Termination of Employment before becoming fully vested, the non-vested portion of his Account shall be forfeited at the time described in Article VII(3)(b). Forfeitures shall be used to reduce Employer contributions in the Plan Year in which they arise.

F.06     YEARS OF SERVICE:

         Periods of employment which constitute Years of Service under the First Realty Plan shall be credited under this Plan. However, there shall be no duplicate Service for any single period of employment.

         For purposes of Section F.06, the following rules shall apply, notwithstanding anything in Article I or Article VII to the contrary:

         (a) A Participant shall receive credit for a "Year of Service," if he earns 1,000 Hours of Service during a Vesting Computation Period. If the Participant fails to earn the requisite Hours of Service, he shall receive no service credit for employment during that Vesting Computation Period. "Vesting Computation Period," for this purpose, means the one-year period from July 1 to June 30.

         (b) If a Participant returns to the employ of the Employer after a Break Period:





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                 (1)      Years of Service earned prior to the break will be
                          ignored, unless the Participant was vested in some portion of his Employer-derived Account; and

                 (2) Years of Service earned after the break will be ignored for purposes of determining the vested portion of his pre-break, Employer-derived Account.

         "Break Period" means a period of five consecutive Vesting Computation Periods in each of which the Participant fails to earn more than 500 Hours of Service.

         (c) For purposes of determining when a Break Period begins, Hours of Service shall include hours a Participant would have earned if he had not been absent on account of a maternity or paternity leave described in Article I(72). The Hours of Service shall be credited to the Vesting Computation Period in which the leave begins, if the Break Period would begin in that Plan Year. Otherwise, the Hours of Service shall be credited to the following Vesting Computation Period.





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                                   APPENDIX G

                   EMPLOYEES OF FIRST EDINA MORTGAGE, L.L.C.

G.01 Any Participant who was an employee of First Edina Mortgage, L.L.C. (now known as Edina Realty Mortgage) prior to November 1, 1996, shall have his Years of Service determined pursuant to Section 7.3 of the Edina Financial Services, Inc. and Subsidiaries Retirement Plan and Trust in effect on November 1, 1996.

G.02 Compensation for any Participant who was an employee of First Edina Mortgage, L.L.C. prior to November 1, 1996, shall include his compensation in 1996 as defined in Section 2.1(10) of the Edina Financial Services, Inc. and Subsidiaries Retirement Plan and Trust in effect on November 1, 1996.





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                                   APPENDIX H

                         EMPLOYEES OF AMERUS PROPERTIES
                           AND IOWA REALTY COMMERCIAL

H.01     BACKGROUND:

         Certain employees of AmerUs Properties and Iowa Realty Commercial, an AmerUs Company, who are Participants in the Plan shall become employees (the "Transferring Employees") of Welsh Companies ("Welsh"), and the account balances of the Transferring Employees shall be distributed to the Transferring Employee in accordance with such Employee's direction.

H.02     VESTING:

         Notwithstanding anything contained to the contrary in Article VII(2), each employee who's position is being eliminated from AmerUs Properties and Iowa Realty Commercial, an AmerUs Company, as a result of the Welsh acquisition, shall be fully vested in his Account balance effective on the date of acquisition.





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                                   APPENDIX I

                    EMPLOYEES OF EDINA REALTY HOME SERVICES

I.01 Notwithstanding anything contained to the contrary in Article I(100), "Years of Service" for any Participant who was an employee of Edina Financial Services, Inc. d/b/a Edina Realty Home Services on or after November 1, 1996 shall include such Participant's Years of Service credited under the Edina Financial Services, Inc. and Subsidiaries Retirement Plan and Trust; provided that no period of Service shall be taken into account more than once.





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                                   APPENDIX J

                         HOME REAL ESTATE OF OMAHA PLAN

J.01     BACKGROUND:

         Prior to January 1, 1998, certain Plan Participants were covered by the HOME Real Estate Retirement Savings Plan (the "HOME Plan"). The accounts Participants had under the HOME Plan have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the HOME Plan.

J.02     SERVICE:

         Years of service credited under the HOME Plan as of December 31, 1997, shall be credited under this Plan.

J.03     ACCOUNTS:

         Accounts transferred from the HOME Plan shall be administered under this Plan as follows:

         (a) A Participant's HOME Plan Elective Deferral Account shall be treated in the same manner as Before-Tax Contributions;

         (b) A Participant's HOME Plan Matching Account shall be treated in the same manner as Matching Contributions;

         (c) A Participant's HOME Plan Profit-Sharing Account shall be treated in the same manner as Discretionary Allocations; and

         (d) A Participant's HOME Plan Rollover Account shall be treated in the same manner as Rollover Contributions.

J.04     CONTRIBUTIONS:

         Notwithstanding anything contained in this Plan to the contrary, the following rules shall apply with respect to any Participant who is an Employee of HOME Real Estate Company (a "Home Participant").

         (a) Home Participants shall not be eligible to receive Core Nonelective Contributions pursuant to Article III(5) or Interim Supplemental Contributions pursuant to Article III(6).





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         (b)     In lieu of the Matching Contribution specified in Article
                 III(4) of the Plan, HOME shall contribute on behalf of each of the Home Participants a Matching Contribution equal to 50% of such Participant's Before-Tax Contributions, to the extent the Participant's Before-Tax Contributions do not exceed 6% of the Participant's Compensation, determined separately with respect to each payroll period. Such Matching Contributions shall be made each pay period on behalf of each such Participant who has made Before-Tax Contributions during the pay period.

J.05     ADDITIONAL FORMS OF BENEFIT:

         A Participant may designate that his Account shall be payable in any of the forms described in Article IX(3), or in one of the following: single life annuities of five, ten, or fifteen years; survivorship life annuities with installment refund and survivor percentages of 50, 66-2/3, or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and his Beneficiary.

         The annuity provided shall be selected as provided in Article
         IX(4)(b).

         Elections under this Section J.05 shall require spousal consent.





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                                   APPENDIX K

                       EMPLOYEES OF AMERUS MORTGAGE, INC.

K.01     BACKGROUND:

         Certain employees of AmerUs Mortgage, Inc. ("AmerUs Mortgage") and Edina Realty Mortgage (also known as First Edina Mortgage L.L.C.) (the "Companies") who are Participants in the Plan terminated employment with the Companies as a result of the dissolution of the joint venture formed between AmerUs Mortgage and Edina Financial Services, Inc (the "Terminated Employees").

K.02     VESTING:

         Notwithstanding anything contained to the contrary in paragraphs (b),
         (c) and (d) of Section 7.02 of the Plan, each Terminated Employee's Period of Service shall include such employee's severance period and stay bonus period, if any.





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                                   APPENDIX L

                      EMPLOYEES OF DELTA LIFE CORPORATION

L.01     BACKGROUND:

         Prior to April 1, 1998, certain Plan Participants were covered by the Delta 401(k) Plan (the "Delta Plan"). The accounts Participants had under the Delta Plan have been transferred to this Plan. This Appendix contains special rules that apply to participants who were participants in the Delta Plan.

L.02     SERVICE:

         Years of service credited under the Delta Plan as of April 1, 1998 shall be credited under this Plan.

L.03     ACCOUNTS:

         Accounts transferred from the Delta Plan shall be administered under this Plan as follows:

         (a) A Participant's Delta Plan Elective Account shall be treated in the same manner as a Pretax Account;

         (b) A Participant's Delta Plan Matching Account, if any, shall be treated in the same manner as a Matching Account;

         (c) A Participant's Delta Plan Profit Sharing Account, if any, shall be treated in the same manner as a Profit Sharing Account; and

         (d) A Participant's Delta Plan Rollover Account, if any, shall be treated in the same manner as a Rollover Account.

L.04     ADDITIONAL FORMS OF BENEFIT:

         In addition to the forms of distribution described in Section 9.03, a married Participant may designate that his Account shall be payable in a joint and survivor annuity with survivor percentages of 75 or 100.

         The annuity provider shall be selected by the Participant as provided in Section 9.03.



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                                   APPENDIX M

                     CERTAIN EMPLOYEES OF THE AMERUS GROUP

                           TAX COMPLIANCE DEPARTMENT

M.01     BACKGROUND:

         Certain employees of the AmerUs Group Tax Compliance department, who are Participants in the Plan, shall become Terminated Employees due to the AmerUs Group's partnership with Ernst & Young ("E&Y"). The account balances of the Terminated Employees shall be distributed to the Terminated Employee in accordance with such Employee's direction.

M.02     VESTING:

         Notwithstanding anything contained to the contrary in Article VII(2), each employee who's position is being eliminated from the AmerUs Group Tax Compliance department as a result of the E&Y partnership, shall be fully vested in his Account balance effective on the Terminating Employee's termination date with the AmerUs Group.





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            THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.





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